UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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TECHNIPFMC PLC
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NOTICE OF 2019
ANNUAL GENERAL MEETING OF SHAREHOLDERS

TechnipFMC plc
(a public limited company having its registered office at One St. Paul’s Churchyard, London, EC4M 8AP, United Kingdom and incorporated in England and Wales with company number 09909709)

Dear Shareholder:

It is my pleasure to invite you to attend the Annual General Meeting of Shareholders of TechnipFMC plc (the “Company,” “TechnipFMC,” “us” or “we”), which will be held on May 1, 2019 beginning at 10:00 a.m., London time, at One St. Paul’s Churchyard, London, EC4M 8AP, United Kingdom (the “Annual Meeting”). This notice of the Annual Meeting (the “Notice of the Annual Meeting”) and accompanying proxy statement (the “Proxy Statement”) describe the resolutions you will be asked to consider and upon which you will be asked to vote. References in the accompanying Proxy Statement to the “Annual Meeting” also refer to any adjournments, postponements, or changes in location of the Annual Meeting, to the extent applicable.

The Company is incorporated under the laws of England and Wales with shares traded on the New York Stock Exchange (“NYSE”) and Euronext Paris (“Euronext”). As such, the Company is subject to the U.K. Companies Act 2006 (the “Companies Act”), U.S. securities laws and regulations, as well as the listing standards of the NYSE and Euronext, and our proposals herein are based on these various regulations. The proposals in the Proxy Statement may be unfamiliar to shareholders based on their experience with U.S., U.K., and French companies. For instance, Proposals 2, 5, 7, and 8 are items that are required to be approved by shareholders periodically under the Companies Act. Please review and consider each proposal carefully.

Your vote is important, regardless of the number of shares that you own. Whether or not you intend to attend the Annual Meeting, please vote as soon as possible to make sure that your shares are represented. You may vote your shares via the internet, by telephone, or by mail by signing, dating, and returning your proxy card in the envelope provided.

TIME AND DATE	May 1, 2019 at 10:00 a.m., London time

PLACE	One St. Paul’s Churchyard, London, EC4M 8AP, United Kingdom

RECORD DATE	March 4, 2019, 5:00 p.m., New York time

VOTING DEADLINES	New York Stock Exchange shares: 11:59 PM, New York time, on April 30, 2019 Euronext Paris Exchange shares: 11:59 PM, Paris time, on April 23, 2019

Please follow the voting instructions on your proxy card and/or your voting instruction form as different voting deadlines may be applicable across markets. Please also review “How do I vote?” in the section entitled “General Information about the Annual Meeting.”

ITEMS OF BUSINESS	The Board of Directors (the “Board”) unanimously recommends that you vote “FOR” each of the following proposed ordinary resolutions:

Proposals 1(a) – 1(l): Election of Directors – by way of separate ordinary resolutions to elect each of the following 12 director nominees for a term expiring at the Company’s 2020 Annual General Meeting of Shareholders or until his or her earlier death, retirement, resignation, or removal pursuant to the Company’s articles of association (the “Articles”):

	a.	Douglas J. Pferdehirt
	b.	Arnaud Caudoux
	c.	Pascal Colombani
	d.	Marie-Ange Debon
	e.	Eleazar de Carvalho Filho
	f.	Claire S. Farley
	g.	Didier Houssin
	h.	Peter Mellbye
	i.	John O’Leary
	j.	Kay G. Priestly
	k.	Joseph Rinaldi
	l.	James M. Ringler

Proposal 2: U.K. Annual Report and Accounts – ordinary resolution to receive the Company’s audited U.K. accounts for the year ended December 31, 2018, including the reports of the directors and the auditor thereon (the “U.K. Annual Report and Accounts”);

Proposal 3: 2018 Say-on-Pay for Named Executive Officers – ordinary resolution to approve, as a non-binding advisory resolution, the Company’s named executive officer (“NEO”) compensation for the year ended December 31, 2018, disclosed in the Proxy Statement under “Executive Compensation Discussion and Analysis” and the related compensation tables, notes, and narrative thereunder (the “Say-on-Pay Proposal for NEOs”);

Proposal 4: Frequency of Future Say-on-Pay Proposals for NEOs – ordinary resolution to approve, as a non-binding advisory resolution, the frequency of future Say-on-Pay proposals for NEOs;

Proposal 5: 2018 Directors’ Remuneration Report – ordinary resolution to approve, as a non-binding advisory resolution, the Company’s directors’ remuneration report for the year ended December 31, 2018 (the “2018 Directors’ Remuneration Report”), in the form set out in the Company’s U.K. Annual Report and Accounts;

Proposal 6: Ratification of U.S. Auditor – ordinary resolution to ratify the appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s U.S. independent registered public accounting firm for the year ending December 31, 2019;

Proposal 7: Re-appointment of U.K. Statutory Auditor – ordinary resolution to re-appoint PwC as the Company’s U.K. statutory auditor under the U.K. Companies Act 2006, to hold office from the conclusion of the 2019 Annual General Meeting of Shareholders until the next annual general meeting of shareholders at which accounts are laid; and

Proposal 8: U.K. Statutory Auditor Fees – ordinary resolution to authorize the Board and/or the Audit Committee to determine the remuneration of PwC, in its capacity as the Company’s U.K. statutory auditor for the year ending December 31, 2019.

The foregoing items are more fully described in the Proxy Statement, which forms a part of the Notice of the Annual Meeting. As of the date of the Proxy Statement, the Company does not know of any other matters to be raised at the Annual Meeting other than those described in the Proxy Statement.

In accordance with the Articles, all resolutions will be taken on a poll, which means that each Ordinary Share (defined below) is entitled to one vote for each proposal. The results of the votes taken on the resolutions at the Annual Meeting and any other information required by the Companies Act will be made available on the Company’s website as soon as reasonably practicable following the Annual Meeting and for a period of two years thereafter. The voting results will also be announced in a Current Report on Form 8-K in the United States within four business days following the Annual Meeting.

Information regarding the Annual Meeting, including the information required by section 311A of the Companies Act, can be found at www.technipfmc.com.

We appreciate the continuing interest of our shareholders in the Company.

March 15, 2019	On behalf of the Board of Directors,

Dianne B. Ralston
Executive Vice President, Chief Legal Officer, and Secretary

PROXY STATEMENT FOR THE
2019 ANNUAL GENERAL MEETING OF SHAREHOLDERS

This Proxy Statement relates to the solicitation of votes or proxies by the Board of TechnipFMC for use at the Annual Meeting to be held on May 1, 2019, beginning at 10:00 a.m., London time, at One St. Paul’s Churchyard, London, EC4M 8AP, United Kingdom, and at any adjournment or postponement of the Annual Meeting.

The proxy is solicited by the Board and is revocable by you any time before it is voted. The Notice of Internet Availability of Proxy Materials (the “Notice of Materials”) and related proxy materials were first made available to shareholders on or about March 15, 2019 at www.proxyvote.com. You may also request a printed copy of this Proxy Statement and the form of proxy by any of the following methods:

(a)   internet at www.proxyvote.com;
(b)   telephone at 1-800-579-1639; or
(c)   email at sendmaterial@proxyvote.com.

Our Annual Report on Form 10-K, including consolidated financial statements, for the year ended December 31, 2018 (our “Form 10-K”) and our U.K. Annual Report and Accounts are being made available at the same time and by the same methods.

Our registered office is located at One St. Paul’s Churchyard, London, EC4M 8AP, United Kingdom. Our telephone number in our London office is +44 20 3429 3950 and our website address is www.technipfmc.com. Information contained on our website, including information referred to in this Proxy Statement, is not to be considered as part of the proxy solicitation material and is not incorporated into this Proxy Statement.

TechnipFMC is a public limited company incorporated under the laws of England and Wales, and our ordinary shares (the “Ordinary Shares”) trade on the NYSE and Euronext under the symbol “FTI.” As a result, the Company is governed by the Companies Act, U.S. securities laws and regulations, E.U. securities regulations, and NYSE and Euronext rules.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2019 ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 1, 2019

The Notice of the Annual Meeting and Proxy Statement, Annual Report on Form 10-K, and our U.K. Annual Report and Accounts are available at www.proxyvote.com.

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2019 PROXY SUMMARY

Along with the Notice of the Annual Meeting, we are providing this Proxy Statement, the U.K. Annual Report and Accounts, and our Form 10-K in connection with the Annual Meeting.

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all the information that you should consider regarding each of the proposals to be voted on at the Annual Meeting. As such, please read the entire Proxy Statement carefully before voting. For further information regarding our 2018 financial performance, please review our Form 10-K and our U.K. Annual Report and Accounts.

Annual Meeting Information

•	Time and Date	May 1, 2019 at 10:00 a.m., London time

•	Place	One St. Paul’s Churchyard, London, EC4M 8AP, United Kingdom

•	Record Date	March 4, 2019, 5:00 p.m., New York time

•	Admission	Admission ticket and valid photo identification required. Please see “General Information about the Annual Meeting—Who can attend the Annual Meeting?” for more information.

•	Voting	Each Ordinary Share is entitled to one vote for each of the proposals to be voted on

•	Voting Deadlines	New York Stock Exchange shares: 11:59 PM, New York time, on April 30, 2019 Euronext Paris Exchange shares: 11:59 PM, Paris time, on April 23, 2019

Please follow the voting instructions on your proxy card and/or your voting instruction form as different voting deadlines may be applicable across markets. Please also review “How do I vote?” in the section entitled “General Information about the Annual Meeting.”

Voting Matters and Board Recommendations

The full text of each resolution to be voted on at the Annual Meeting is set out in the Notice of the Annual Meeting. A summary of each resolution is presented below.

	Proposal to be Voted Upon	Board Recommendation	Description
1	Election of Directors	FOR Each Director Nominee
The Board and the Nominating and Corporate Governance Committee believe that each of the 12 director nominees possesses the necessary qualifications to provide effective oversight of the business and quality advice and counsel to the Company’s management.

2	U.K. Annual Report and Accounts	FOR	The Board is required to present to shareholders for receipt the U.K. Annual Report and Accounts.
3	2018 Say-on-Pay Proposal for NEOs	FOR
The Company is seeking a non-binding advisory vote from shareholders to approve the 2018 compensation of its NEOs as described in this Proxy Statement. The Board values shareholders’ opinions and will consider the outcome of the advisory vote when determining future executive compensation.

	Proposal to be Voted Upon	Board Recommendation	Description
4	Frequency of Future Say-on-Pay Proposals for NEOs	FOR Every Year
The Company is seeking a non-binding advisory vote from shareholders to approve the frequency of future Say-on-Pay proposals for NEOs. The Board values shareholders’ opinions and will consider the outcome of the advisory vote when determining the frequency of future Say-on-Pay advisory votes.

5	2018 Directors’ Remuneration Report	FOR
The Company is seeking a non-binding advisory vote from shareholders to approve the 2018 Directors’ Remuneration Report that reports the compensation of our 2018 executive directors and non-executive directors. The Board values shareholders’ opinions and will consider the outcome of the advisory vote when determining future executive and non-executive compensation.

6	Ratification of U.S. Auditor	FOR
The Company is seeking shareholder approval to ratify the Audit Committee’s appointment of PwC as the Company’s U.S. independent registered accounting firm. The Board and the Audit Committee believe that the continued retention of PwC as the U.S. independent registered accounting firm for the year ending December 31, 2019 is in the best interests of the Company and its shareholders.

7	Re-appointment of U.K. Statutory Auditor	FOR
The Company is seeking shareholder approval to re-appoint PwC as the Company’s U.K. statutory auditor. The Board and the Audit Committee believe that the continued retention of PwC as our U.K. statutory auditor for the year ending December 31, 2019 and until the conclusion of the next annual general meeting of shareholders at which accounts are laid is in the best interests of the Company and its shareholders. If this proposal is not approved, the Board may appoint an auditor to fill the vacancy.

8	U.K. Statutory Auditor Fees	FOR	The Company is seeking shareholder approval to authorize the Board or Audit Committee to determine PwC’s remuneration as the Company’s U.K. statutory auditor for the year ending December 31, 2019.

PROPOSALS 1(a) – 1(l) – ELECTION OF DIRECTORS

What am I voting on?

Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated the candidates below for election at the Annual Meeting.

				COMMITTEES
	Name	Age	Independent	Audit	Compensation	Nominating and Corporate Governance	Strategy	Other Public Company Boards
a	Douglas J. Pferdehirt	55					C1	None
b	Arnaud Caudoux	48	✔	✔F				None
c	Pascal Colombani	73	✔ Lead[2]			✔	✔	1
d	Marie-Ange Debon	53	✔	✔CF				2
e	Eleazar de Carvalho Filho	61	✔	✔F				4
f	Claire S. Farley	60	✔		✔		✔	2
g	Didier Houssin	62	✔			✔	✔	None
h	Peter Mellbye	69	✔			✔C	✔	None
i	John O’Leary	63	✔		✔			None
j	Kay G. Priestly	63	✔	✔F				1
k	Joseph Rinaldi	61	✔	✔	✔			None
l	James M. Ringler	73	✔		✔C			4
C	Chair
F	Audit Committee Financial Expert
Lead	Lead Independent Director
1	Mr. Pferdehirt will become Chair of the Strategy Committee, effective May 1, 2019.
2	Mr. Colombani will become Lead Independent Director, effective May 1, 2019.

Our current Executive Chairman, Mr. Pilenko, announced on January 8, 2019 his intention to retire from our Board after our Annual Meeting, and as such, he will not stand for re-election at the Annual Meeting.

Following the completion of the merger (the “Merger”) of our predecessor organizations, FMC Technologies, Inc. (“FMC Technologies”) and Technip S.A. (“Technip”), our Board implemented a mandatory retirement age of 72, as set forth in the Company’s Corporate Governance Guidelines (our “Governance Guidelines”). For continuity through integration, the Board granted a waiver of the retirement policy to Mr. Pattarozzi at the time of our Merger. Pursuant to our retirement policy, Messrs. Colombani, Pattarozzi, Pilenko, and Ringler are subject to retirement at the Annual Meeting. However, to prevent the disruption that may occur if four directors depart simultaneously, the Nominating and Corporate Governance Committee recommended, and the Board unanimously approved, a waiver of the retirement policy in order to nominate Messrs. Colombani and Ringler to an additional one-year term. In reaching its decision, the Board considered Messrs. Colombani’s and Ringler’s extensive skills, experience, and industry and Company knowledge given their status as two of our longest tenured directors. The Board determined that their continued service and deep institutional knowledge of the Company would ensure continuity and effective independent leadership of the Board. Messrs. Colombani and Ringler recused themselves from all Committee and Board discussions of the waiver. Mr. Pattarozzi has not been nominated for re-election at the Annual Meeting.

Each of the director nominees has consented to serving as a nominee, being named in this Proxy Statement, and serving on the Board, if elected. Each director nominee elected at the Annual Meeting will serve for a one-year term expiring at the 2020 Annual Meeting or until his or her successor is elected and qualified or until his or her earlier death, retirement, resignation, or removal in accordance with the Articles.

The Board comprises a diverse group of leaders in their respective fields. All our director nominees have had senior leadership experience at major global organizations. In these positions, they have gained significant and diverse experience in strategic and financial planning, public company financial reporting, compliance, risk management, corporate governance expertise, and/or leadership development. Our director nominees also have experience serving as executive officers, senior management, directors and/or board committee members of other public and private companies, firms, and/or partnerships. Many of our director nominees also have experience as directors or trustees of significant academic, non-profit, and philanthropic institutions and bring unique perspectives to the Board.

The Board and its Nominating and Corporate Governance Committee believe the skills, experience, perspective, and diversity of the director nominees provide the Company with business acumen and a range of perspectives to engage each other and management to address effectively the Company’s evolving strategy, risk-mitigation and other needs, and represent the best interests of the Company’s shareholders.

How does the Board recommend that I vote?

The Board recommends that you vote “FOR” the election of each director nominee.

Director Nominees

The biographies below describe the skills, qualities, and experience of the nominees that led the Board and the Nominating and Corporate Governance Committee to determine that it is appropriate to nominate these directors.

Douglas J. Pferdehirt Chief Executive Officer Chairman-elect Age: 55 Director Since: 2017 Legacy Director Since: 2016 Committees: Chair-elect of Strategy Committee after the Annual Meeting
Career Highlights
   •   Mr. Pferdehirt serves as our Chief Executive Officer (“CEO”).
   •   He was previously President and Chief Executive Officer of FMC Technologies.
   •   Prior to joining FMC Technologies in 2012, he spent 26 years at Schlumberger Limited in a succession of executive leadership positions, including Executive Vice President of Corporate Development and Communications, President of Schlumberger’s
        Reservoir Production Group, Vice President of Investor Relations and
        Communications, President of North and South America, and Vice President of Oilfield
        Services U.S. Gulf of Mexico.
   •   Mr. Pferdehirt also serves on the board of directors of the American Heart Association, the American Petroleum Institute, and the National Ocean Industry Association.

Skills & Qualifications
    •   Strong executive leadership skills, including experience as Chief Executive Officer of
        FMC Technologies
   •   Deep knowledge of the Company’s strategy, markets, and operations
   •   Extensive oil industry experience
   •   Financial, risk management, strategy, and M&A expertise
   •   Commitment to our health, safety, environment, and social responsibility
   •   Thorough understanding of the different cultural, political, and regulatory requirements in countries where the Company has a significant presence
   •   Valuable link between the Company’s management and the Board that aids the Board in performing its oversight role

Other Pubic Company Directorships • Current: None • Formerly Held in Past Five Years: FMC Technologies, Inc.
Arnaud Caudoux Independent Age: 48 Director Since: 2017 Committees: Audit
Career Highlights
   •   Mr. Caudoux is currently Deputy Chief Executive Officer and executive director of
        Banque publique d’investissement (“Bpifrance”), a French state-owned investment bank, in charge of the Finance, Risk Management, IT, and Guarantee business line.
   •   He was formerly Chief Financial Officer and a Member of the Executive Board of
        Bpifrance from 2013 to 2015.
   •   He also served as Deputy Chief Executive Officer of OSEO from 2008 to 2012 and
        Managing Director of OSEO Garantie (formerly Sofaris) from 2004 to 2008.
   •   From 2003 to 2004, Mr. Caudoux was Chief Credit Risk and IT Officer of Sofaris.
   •   Mr. Caudoux began his career in 1997 at Accenture as a consultant before joining A.T.
        Kearney in 2001.
   •   He is also a director of Younited SA, a private software development company that focuses on platforms for financial lending services; IFCIC (Institut pour le Financement du Cinéma et des Industries Culturelles), a French body for the financing of film and cultural industries; and ASF (Association Française des Sociétés Financières), a
        French association for financial institutions.

Skills & Qualifications
   •   Significant executive management experience, including as chief executive officer, deputy chief executive officer, and chief financial officer of various organizations
   •   Financial, strategy, risk management, and M&A expertise
   •   Investment and consulting expertise
   •   Familiarity with the different cultural, political, and regulatory requirements in countries where the Company has a significant presence
   •   Contribution to the Board in a way that enhances perspective through diversity in geographic origin and experience

Other Pubic Company Directorships • Current: None • Formerly Held in Past Five Years: None

Pascal Colombani Independent Lead Independent Director-elect Age: 73 Director Since: 2017 Legacy Director Since: 2007 Committees: Nominating and Corporate Governance, Strategy
Career Highlights
   •   Mr. Colombani has been President of TII Strategies SASU, a consulting and investment company, since 2014.
   •   He also serves as Senior Advisor of A.T. Kearney, a global management consulting firm, as a member of the EMEA advisory board of JPMorgan Chase, and as a senior advisor of Truffle Capital.
   •   His career has been balanced between research and industry.
   •   He chaired the Supervisory Board of Areva until 2003 and was Chairman of Valeo SA from 2009 to 2016.
   •   Prior to that, he was Chairman and Chief Executive Officer of the French Atomic
        Energy Commission from 2000 until December 2002.
   •   From 1997 to 1999, Mr. Colombani served as Director of Technology at the French
        Ministry of Research.
   •   Prior to this, he spent almost 20 years at Schlumberger Limited in various management positions in Europe, the United States, and Japan.
   •   From 2014 to 2017, he served as a member of the Haut Comité pour la Gouvernance
        d’Entreprise, an industry commission regulating corporate governance in France.
   •   In addition to his public directorships, he is also a director of Siaci Saint Honoré and
        Noordzee Helikopters Vlaanderen, as well as a member of the French Academy of
        Technologies and Vice Chairman of the French National Strategic Council for
        Research.

Skills & Qualifications
   •   Significant executive management experience, including as chairman and chief executive officer of various international organizations
   •   Expertise in scientific and technological research
   •   Strategy, governance, and M&A expertise
   •   Experience as a board member of public and private organizations with international operations
   •   Contribution to the Board in a way that enhances perspective through diversity in geographic origin and experience

Other Public Directorships • Current: Valeo SA (Honorary Chairman) • Formerly Held in Past Five Years: Technip S.A., Alstom S.A., Energy Solutions, Inc.
Marie-Ange Debon Independent Age: 53 Director Since: 2017 Legacy Director Since: 2010 Committees: Audit (Chair)
Career Highlights
   •   Ms. Debon has been Senior Executive Vice President of the Suez Group, a global water and waste company, since 2013.
   •   Since March 2018, she has been in charge of France, Italy, and Central and Eastern
        Europe operations for the Suez Group.
   •   She was in charge of the Suez Group’s international division from April 2013 to March
        2018.
   •   She joined the Suez Group in 2008 and held the position of General Secretary in charge of legal, audit, information systems, and procurement until 2013.
   •   From 2003 to 2008, Ms. Debon served as General Secretary of Thomson S.A. (now
        Technicolor), and, prior to that, served as Deputy Chief Financial Officer.
   •   Prior to Thomson, Ms. Debon served in various positions in both the public and private sectors, including as Senior Executive Vice President of television broadcaster France
        3 from 1994 to 1998 and as Auditor and Special Advisor to the French Audit
        Commission (Cour des Comptes) from 1990 to 1994.
   •   She has been Vice President of MEDEF International (Mouvement des entreprises de
        France), an international branch of the French employer’s association, since 2016.
   •   She was a member of the AMF (Collège de l’Autorité des Marchés Financiers), the
        French financial market authority, from 2008 to 2014.

Skills & Qualifications
   •   Executive management experience, including as Senior Executive Vice President of the Suez Group and France 3
   •   Legal and governance expertise
   •   Financial, audit, strategy, risk management, and M&A expertise
   •   Public and private sector experience
   •   Contribution to the Board in a way that enhances perspective through diversity in geographic origin and experience

Other Public Directorships • Current: Arkema S.A., Lydec S.A. • Formerly Held in Past Five Years: Technip S.A.

Eleazar de Carvalho Filho Independent Age: 61 Director Since: 2017 Legacy Director Since: 2010 Committees: Audit
Career Highlights
   •   Mr. de Carvalho Filho has been a Founding Partner of Virtus BR Partners Assessoria
        Corporativa Ltda. since May 2009 and is also a Founding Partner of Sinfonia
        Consultoria Financeira e Participações Ltda. since August 2012, both of which are financial advisory and consulting firms.
   •   He served as Chief Executive Officer and Managing Partner of Unibanco Investment
        Bank, a Brazilian investment bank, from April 2008 to March 2009.
   •   Mr. de Carvalho Filho was a Consultant for BHP Billiton Metais SA, a global natural resources company, from 2006 to 2011.
   •   He was a Founding Partner of Iposeira Capital Ltda., established in 2003, as well as
        STK Capital Gestora de Recursos Ltda., established in 2010, which are independent advisory and asset management companies.
   •   In addition to his public directorships, Mr. de Carvalho Filho also serves as Chairman of the Board of Trustees of the Brazilian Symphony Orchestra Foundation.

Skills & Qualifications
    •   Executive management experience, including as chief executive officer and founding/managing partner of international investment organizations
   •   Financial, strategy, risk management, and M&A expertise
   •   International investment experience
   •   Experience as a board member of public and private companies with international operations
   •   Contribution to the Board in a way that enhances perspective through diversity in geographic origin and experience

Other Public Directorships
   •   Current: Brookfield Renewable Partners L.P., Companhia Brasileira de Distribuicão
        (formerly Grupo Pão de Açúcar), Cnova N.V., Oi S.A. (Chairman)
   •   Formerly Held in Past Five Years: FMC Technologies, Inc.

Claire S. Farley Independent Age: 60 Director Since: 2017 Legacy Director Since: 2009 Committees: Compensation, Strategy
Career Highlights
   •   Ms. Farley has been a Vice Chairman in the Energy & Infrastructure business of KKR
        & Co. L.P. (“KKR”), a global investment firm, since January 2016.
   •   She began her affiliation with KKR in September 2010 as a co-founder of RPM Energy,
        LLC, a privately-owned oil and gas exploration and development company, which partnered with KKR.
   •   Prior to founding RPM Energy, Ms. Farley was an Advisory Director at Jefferies Randall
        & Dewey, a global oil and gas industry advisor, and was Co-President of Jefferies
        Randall & Dewey from February 2005 to July 2008.
   •   Prior to that, Ms. Farley served as Chief Executive Officer of Randall & Dewey, an oil and gas asset transaction advisory firm, from September 2002 until February 2005, when Randall and Dewey became the Oil and Gas Investment Banking Group of
        Jefferies & Company.
   •   Ms. Farley has extensive oil and gas exploration expertise, holding several positions within Texaco from 1981 to 1999, including President of Worldwide Exploration and
        New Ventures, President of North American Production, and Chief Executive Officer of
        Hydro-Texaco, Inc.
   •   Ms. Farley also served as Chief Executive Officer of Intelligent Diagnostics Corporation
        from October 1999 to January 2001 and Trade-Ranger Inc. from January 2001 to May
        2002.
   •   In addition to her public directorships, Ms. Farley is also a member of the Board of
        Advisors of the Houston Nature Conservancy.

Skills & Qualifications
   •   Executive management experience, including as chief executive officer of several major organizations
   •   Oil and gas exploration and production experience
   •   Financial, strategy, and M&A expertise
   •   Experience as a board member of public and private companies with international operations

Other Public Directorships
   •   Current: Anadarko Petroleum Corporation (“Anadarko”), LyondellBasell Industries
        N.V. (“LyondellBasell”)
   •   Formerly Held in Past Five Years: FMC Technologies, Inc., Encana Corporation

Didier Houssin Independent Age: 62 Director Since: 2017 Legacy Director Since: 2016 Committees: Nominating and Corporate Governance, Strategy
Career Highlights
   •   Mr. Houssin has served as Chairman and Chief Executive Officer of IFP Énergies nouvelles (“IFPEN”), a research and training company in the fields of energy, transport, and the environment, since April 2015.
   •   From December 2012 to April 2015, he was Director of Sustainable Energy Policy and
        Technology at the International Energy Agency (“IEA”). In this role, he was responsible for the development of low-carbon technologies and energy.
   •   From July 2007 to October 2012, he was Director of Energy Markets and Security at the
        IEA. In this role, he was responsible for analyzing energy markets, in particular oil, gas, electricity, and renewable energies, and overseeing security of supply.
   •   Before joining the IEA, Mr. Houssin gained broad experience in numerous positions both in the French government and the private industrial sector.
   •   He was Managing Director of BRGM, the French Geological Survey, from 2004 to 2007 and served as Director of Energy and Mineral Resources at the French Ministry for the
        Economy and Finance from 1997 to 2004.
   •   From 1987 to 1990, he was responsible for developing E.U. strategy at Total S.A.
   •   From 1983 to 1987, he held international positions at the French Ministry of the
        Industry.
   •   In addition to serving on our Board, Mr. Houssin also serves as a director of Storengy, a non-public company and subsidiary of ENGIE.

Skills & Qualifications
   •   Executive management experience within the international energy sphere in both the public and private sectors, including international organizations
   •   Expertise in scientific and technological research
   •   Sustainability, strategy, risk management, and M&A expertise
   •   International experience in countries where the Company has a significant presence
   •   Contribution to the Board in a way that enhances perspective through diversity in geographic origin and experience

Other Public Directorships • Current: None • Formerly Held in Past Five Years: Technip S.A., CGG
Peter Mellbye Independent Age: 69 Director Since: 2017 Legacy Director Since: 2013 Committees: Nominating and Corporate Governance (Chair), Strategy
Career Highlights
   •   Mr. Mellbye served as Executive Vice President, Development & Production,
        International, of Statoil ASA, an international oil and gas company, from January 2011 until his retirement in September 2012.
   •   He was Executive Vice President, Production & International Exploration of Statoil from
        August 2004 to January 2011.
   •   From 1992 to 2004, Mr. Mellbye was Statoil’s Executive Vice President, Natural Gas,
        and, from 1990 to 1992, he served as Senior Vice President, Natural Gas.
   •   He joined Statoil in 1982 as Vice President, Gas Marketing, a position he held until
        1990.
   •   Mr. Mellbye worked in the Norwegian Ministry of Trade and Industry from 1975 to 1979 before joining the Norwegian Trade Council, where he worked from 1979 to 1982.
   •   In addition to serving on our Board, Mr. Mellbye also serves as a director of the following non-public companies: WestGass AS, Otovo AS, Global LNG Services AS,
        Statkraft AS, Competentia, Half Wave AS, Altus Intervention (previously known as
        Qinterra Technologies, Oz, or Aker Well Service AS), Resoptima AS, and Wellesley
        Petroleum AS.

Skills & Qualifications
   •   Experience as a senior officer of a major oil and gas company with international operations
   •   Experience as a board member of public and private companies with international operations
   •   Strategy, governance, risk management, and M&A expertise
   •   Extensive experience working in Norway, a country in which the Company has significant operations
   •   Contribution to the Board in a way that enhances perspective through diversity in geographic origin and experience

Other Public Directorships • Current: None • Formerly Held in the Past Five Years: FMC Technologies, Inc., North Energy AS

John O’Leary Independent Age: 63 Director Since: 2017 Legacy Director Since: 2007 Committees: Compensation
Career Highlights
   •   Mr. O’Leary has served as Chief Executive Officer of Strand Energy, a Dubai-based company specializing in business development in the oil and gas industry, since
        January 2007.
   •   From 2004 to 2006, he was a partner in Pareto Offshore ASA, a Norwegian consulting firm in the exploration and production sector.
   •   From 1997 to 2004, Mr. O’Leary served in various roles for Pride International, Inc., a company specialized in onshore and offshore drilling, which acquired his former company, Forasol-Foramer N.V. (“Forasol-Foramer”), most recently as President.
   •   He previously served as Vice Chairman for Marketing for Forasol-Foramer from 1990 to 1998, and, prior to that, served as Development and Partnerships Manager from
        1985 to 1989.
   •   He began his career as a trader in the Irish National Petroleum Corporation before joining Total S.A. as a drilling engineer in 1980.
   •   In addition to serving on our Board, Mr. O’Leary also serves on the supervisory boards of the following non-public companies: Jumbo Shipping and Huisman Equipment B.V.

Skills & Qualifications
   •   Significant industry and leadership experience gained as an executive in international oil and gas companies
   •   Strategy, risk management, and M&A expertise
   •   Experience as a board member of public and private companies with international operations
   •   International experience in countries where the Company has a significant presence

Other Public Directorships • Current: None • Formerly Held in the Past Five Years: Technip S.A., Vantage Drilling International
Kay G. Priestly Independent Age: 63 Director Since: 2017 Legacy Director Since: 2015 Committees: Audit
Career Highlights
   •   Ms. Priestly served as Chief Executive Officer of Turquoise Hill Resources Ltd., an
        international mining company focused on copper, gold, and coal in the Asia Pacific region, from May 2012 until her retirement in December 2014.
   •   She previously served as Chief Financial Officer of Rio Tinto Copper (a division of the
        Rio Tinto Group – Rio Tinto plc and Rio Tinto Limited), a global metal and mining corporation, from 2008 until her appointment as Chief Executive Officer of Turquoise
        Hill Resources in 2012.
   •   From 2006 to 2008, she was Vice President, Finance and Chief Financial Officer of Rio
        Tinto’s Kennecott Utah Copper operations.
   •   Ms. Priestly served as Vice President, Risk Management, and General Auditor for
        Entergy Corporation, an integrated energy company engaged primarily in electric power production and retail distribution operations, from 2004 to 2006.
   •   She previously spent over 24 years with global professional services firm Arthur
        Andersen, where she provided tax, consulting, and M&A services to global companies across many industries, including energy, mining, manufacturing, and services.

Skills & Qualifications
   •   Executive management experience as a chief executive officer and senior officer of major organizations with international operations
   •   Financial, strategy, risk management, and M&A expertise
   •   Extensive consulting experience
   •   Experience in a variety of industries that provides diversity of perspective
   •   Thorough understanding of different cultural, political, and regulatory requirements through her extensive energy and mining experience, including in countries where the
        Company has a significant presence

Other Public Directorships
   •   Current: Stericycle, Inc.
   •   Formerly Held in Past Five Years: FMC Technologies, Inc., SouthGobi Resources Ltd.,
        Turquoise Hill Resources, Stone Energy Corporation, New Gold Inc.

Joseph Rinaldi Independent Age: 61 Director Since: 2017 Legacy Director Since: 2009 Committees: Audit, Compensation
Career Highlights
   •   Mr. Rinaldi is the Managing Partner of Fennecourt Partners, LLC, an investment management and consulting firm.
   •   He is a retired partner in the international law firm of Davis Polk & Wardwell, where he advised on public and private takeovers, private equity transactions, M&A, corporate governance, and securities and corporate law, with particular focus on international matters.
   •   From 2002 to 2007, he was the senior partner in the Paris office of Davis Polk &
        Wardwell, after joining in 1984 and becoming a partner in 1990.

Skills & Qualifications
   •   Extensive corporate legal and international expertise
   •   Significant experience structuring strategic transactions to implement corporate strategy
   •   Valuable insight related to the significant political and regulatory requirements in countries where the Company has a significant presence

Other Public Directorships • Current: None • Formerly Held in Past Five Years: Technip S.A.
James M. Ringler Independent Age: 73 Director Since: 2017 Legacy Director Since: 2001 Committees: Compensation (Chair)
Career Highlights
   •   Mr. Ringler has served as non-executive Chairman of the Board of Teradata
        Corporation, a provider of database software, data warehousing, and analytics, since
        October 2007.
   •   Mr. Ringler served as Vice Chairman of Illinois Tool Works Inc., a global manufacturer of specialty products, until his retirement in 2004.
   •   Prior to joining Illinois Tool Works, he was Chairman, President, and Chief Executive
        Officer of Premark International, Inc. (“Premark”) from October 1996 until Premark merged with Illinois Tool Works in November 1999.
   •   Mr. Ringler joined Premark in 1990 and served as Executive Vice President and Chief
        Operating Officer until 1996.
   •   From 1986 to 1990, he was President of White Consolidated Industries’ Major
        Appliance Group, and, from 1982 to 1986, he was President and Chief Operating
        Officer of The Tappan Company.

Skills & Qualifications
   •   Executive management experience as a chief executive officer and senior executive of several major U.S. organizations with international operations
   •   Financial, risk management, and strategy expertise
   •   Experience as a board member of public and private companies with international operations
   •   Experience in a variety of industries that provides diversity of perspective
   •   Experience implementing business strategy via transformative transactions

Other Public Directorships
   •   Current: Autoliv Inc., John Bean Technologies Corporation (“JBT”), Teradata
        Corporation, Veoneer Inc.
   •   Formerly Held in the Past Five Years: DowDuPont, Inc. (“DowDuPont”), FMC
        Technologies, Inc., Ingredion Incorporated

PROPOSAL 2 – U.K. ANNUAL REPORT AND ACCOUNTS

What am I voting on?

Along with this Proxy Statement, the Company is providing its U.K. Annual Report and Accounts, including the related directors’ and auditor’s report, for the year ended December 31, 2018. Under the Companies Act, our shareholders must vote to receive the U.K. Annual Report and Accounts and related reports.

How does the Board recommend that I vote?

The Board recommends that you vote “FOR” this proposal.

PROPOSAL 3 – 2018 SAY-ON-PAY FOR NEOs

What am I voting on?

Each year, we intend to ask shareholders to vote to approve, on a non-binding, advisory basis, our NEO compensation. As such, we have included in this Proxy Statement details about our 2018 compensation program for our NEOs and are asking shareholders to approve our 2018 NEO compensation.

Our executive compensation program is reviewed by the Compensation Committee with the objective of developing a program that balances the Company’s implementation of business plans in the short term, while remaining focused on long-term strategy. Our goal for executive compensation is to attract, motivate, and retain a talented and creative team of executives who will provide leadership for our success in competitive markets. We seek to accomplish this goal in a way that both rewards performance and at the same time is aligned with our shareholders’ long-term interests. We believe that our executive compensation program, which emphasizes long-term equity awards, satisfies this goal and is strongly aligned with the long-term interests of our shareholders.

What are some of our executive compensation program highlights?

The “Executive Compensation Discussion and Analysis” section of this Proxy Statement describes in detail our executive compensation program and decisions made by our Compensation Committee for 2018. Highlights of the program include the following:

•	The continued evaluation and confirmation of executive compensation peer groups that reflect our reality as a complex, global company providing sophisticated services and solutions to some of the most challenging problems in the oil industry. The peer groups provide insights to the Compensation Committee on the competitive market among similar global companies, as well as among our key industry peers.
•	Compensation packages for our senior leadership that continue to focus on achieving our strategic goals and benefiting from compensation that is fair, competitive, and aligned to creating value for our shareholders. This included eliminating the long-term incentive grant for our Executive Chairman for 2018 due to the three-year cliff vesting structure of our equity awards and the transitory nature of the role, as well as maintaining our CEO’s long-term incentive award opportunity identical to his awards from 2017, in line with peer group comparisons.
•	Adjustments to our annual cash incentive metrics to replace Synergies with earnings before interest, taxes, depreciation, and amortization (“EBITDA”) as a percentage of revenue to underscore our strategic objective of growing margins and profitability across our business segments.

We believe our executive compensation program serves us and our shareholders by helping us (a) attract, motivate, and retain an exceptionally talented team of executives who deliver superior operational performance throughout the business cycles inherent in the oil and gas industry and provide leadership for delivering technological innovation in a dynamic and competitive market, and (b) reward executives for financial and operational achievements that align with shareholder interests and enhance shareholder value over the long term.

Is this vote binding on the Board or the Compensation Committee?

This vote is advisory only, pursuant to Section 14(a) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and our NEOs’ 2018 compensation is not conditional on it. The vote will not be binding upon the Board or the Compensation Committee, and neither the Board nor the Compensation Committee will be required to take any action (or refrain from taking any action) as a result of the outcome of the vote on this proposal.

Although the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and related U.S. Securities and Exchange Commission (the “SEC”) regulations require that we seek a non-binding, advisory vote from our shareholders to approve the compensation awarded to our NEOs during 2018, we also believe that it is appropriate to seek the views of our shareholders on the design and effectiveness of our executive compensation program, and we value your opinion.

The Board values shareholders’ feedback, and the Compensation Committee will review and consider the outcome of the vote, as well as feedback received directly from shareholders from our shareholder engagement program, in connection with the ongoing review of the Company’s executive compensation program. However, shareholders should note that because the advisory vote on executive compensation occurs well after the beginning of the compensation year, and because the different elements of our executive compensation programs are designed to operate in an integrated manner and to complement one another, in many cases it may not be appropriate or feasible to change our executive compensation programs in consideration of any one year’s advisory vote on executive compensation by the time of the following year’s annual general meeting of shareholders.

How does the Board recommend that I vote?

The Board recommends that you vote “FOR” this proposal.

PROPOSAL 4 – FREQUENCY OF FUTURE SAY-ON-PAY PROPOSALS FOR NEOs

What am I voting on?

Pursuant to Section 14(a) of the Exchange Act, not less frequently than every six years, we are required to ask shareholders to vote on the frequency of our future Say-on-Pay proposals for NEOs. Shareholders will be able to specify one of four choices for this proposal on the proxy card: every year, once every two years, once every three years, or abstain.

The Board has determined that holding an advisory vote on executive compensation every year is the most appropriate frequency for the Company and recommends that shareholders vote for future advisory votes on executive compensation to occur every year. We believe that an annual Say-on-Pay proposal for NEOs is consistent with (a) our practice of seeking input and engaging in dialogue with our shareholders on corporate governance matters, (b) our executive compensation philosophy, policies, and practices, and (c) our annual advisory vote on our directors’ remuneration report (see Proposal 5), which must be submitted annually to shareholders pursuant to the Companies Act.

Is this vote binding on the Board or the Compensation Committee?

This vote is advisory only, pursuant to Section 14(a) of the Exchange Act, and will not be binding upon the Board or the Compensation Committee. Neither the Board nor the Compensation Committee will be required to take any action (or refrain from taking any action) as a result of the outcome of the vote on this proposal. The resolution and vote are a means of providing shareholder feedback to the Board. The Board values shareholders’ feedback and will review and consider the outcome of the vote when determining the frequency of future advisory votes related to the Say-on-Pay Proposal for NEOs.

How does the Board recommend that I vote?

The Board recommends that you vote “FOR” the Say-on-Pay Proposal for NEOs to occur “every year.”

PROPOSAL 5 – 2018 DIRECTORS’ REMUNERATION REPORT

What am I voting on?

All U.K. incorporated companies that are “quoted companies” under the Companies Act are required to submit their directors’ remuneration report to shareholders on an annual basis. As such, we are asking our shareholders to approve, on a non-binding advisory basis, the 2018 Directors’ Remuneration Report of our U.K. Annual Report and Accounts, which reports our 2018 executive and non-executive directors’ compensation.

Please see the discussion under “Proposal 3—Say-on-Pay for NEOs” above for the reasons why the Board is recommending that the shareholders vote “FOR” the 2018 Directors’ Remuneration Report.

Is this vote binding on the Board or the Compensation Committee?

This vote is advisory only, pursuant to the Companies Act, and our directors’ entitlement to receive remuneration is not conditional on it. Payments made or promised to directors will not have to be repaid, reduced, or withheld in the event that the resolution is not passed.

The resolution and vote are a means of providing shareholder feedback to the Board. The Board values shareholders’ feedback, and the Compensation Committee will review and consider the outcome of the vote in connection with the ongoing review of the Company’s executive director and non-executive director compensation programs.

How does the Board recommend that I vote?

The Board recommends that you vote “FOR” this proposal.

PROPOSAL 6 – RATIFICATION OF U.S. AUDITOR

What am I voting on?

The Audit Committee has appointed PwC as the Company’s U.S. independent registered public accounting firm for the fiscal year ending December 31, 2019, subject to ratification by the Company’s shareholders. Although the ratification of this appointment is not required to be submitted to a vote of the shareholders, the Board believes it appropriate as a matter of policy to request that the shareholders ratify the appointment of the registered public accounting firm for the year ending December 31, 2019.

If this proposal is not approved, the Audit Committee will reconsider the appointment, but may decide to maintain its appointment of PwC.

Representatives of PwC are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

How much was the independent registered public accounting firm paid for 2018 and 2017?

Set forth below is summary information with respect to PwC’s estimated fees for services provided in 2018 and fees for services provided in 2017.

Type of Fees	2018	2017
	(in millions)
Audit Fees	$15.52	$16.29
Audit-Related Fees	0.25	1.83
Tax Fees	0.51	0.58
Other Fees	0.93	0
Total	$17.21	$18.70

“Audit Fees” includes fees for audit services, which relate to the annual integrated audit of consolidated financial statements, foreign statutory audits, and reviews of interim financial statements in Quarterly Reports on Form 10-Q. “Audit-Related Fees” includes fees for audit-related services, which primarily consisted of consultation on financial reporting standards. “Tax Fees” includes fees for tax services, consisting of tax compliance services and tax planning and consultation with respect to various corporate tax matters. “Other Fees” includes fees for other services, including fees for services of expatriates and miscellaneous services.

What are the Company’s pre-approval policies and procedures?

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee. The Audit Committee’s practice is to consider for approval, at its regularly scheduled meetings, all audit and non-audit services proposed to be provided by our independent registered public accounting firm. The Audit Committee reviews all relationships between our independent registered public accounting firm and us that may relate to the independent registered public accounting firm’s independence.

The Audit Committee pre-approved all audit, audit-related, tax, and other services provided by PwC for 2018 and 2017 and the estimated costs of those services.

How does the Board recommend that I vote?

The Board recommends that you vote “FOR” this proposal.

PROPOSAL 7 – RE-APPOINTMENT OF U.K. STATUTORY AUDITOR

What am I voting on?

Under the Companies Act, the Company’s U.K. statutory auditor must be re-appointed at each meeting at which the U.K. annual report and accounts are presented to shareholders. The Company’s current U.K. statutory auditor is PwC. We are asking shareholders to approve the re-appointment of PwC as the Company’s U.K. statutory auditor.

If this proposal is not approved, the Board may appoint an auditor to fill the vacancy.

How does the Board recommend that I vote?

The Board recommends that you vote “FOR” this proposal.

PROPOSAL 8 – U.K. STATUTORY AUDITOR FEES

What am I voting on?

Under the Companies Act, the remuneration of the Company’s U.K. statutory auditor must be fixed in a general meeting or in such manner as may be determined in a general meeting. The Company is asking its shareholders to authorize the Board and/or the Audit Committee to determine the remuneration of PwC in its capacity as the Company’s U.K. statutory auditor under the Companies Act for the year ending December 31, 2019. It is proposed that, going forward, the Board would delegate this authority to determine the remuneration of the Company’s U.K. statutory auditor to the Audit Committee in accordance with the Board’s procedures and applicable law.

How does the Board recommend that I vote?

The Board recommends that you vote “FOR” this proposal.

CORPORATE GOVERNANCE

The Board believes that the purpose of corporate governance is to facilitate effective oversight and management of the Company to maximize shareholder value in a manner consistent with our vision statement, purpose, core values, foundational beliefs, Code of Business Conduct, and all applicable legal requirements.

The Board provides accountability, objectivity, perspective, judgment, and, in some cases, specific industry or technical knowledge or experience. In carrying out its responsibilities to our shareholders, the fundamental role of the Board is to ensure continuity of leadership; the implementation, understanding, and pursuit of a sound strategy for the success of our Company; and the availability of financial and management resources and the implementation of control systems to carry out that strategy.

Board and Governance Highlights

Some of the key characteristics of our Board and corporate governance practices include:

Key Board Statistics after Annual Meeting

11 of 12 Independent Directors	62 Average Age	25% Female Directors

Board and Governance Best Practices
Independent Board Oversight
Robust Lead Independent Director role to serve as an effective counterbalance to the role of the Chairman and Chief Executive Officer	✔
All directors are independent except Chairman/CEO	✔
Independent Board committees	✔
Regular executive sessions of independent directors	✔

Governance Best Practices
Annual election of directors under majority vote standard	✔
Engaged Board with deep expertise, skills, and experience that are closely tied to business strategy	✔
Annual shareholder engagement program to solicit feedback on company practices	✔
On-going Board refreshment efforts informed by comprehensive annual Board and committee self-evaluation process	✔
Board oversight of risk management structures	✔
Review of the mix of experience, qualifications, and skills in the boardroom to meet evolving needs of the business, coupled with new director orientation and continuing education	✔
Code of Business Conduct applicable to directors	✔
Governance Guidelines with director retirement policy	✔

Vision and Purpose

We are a global leader in oil and gas projects, technologies, systems, and services and provide our clients deep expertise across subsea, onshore/offshore, and surface projects. Our vision to enhance the performance of the world’s energy industry is supported by a relentless drive of every individual at TechnipFMC. We are united by one single purpose: to bring together the scope, knowledge, and determination to transform our clients’ project economics. To do so, we must:

CHALLENGE CONVENTION	INTEGRATE FOR IMPACT	DRIVE FOR CLIENT SUCCESS
•   Establish new ways of
     working to enable improved
     and sustainable results for
     our clients
•   Reinvent our technologies,
     processes, and approach to
     projects as we innovate
     end-to-end for greater
     efficiencies

•   Collaborate in smart,
     meaningful ways that yield
     the greatest results
•   Integrate our practices and
     technologies to simplify
     systems and streamline
     processes, accelerating the
     path to production and
     beyond
• Think ahead and seize opportunities for our clients • Act responsibly and openly to ensure our clients of our competence and inspiring their trust

Core Values and Foundational Beliefs

Our core values are the drivers that guide how we act in a distinctly TechnipFMC way, so we can deliver on our purpose and achieve our vision. We bring our values to life through our behaviors – specific, observable, and measurable actions.

Our foundational beliefs are the cornerstone of our values that describe how we fundamentally do business and what we never compromise on, no matter the circumstances.

Safety:	We will not compromise on health, safety, and security.
Integrity:	We hold ourselves to the highest moral and ethical principles.
Quality:	We deliver the highest quality in everything we do.
Respect:	We treat everyone honestly, fairly, and courteously.
Sustainability:	We act responsibly, always considering our impact on the planet, people, and communities in which we operate.

Code of Business Conduct

Our Code of Business Conduct is built on our foundational beliefs and gives our directors, officers, and employees a common language and playbook for decisions and actions that help us live our core values. We are committed to establishing and maintaining an effective compliance program that is intended to increase the likelihood of preventing, detecting, and correcting violations of Company policy and the law. Moreover, we have a hotline in place for employees, officers, directors, and external parties to anonymously report violations of our Code of Business Conduct or complaints regarding accounting and auditing practices. Reports of possible violations of financial or accounting policies are reported to our Audit Committee.

We will disclose amendments to, or waivers of, our Code of Business Conduct that are required to be disclosed under SEC and NYSE rules or any other applicable laws, rules, and regulations. Any waiver of our Code of Business Conduct for our officers and directors must be approved by the Board or a relevant Board committee. We have not made any such waivers and do not anticipate making any such waiver.

Community Involvement and Volunteerism

Our Code of Business Conduct encourages employees to engage with local communities where we live and work, to contribute to their social and economic self-sustainability and to ensure that TechnipFMC is a responsible corporate citizen in our communities. It is the foundation of that responsibility that forges our commitment to local communities. Our Code of Business Conduct requires that we, among other things:

•	design sustainable development initiatives with a focus on long-term added value;
•	engage with local communities impacted by our activities in close coordination with our clients and contribute to social and economic self-sustainability;
•	anticipate and minimize potential disruptions to the community;
•	mitigate any negative impacts to local communities from our activities;
•	contribute to local employment growth by fostering training and transfer of skills and technology; and
•	respect local cultures and be aware of local practices and traditions, legislation, and cultural factors that may impact behaviors and decisions.

Below are some examples of our outreach in our communities:

Houston, Texas U.S.A.

We participate regularly in numerous events with the United Way of Greater Houston, a Texas non-profit organization, including Women’s Initiative Day of Caring, Target Hunger Day of Caring, and the Veterans Program. We donated 6,600 volunteering hours during 14 Days of Care in Houston.

India

Through our Seed of Hope in India initiative, we sponsor, among other things, education, including skill development workshops, and other expenses for hundreds of orphaned students, and education for underprivileged girls. We also sponsor non-governmental organizations in providing training to more than 100 women on handcraft work to become financially independent, providing therapeutic kits, and conducting vocational training for autistic children. We also raised funds for families affected by the floods in Kerala.

Norway

We have a volunteering program that organizes internal events for employees to raise money for local charities.

Brazil

In Brazil we have a series of social and environmental programs involving more than 5,000 children and young students from neighboring communities.

France

We have a partnership with Like Your Job, an organization that arranges for our employees to speak about their passion for their job to inspire teenagers and young students. We also arrange for the collection of clothes, books, and toys in Paris for donation to local charities for children, homeless people, and vulnerable families. TechnipFMC also makes donations to 14 schools and associations to finance educational programs.

United Kingdom

Our fundraising events in Aberdeen and Dunfermline raise money for donations to chosen charity partners. Previous charity partners include the Scotland Animal Welfare Charity and Chest, Heart and Stroke Scotland.

Malaysia

We ran a sustainability contest in Kuala Lumpur. Three winning projects were rolled out, which included building a therapy-equipped treatment room and providing relief missions to facilitate access to water and solar power in local villages.

Indonesia

We raised funds for families affected by the earthquake and tsunami in Sulawesi.

Sustainability

We believe corporate responsibility and sustainability will be a key element of our Company’s long-term success. For this reason, as we have worked to integrate the operations of our two companies, we have also focused on integrating and refreshing the corporate responsibility and sustainability programs of our legacy companies into a single, cohesive TechnipFMC program.

As noted above, we have established a set of core values and foundational beliefs with sustainability as one of our foundational beliefs. Following input from key stakeholders, we have also identified three key corporate responsibility and sustainability focus areas for our Company:

Corporate Responsibility & Sustainability Focus Areas In Line with Our Core Values	Respecting the Environment	Advancing Gender Diversity	Supporting Communities
Our Corporate Responsibility & Sustainability Approach and Main Actions	***We develop solutions and operations to minimize carbon intensity and the impact on the planet***	***We create an environment that encourages everyone to reach their full potential***	***We make a long-term positive impact in the communities where we live and work through active engagement in health, education, and local employment***
	▪ Reduce the carbon footprint of our facilities, products and solutions ▪ Provide the carbon footprint of all our deliverables to clients through conceptual studies ▪ Set up an internal price of carbon for the entire company, projects, and operations to impact investment decisions	▪ Ensure gender pay equity everywhere we operate ▪ Improve gender balance in the organization, across all functions and levels ▪ Promote women fairly and equally through the career development process	▪ Go beyond our commercial obligations to create in-country value through initiatives in health, education, and local employment ▪ Enable employees to volunteer and support initiatives ▪ Support and develop Science-Technology-Engineering-Math (STEM) initiatives

The key performance indicators that we will use to measure our performance in these three areas will be announced at our Annual Meeting and published on our website thereafter under the heading “About us > Sustainability.”

Governance Guidelines and Key Board Practices

Our Governance Guidelines contain general principles and practices regarding the function of the Board and the Board committees. The Governance Guidelines establish a framework to guide the Board in its oversight responsibilities in a manner that is independent of management and aligned with the interests of our shareholders. The Board reviews these governance practices, the laws of England and Wales under which we are incorporated, the U.K. Disclosure Guidance and Transparency Rules, the regulations, directives, and decisions of the European Union, the rules and listing standards of the NYSE and Euronext, and the regulations of the SEC, as well as best practices recognized by governance authorities, to benchmark the standards under which it operates.

Our Governance Guidelines and key Board practices include the following items concerning the Board:

•	Composition of the Board. Our Governance Guidelines state that candidates for our Board, in order to be nominated by our Nominating and Corporate Governance Committee (or a subcommittee thereof), must be qualified and eligible to serve under applicable law, the Articles, and the NYSE and Euronext rules, and should have a high level of personal and professional integrity, strong ethics and values, and the ability to make mature business judgments. In addition, the Nominating and Corporate Governance Committee, or relevant subcommittee, may consider additional factors when determining whether a candidate is qualified to serve on our Board, including the candidate’s (a) experience in corporate management, as a board member of another publicly held company, and in finance and accounting and/or compensation practices; (b) professional and academic experience relevant to our industry; (c) leadership skills; (d) cultural perspective and diversity of thought; and (e) ability to commit the time required for service on our Board.
•	Board, Committee, and Individual Director Evaluations. Each year, our directors complete a self-evaluation to determine whether the Board and its committees are functioning effectively. Additionally, each of the Audit, Compensation, Nominating and Corporate Governance, and Strategy Committees conducts a separate evaluation of its own performance and the adequacy of its charter. These evaluations include an assessment of the diversity of talents, expertise, and occupational and personal backgrounds of the Board members. The Nominating and Corporate Governance Committee receives comments from all directors and reports the results of the evaluations annually to the Board, as well as recommendations for improvements in the overall performance of the Board and its committees.
•	New Director Orientation and Continuing Education. An orientation program has been developed for new non-executive directors, which includes written materials and meetings with our executive officers. The orientation program is designed to provide general information about our Board and its committees; a review of director duties and responsibilities; and comprehensive information about our industry, operations, strategies, and challenges. The Board believes that ongoing education is important for maintaining an effective Board. Accordingly, our Board encourages directors to participate in ongoing education and reimburses directors for expenses incurred in connection with such education programs.
•	Retirement Policy. As further described in our Governance Guidelines, with respect to our 2019 Annual Meeting and for all periods thereafter, a non-executive director whose birth date occurs prior to July 1st must retire at the annual general meeting of shareholders of the Company during the year of such director’s 72nd birthday, and a non-executive director whose birth date occurs on or after July 1st must retire at the annual general meeting of shareholders of the Company the year following such director’s 72nd birthday. Our Board may waive this policy on a case-by-case basis on the recommendation of the Nominating and Corporate Governance Committee if it deems a waiver to be in the best interests of the Company and its shareholders.
•	Director Share Ownership Requirements. Within five years following initial election to the Board, directors are required to own Ordinary Shares with a value equal to or more than five times the Company’s annual cash retainer paid to directors.

Shareholder Engagement

Following the completion of the Merger, our Board and executive team launched a shareholder engagement program to solicit feedback on the Company’s strategy, performance, governance, executive compensation, and sustainability initiatives.

We have continued our shareholder engagement program to focus on developing long-term relationships with our shareholders and to maintain an open communication system whereby our shareholders can express their perspectives and ensure that these perspectives are taken into consideration by our Board and executive team. Key highlights of our 2018–2019 recent shareholder engagement program included:

•	We contacted shareholders representing approximately 58.7% of our Ordinary Shares outstanding (based on 458,831,450 Ordinary Shares outstanding on June 30, 2018).
•	We held 16 in-person and telephonic meetings with shareholders representing approximately 27.7% of our Ordinary Shares outstanding.
•	Our current Lead Independent Director participated in meetings with shareholders representing approximately 26.2% of our Ordinary Shares outstanding.
•	Additionally, some shareholders did not require a meeting as they either indicated their support for our compensation and governance practices or did not have questions regarding our compensation or governance practices.

During these meetings, shareholders focused on a few key topics, including our Board leadership structure, our general Board practices, our new executive compensation program, and our sustainability efforts. The themes that were covered, relating to each of these topics, included:

•	Board Leadership Structure
○	Successful conclusion of our Merger integration
○	Current Board leadership structure, including the recent decision to recombine the Chairman and CEO roles
○	Role of the Lead Independent Director as an important balance to the combined Chairman and CEO roles
•	Board Practices
○	Appropriateness of Board size for the new company
○	Board composition as it reflects the skills and experience of directors
○	Board refreshment process
•	Executive Compensation Program
○	Development of our compensation program with a focus on the Compensation Committee’s process for determining components, metrics, and performance standards
○	Annual and long-term incentive plans and how the metrics and targets tie to Company objectives regarding performance and Merger integration
○	Compensation disclosures, including the Company’s commitment to transparency
○	The tenure and transition of executive director roles
•	Corporate Responsibility and Sustainability
○	Carbon footprint reduction
○	Gender diversity
○	Community involvement and volunteerism

The feedback we received from shareholders on these topics, which was in many cases delivered directly to our Lead Independent Director, will be carefully considered going forward and will inform our Board’s decision-making on any potential changes to our Board, corporate governance, compensation, and sustainability practices in the future.

Leadership Structure of the Board

Following our Merger in 2017 and during our initial integration, our Board determined that a Board leadership structure consisting of an Executive Chairman of the Board, the CEO, and a strong Lead Independent Director was the most appropriate structure for us to meet the objectives of the Merger, including the realization of Merger synergies and successful integration of the companies. In January 2019, following the completion of our Merger integration and the successful delivery and start-up, under his sponsorship, of two of the industry’s most significant projects – Prelude FLNG and Yamal LNG – our Executive Chairman announced his decision to retire from the Board of Directors, effective after our Annual Meeting on May 1, 2019. In addition, our current Lead Independent Director, Mr. Pattarozzi, has not been nominated for re-election at the Annual Meeting and will depart from the Board after the Annual Meeting.

In connection with our Executive Chairman’s retirement, the independent members of our Board gave thoughtful consideration to the Board’s leadership structure. The Board believes that our shareholders are best served by a Board that has the flexibility to adjust our leadership structure to the evolving needs of the Company. With the completion of the Merger integration, the Board determined that combining the roles of Chairman and CEO under the leadership of Mr. Pferdehirt would be in the best interests of our shareholders. This determination was based on the Board’s strong belief that a combined Chairman and CEO role will (a) create a unified approach on corporate strategy development and execution, (b) streamline accountability for our performance, and (c) facilitate our Board’s balanced, independent, and effective functioning with a strong Lead Independent Director. In making this determination, the Board also evaluated Mr. Pferdehirt’s performance as CEO and director, his positive relationships with other directors and senior management, and the strategic perspective, comprehension, and knowledge of day-to-day operations he would bring to the role of Chairman.

•	Unified Approach on Corporate Strategy Development and Execution – Mr. Pferdehirt is the individual with primary responsibility for managing the Company’s day-to-day operations and is best positioned to chair regular Board meetings as the Board discusses key business and strategic issues and to focus the Board’s attention on the issues of greatest importance to the Company and its shareholders. This leadership structure also will allow the Board to benefit from Mr. Pferdehirt’s knowledge of the Company’s business, market opportunities, and risks and facilitate communications and relations with other members of senior management.
•	Streamline Accountability – Combining the roles of Chairman and CEO creates a clear line of authority that promotes decisive and effective leadership, both within and outside the Company.
•	Balanced, Independent, and Effective Board – The Board believes that a combined Chairman and CEO leadership structure will be balanced by the oversight of the remaining 11 members of our Board, who are all independent directors, and ensures that the Board functions independently. Moreover, only independent directors serve on our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. In addition, the Board has nominated Mr. Colombani to serve as Lead Independent Director, effective upon his re-election as a director at the Annual Meeting, who will have the ability to call meetings of the Board and who will preside over executive sessions of the Board. The leadership of Mr. Pferdehirt and Mr. Colombani will also provide the balanced perspectives of each legacy company. For transparency and alignment, our Compensation Committee consults all independent directors in setting our CEO’s compensation, but the authority to approve our CEO’s compensation remains with the fully independent Compensation Committee. In addition, our CEO’s annual performance objectives are reported and evaluated by both the Compensation Committee and the Nominating and Corporate Governance Committee to ensure a comprehensive, inclusive, and diverse analysis and evaluation of our CEO’s annual performance. Finally, the Board believes that the Company’s Governance Guidelines, and the quality, stature, and substantive business knowledge of the Board, as well as the Board’s culture of open communication and transparency with the CEO and senior management are conducive to Board effectiveness with a combined Chairman and CEO position.

As such, Mr. Pferdehirt will assume the role of Chairman of the Board, effective after our Annual Meeting. In addition, the Board has appointed Mr. Colombani, a current director, to the role of Lead Independent Director upon Mr. Pattarozzi’s retirement. As a result, after our Annual Meeting, our Board leadership structure will consist of a combined Chairman and CEO paired with a strong Lead Independent Director. Our Chairman and CEO and Lead Independent Director will each have clearly delineated and complementary responsibilities in leading our Board and management. Our Chairman and CEO will manage our Board and be responsible for all strategic and operational aspects of the Company. Our Lead Independent Director, Mr. Colombani, will provide independent oversight of the Board, including management of executive sessions of the Board, and serve as leader of the Company’s shareholder engagement program.

Each of their specific responsibilities are listed below:

Executive and Board Leadership	Independent Leadership
Douglas J. Pferdehirt Chairman of the Board and CEO	Pascal Colombani Lead Independent Director

Key Responsibilities	Key Responsibilities
   •   All strategic and operational aspects of the
        Company
   •   Serving as the principal external
        spokesperson for the Company with analysts,
        investors, media, and clients
   •   Managing all executives of the Company
   •   Leading the Board
   •   High-level government and client engagement

   •   Approving Board meeting schedules and
        agendas
   •   Presiding over all meetings of the Board at
        which the Executive Chairman and CEO is not
        present
   •   Presiding over executive sessions of the
        independent directors
   •   Acting as the liaison between the independent
        directors and the Executive Chairman and         CEO
   •   Monitoring and reporting to the Board any
        conflicts of interests of directors
   •   Leading the Company's shareholder
        engagement program

As our Company evolves, the Board will regularly evaluate the Board leadership structure to ensure it continues to meet the needs of the Company, and to ensure that it provides strong, independent oversight for our shareholders. In particular, as part of this evaluation, the Board will take under consideration the outcomes of the annual Board and committee self-evaluation process as well as feedback received from shareholders, in addition to other factors, including the current state of the Company’s strategy and operations, recent Company performance, market and industry factors, and peer company practices.

Board Composition and Criteria for Board Membership

Our Governance Guidelines state that candidates for our Board, in order to be nominated by our Nominating and Corporate Governance Committee (or a subcommittee thereof), must be qualified and eligible to serve under applicable law, the Articles and the NYSE and Euronext rules, and should have:

•	a high level of personal and professional integrity;

•	strong ethics and values;
•	the ability to make mature business judgments; and
•	significant prior business leadership experience.

In addition, the Governance Guidelines provide that the Nominating and Corporate Governance Committee, or relevant subcommittee, may consider additional factors when determining whether a candidate is qualified to serve on our Board, including the candidate’s (a) experience in corporate management, as a board member of another publicly held company, and in finance and accounting and/or compensation practices; (b) professional and academic experience relevant to our industry; (c) leadership skills; (d) cultural perspective and diversity of thought; and (e) ability to commit the time required for service on our Board.

The Nominating and Corporate Governance Committee regularly evaluates the composition of our Board and considers whether the Board has the right set of backgrounds, experience, skills, diversity, and qualifications to effectively oversee our Company’s strategy and our executives’ execution of that strategy. One of the key goals of our Board composition is to ensure we have the right skills and experience on our Board to execute our strategic goals successfully and efficiently. Our current directors possess a diversity of skills, experience, and expertise that are relevant to our business, such as experience in the following:

•	Executive leadership;
•	Energy and engineering industry;
•	Corporate governance;
•	Strategy and risk management;
•	Cultural and gender diversity;
•	Outside public company board service;
•	Finance and audit; and
•	Acquisition, divestment, and investment portfolio management.

In addition to evaluating directors’ skills and experience that tie directly to our business strategy, the Nominating and Corporate Governance Committee also regularly considers any changes in the professional status, independence, outside commitments, and other public company directorships of our directors to assess the potential impact of these changes on the Board’s effectiveness.

The Nominating and Corporate Governance Committee will continue to review the Board’s composition, including the key skills and experience represented on the Board, to ensure it meets the changing needs of the business, also taking into consideration the outcomes of the annual Board and committee self-evaluation process, feedback received from shareholders, and evolving market best practices with respect to governance.

Board Meetings and Attendance

Our Board met in person or by telephone conference seven times in 2018. All directors attended at least 75% of the aggregate of all meetings of the Board and all meetings of the Board committees on which they served. We encourage our directors to attend the annual general meeting of shareholders. Nine of our directors attended our 2018 Annual Meeting.

Committees of the Board of Directors

Our Board has an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, and a Strategy Committee. Each of these committees operates pursuant to a written charter setting out the functions and responsibilities of the committee, each of which may be viewed on our website at www.technipfmc.com under the heading “About us > Governance.” The table below provides the expected membership of each of our Board committees after the Annual Meeting, as well as the number of meetings for each of the Board committees in 2018:

Members	Audit	Compensation	Nominating and Corporate Governance	Strategy
Douglas J. Pferdehirt				Chair[1]
Arnaud Caudoux	✔
Pascal Colombani[2]			✔	✔
Marie-Ange Debon	Chair
Eleazar de Carvalho Filho	✔
Claire S. Farley		✔		✔
Didier Houssin			✔	✔
Peter Mellbye			Chair	✔
John O’Leary		✔
Kay G. Priestly	✔
Joseph Rinaldi	✔	✔
James M. Ringler		Chair
Number of Meetings in 2018	5	5	5	5
1	Mr. Pilenko, who will retire as Executive Chairman at our Annual Meeting, is the current Chairman of the Strategy Committee. Mr. Pferdehirt will become Chairman of the Strategy Committee, effective May 1, 2019.
2	Mr. Colombani will be appointed Lead Independent Director, effective May 1, 2019. Mr. Pattarozzi, our current Lead Independent Director, will not stand for re-election at the Annual Meeting. He currently serves on the Nominating and Corporate Governance Committee and Strategy Committee.

Audit Committee

The Audit Committee is responsible for oversight of the financial management and control of the Company, as well as oversight of the Company’s independent registered public accounting firm, who reports directly to the Audit Committee. The Audit Committee charter sets forth the responsibilities of the Audit Committee, which include:

•	monitoring the Company’s financial reporting process;
•	reviewing the Company’s consolidated financial statements and internal controls (including reporting structures) with management and the independent auditor;
•	monitoring the Company’s compliance with its internal accounting and control policies, as well as legal and regulatory requirements to the extent such compliance relates to the consolidated financial statements and financial disclosures;
•	selecting, subject to shareholder approval, the Company’s independent auditor, and reviewing the qualifications, independence, performance, and remuneration of such independent auditor;

•	reviewing the effectiveness and performance of the Company’s internal audit function;
•	reviewing the effectiveness of processes for reviewing and escalating financial-related allegations reported through the Company’s allegation hotline; and
•	performing such other functions as the Board may assign to the Audit Committee from time to time.

The Audit Committee meets as scheduled by its Chair to carry out the committee’s responsibilities. The Audit Committee comprises at least four directors, selected by the Board upon the recommendation of the Nominating and Corporate Governance Committee, each of whom must be financially literate, as determined by the Board in its business judgment, and at least one of whom must qualify as a “financial expert” as defined by the applicable rules of the SEC. No member of the Audit Committee may be an affiliate of the Company or an employee or a person who receives any compensation from the Company, or any subsidiary thereof, other than fees paid for service as a director. While serving on the Audit Committee, each member shall, in the judgment of the Board, meet the independence and other requirements of the laws, rules, and regulations applicable to the Company, including the requirements of the SEC, NYSE, and Euronext.

Compensation Committee

The principal duties of the Compensation Committee include:

•	reviewing, evaluating, and approving the agreements, plans, policies, and programs of the Company to compensate its independent directors, the Executive Chairman, the CEO, and other officers, as applicable;
•	consistent with equity plans approved by the Company’s shareholders, reviewing, evaluating, and approving all awards by the Company of equity securities or equity derivatives to executive officers of the Company and approving the number of equity securities or equity derivatives that the CEO is authorized to allocate to all other employees at his discretion;
•	reviewing the Compensation Discussion & Analysis to be included in the proxy statement for the Company’s annual general meeting of shareholders, as well as the description of the Company’s directors’ remuneration policy and the annual remuneration report, which form part of the Company’s annual report;
•	producing the Compensation Committee Report to be included in the Company’s proxy statement;
•	reviewing, evaluating, and approving the directors’ remuneration policy and the directors’ remuneration report;
•	otherwise discharging the Board’s responsibilities related to compensation of the Company’s executive officers and directors; and
•	performing such other functions as the Board may assign to the Compensation Committee from time to time.

The Compensation Committee meets as scheduled by its Chair to carry out the committee’s responsibilities. The Compensation Committee comprises at least four directors, selected by the Board upon the recommendation of the Nominating and Corporate Governance Committee, a majority of whom must satisfy certain enhanced membership requirements outlined in the Compensation Committee Charter. No member of the Compensation Committee may be an affiliate of the Company or an employee or a person who receives any compensation from the Company, or any subsidiary thereof, other than fees paid for service as a director. While serving on the Compensation Committee, each member shall, in the judgment of the Board, meet the independence and other requirements of the laws, rules, and regulations applicable to the Company, including the requirements of the SEC, NYSE, and Euronext.

Nominating and Corporate Governance Committee

The principal duties of the Nominating and Corporate Governance Committee include:

•	advising and making recommendations to the Board regarding appropriate corporate governance practices and assisting the Board in implementing those practices;
•	monitoring the development and implementation of the Company’s compliance program (including procedures for allegation reporting, investigation, and remediation) to ensure that the Company operates in compliance with the principles of ethical conduct and good governance;
•	reviewing the Company’s succession plans for the Executive Chairman, CEO, and other executive officers;
•	identifying individuals qualified to become members of the Board and recommending director nominees for election at the annual general meeting of shareholders or for appointment to fill vacancies on the Board;
•	recommending directors to serve on each committee of the Board and recommending the Lead Independent Director;
•	leading the Board in the annual performance evaluation of the Board and its committees; and
•	performing such other functions as the Board may assign to the Nominating and Corporate Governance Committee from time to time.

The Nominating and Corporate Governance Committee meets as scheduled by its Chair to carry out the committee’s responsibilities. The Nominating and Corporate Governance Committee comprises at least four directors, selected by the Board upon the recommendation of the Nominating and Corporate Governance Committee. No member of the Nominating and Corporate Governance Committee may be an affiliate of the Company or an employee or a person who receives any compensation from the Company, or any subsidiary thereof, other than fees paid for service as a director. While serving on the Nominating and Corporate Governance Committee, each member shall, in the judgment of the Board, meet the independence and other requirements of the laws, rules, and regulations applicable to the Company, including the requirements of the SEC, NYSE, and Euronext.

Shareholders may submit recommendations for future candidates for election to the Board for consideration by the Nominating and Corporate Governance Committee by writing to us at One St. Paul’s Churchyard, London, EC4M 8AP, United Kingdom, Attention: Corporate Secretary. To suggest a director nominee for our 2020 Annual Meeting, shareholders should submit a letter recommending the candidate, which should include the information required by our Articles. In addition, the letter should be accompanied by a signed statement from the nominee indicating that the nominee is willing to serve as a member of the Board and received by the Company no earlier than January 2, 2020 and no later than February 1, 2020 at One St. Paul’s Churchyard, London, EC4M 8AP, United Kingdom, Attention: Corporate Secretary. All submissions from shareholders satisfying these requirements will be reviewed by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee evaluates nominees recommended by shareholders in the same manner in which it evaluates other nominees.

Regarding its role in recommending candidates for the Board, the Nominating and Corporate Governance Committee advises the Board with respect to the combination of skills, experience, perspective, and diversity of gender, race, international perspectives, and cultural sensitivity that its members believe are required for the effective functioning of the Board considering our current business strategies and regulatory, geographic, and market environment. For additional information on the factors considered by the Nominating and Corporate Governance Committee in selecting candidates to our Board, see “Governance Guidelines and Key Board Practices” above.

Strategy Committee

The primary responsibilities of the Strategy Committee include:

•	reviewing the development and implementation of the Company’s long-term global strategy, risks, and opportunities relating to such strategy, and strategic decisions regarding major asset acquisitions, divestitures, joint ventures, and strategic alliances by the Company; and
•	performing such other functions as the Board may assign to the Strategy Committee from time to time.

The Strategy Committee meets as scheduled by its Chair to carry out the committee’s responsibilities. The Strategy Committee comprises at least four directors, selected by the Board upon the recommendation of the Nominating and Corporate Governance Committee.

Board Oversight of Risk Management

Executive management is responsible for the day-to-day management of the risks the Company faces, while our Board, as a whole and through its various committees, has responsibility for the oversight of risk management for the Company. The Company has an Enterprise Risk Management (“ERM”) process and framework to identify and evaluate varying levels of risk and their potential impact on the Company, as well as steps to further mitigate those risks. As part of the ERM framework, our senior management, led by our CEO, undertakes a process that identifies, categorizes, and analyzes the relative severity and likelihood of the various risks to which the Company is or may be subject. In addition, our Board and its committees receive periodic reports from senior management that identify and assess significant enterprise-related risks and address mitigation strategies and plans implemented or proposed for each key risk. In 2018, the Company retained external consultants to review our ERM program and benchmark our risk identification and mitigation processes against best practices within the industry.

In addition, while the Board has ultimate responsibility for overall risk management oversight, it has designated each of its four Board committees with oversight of certain risks within their own areas of responsibility, as indicated in the table below.

Audit	Compensation	Nominating and Corporate Governance	Strategy
• Financial reporting • Liquidity • Contract management • Legal and regulatory compliance • Information-related risks, such as cybersecurity, taxes, and foreign exchange • Insurance	• Compensation policies and practices (including employee benefit plans and administration of equity plans)	• Legal and regulatory corporate governance compliance • Director succession • Crisis management preparedness • Emergency procedures for management succession	• Global strategy related to emerging or evolving competitive activity, governmental or legislative developments, and global economic conditions

Director Independence

The Nominating and Corporate Governance Committee conducts an annual review of the independence of Board members and reports its findings to the full Board, which then makes a determination as to the independence of each director, as defined under the standards adopted by the NYSE. These standards specify certain relationships that are prohibited in order for a director to be deemed independent. In addition to these objective standards, our Board makes a subjective determination of independence by evaluating all relevant facts and circumstances. In particular, when assessing the materiality of a director’s relationship with the Company, the Board considers the issue not merely from the standpoint of the director, but also from the standpoint of persons or organizations with whom the director has an affiliation. In its determination of independence, the Board reviews and considers all relationships and transactions between each director, his or her family members, or any business, charity, or other entity in which the director has an interest, and our Company, our affiliates, or any entity in which our senior management has an interest.

The Board has not adopted a policy that deems a director to be non-independent after a certain tenure on the Board as we believe our retirement policy and natural turnover will achieve the appropriate balance between long-term directors with deep institutional knowledge and new directors who bring fresh perspectives and diversity to our Board. Our Board reviews director tenure in connection with its director independence determinations. If all of our director nominees are elected at the Annual Meeting, the average tenure of our independent directors will be two years as the Board believes prior service on our legacy companies differed in breadth and scope from current service on our Board.

Our Nominating and Corporate Governance Committee reviewed all of the 2018 commercial transactions, relationships, and arrangements between us and our subsidiaries, affiliates, and executive officers with companies with whom our 12 current, non-executive directors are affiliated or employed, and it concluded that none of the transactions, relationships, and arrangements rise to the level of a conflict of interest that would impact the independence of any director. Such transactions, relationships, and arrangements are summarized below.

•	The Company’s consulting services agreement with Bpifrance, which is a shareholder, where Arnaud Caudoux is Deputy Chief Executive Officer and an executive director. Due to the policies of Bpifrance, Mr. Caudoux waives his annual cash and equity remuneration for his services as a director, and he has asserted that he is able to act in the best interests of all shareholders.
•	Pascal Colombani is member of the EMEA advisory board of JPMorgan Chase Bank, N.A., which is a lender under the Company’s revolving credit facility and may be party to other ordinary course banking transactions with the Company.
•	Purchases and sales by the Company to Suez Group where Marie-Ange Debon is Senior Executive Vice President and also in charge of Suez Group’s France, Italy, and Central and Eastern Europe operations.
•	Sales by the Company to Anadarko where Claire S. Farley is a director and member of Anadarko’s audit committee. Anadarko is also an operator under the Company’s joint development agreement to standardize subsea equipment and systems.
•	Purchases and sales by the Company to LyondellBassell where Claire S. Farley is a director and member of LyondellBassell’s audit and nominating and governance committees.
•	The Company’s technology development agreement with IFPEN, which is a shareholder, where Didier Houssin is Chairman and Chief Executive Officer. The agreement was established in 2004 between Technip and IFPEN, which was prior to Mr. Houssin joining IFPEN as director in 2015. The agreement was amended in 2017, and Mr. Houssin recused himself from Board deliberations regarding the approval of the amendment.
•	Sales by the Company to Storengy where Didier Houssin is a director.
•	Purchases by the Company from Jumbo Shipping where John O’Leary is a director.
•	Purchases by the Company from Competentia where Peter Mellbye is a director.
•	Purchases and sales by the Company from Stericycle, Inc. where Kay G. Priestly is a director.
•	Sales to JBT where James M. Ringler is a director and member of JBT’s compensation and nominating and governance committees. FMC Technologies and JBT are also parties to a separation and distribution agreement and a tax sharing agreement that relate to the spin-off of FMC Technologies’ FoodTech and Airport Systems businesses (acquired by JBT) that occurred in July 2008.

In determining that none of the relationships noted above affected the independence of any of the interested directors, the Nominating and Corporate Governance Committee considered the nature of the transactions and the dollar amounts involved. All of the transactions noted above were ordinary course transactions.

Based on the report and recommendation of the Nominating and Corporate Governance Committee, the Board has affirmatively determined that each of our non-executive directors is “independent” as defined under the NYSE listing standards. As such, following our Annual Meeting, 11 of our 12 directors will be non-executive, independent directors. In addition, the Board has affirmatively determined that all of the members of the Audit Committee and Compensation Committee satisfy the enhanced independence criteria required for such members under regulations adopted by the SEC and NYSE listing standards.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

In 2018, the members of the Compensation Committee of the Board were Claire S. Farley (member since July 24, 2018), John O’Leary, Richard A. Pattarozzi (member through July 24, 2018), Joseph Rinaldi, and James M. Ringler, none of whom has ever been an officer or employee of the Company or any of our subsidiaries or had any relationships requiring disclosure with us or any of our subsidiaries. None of our executive officers has ever served on the board of directors or the compensation committee of any other entity that has had any executive officer serving as a member of our Board or Compensation Committee.

Communications with Directors

To provide our shareholders and other interested parties with a direct and open line of communication to our Board, a process has been established for communications with any member of the Board, including our Lead Independent Director, the Chair of any of our committees, or with our non-employee directors as a group, by sending such written communication to c/o Lead Director, TechnipFMC plc, One St. Paul’s Churchyard, London, EC4M 8AP, United Kingdom. All communications will be received, processed, and then directed to the appropriate member(s) of our Board, other than, at the Board’s request, certain items unrelated to the Board’s duties, such as spam, junk mail, solicitations, employment inquires, and similar items.

DIRECTOR COMPENSATION

This section describes the Company’s compensation programs that apply to our non-executive directors and to our Executive Chairman, who was not an NEO under the SEC’s rules for 2018, and as a result, is not covered by the “Executive Compensation Discussion and Analysis” section below. The compensation paid to our CEO, Mr. Pferdehirt, is shown in the Summary Compensation Table in “Executive Compensation Discussion and Analysis” below.

Non-Executive Director Compensation

Our non-executive director compensation program consists of cash consideration and restricted stock unit awards. Compensation for our directors was developed by the Compensation Committee with the assistance of the Compensation Committee’s compensation consultant, Willis Towers Watson, and approved by the Board to reflect the practices of both U.S. and European companies as determined by references to the peer groups discussed in “Executive Compensation Discussion and Analysis” below. The Board’s goal in designing directors’ compensation is to provide a competitive package that enables the Company to attract and retain highly skilled individuals with relevant experience, while recognizing the historic practices of the Company’s predecessor organizations and the expectations of our diverse shareholder base. Our directors’ compensation is also designed to reward the time and talent required to serve on the board of a company of our size, complexity, and geographical spread, acknowledging the significant international travel required to discharge their duties to the Company. The Board seeks to provide sufficient flexibility in the form of compensation delivered to meet the needs of individuals who are located in different countries, while ensuring that a substantial portion of directors’ compensation is linked to the long-term success of the Company.

Under the terms of the TechnipFMC Incentive Award Plan (the “Incentive Plan”) and Directors’ Remuneration Policy, non-executive directors may earn up to $500,000 per year in the form of cash and grant date fair value of equity awards. However, the Incentive Plan grants the Board the authority to set and modify the terms of the non-executive directors’ compensation to pay less than that amount.

Non-Executive Director Fees and Annual Grant of Restricted Stock Units

The following table describes the components of the Company’s non-executive director compensation program for 2018 pursuant to our Directors’ Remuneration Policy, which was approved at our 2018 Annual Meeting.

Compensation Element	Compensation
Annual Cash Retainer	$100,000
Annual Equity Grant	$175,000 in restricted stock units that vest after one year (included in the “Stock Awards” column of the Director Compensation Table below).
Annual Chair Fee	$20,000 for Audit Committee $15,000 for Compensation Committee $10,000 for Nominating and Corporate Governance Committee $10,000 for Strategy Committee
Annual Lead Independent Director Fee	$50,000
Committee Meeting Fee	$2,500 per committee meeting
Share Ownership Requirement	Five times annual cash retainer

The following table shows all compensation awarded or earned by the non-executive members of our Board from all sources for services rendered in all of their capacities to the Company during 2018. Our Executive Chairman and CEO are not included in the table below as they were employees during 2018 and did not receive any additional compensation for their service as a director.

Non-Executive Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Arnaud Caudoux(4)	0	0	0	0
Pascal Colombani	125,000	174,982	0	299,982
Marie-Ange Debon	132,500	174,982	0	307,482
Eleazar de Carvalho Filho	120,000	174,982	0	294,982
Claire S. Farley	112,500	174,982	0	287,482
Didier Houssin	125,000	174,982	0	299,982
Peter Mellbye	135,000	174,982	0	309,982
John O’Leary	112,500	174,982	0	287,482
Richard A. Pattarozzi	175,000	174,982	2,500	352,482
Kay G. Priestly	112,500	174,982	0	287,482
Joseph Rinaldi	125,000	174,982	0	299,982
James M. Ringler	135,000	174,982	0	309,982
(1)	Includes the amount of the director’s annual cash retainer, fees paid for attendance at committee meetings, and additional fees paid to the Chair of each Board committee and to the Lead Independent Director.
(2)	Restricted stock unit grants were made on June 14, 2018, valued at $32.16 per share, the closing price on the NYSE of the Company’s Ordinary Shares on such date, reflecting an aggregate grant date fair value, which was computed in accordance with the SEC proxy disclosure rules and Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, for all of the Company’s non-executive directors of $1,924,802. The annual restricted stock unit grant vests after one year of service but is settled in Ordinary Shares only when the director leaves the Board. The restricted stock units are forfeited if a director ceases service on the Board prior to the vesting date of the restricted stock units, except in the event of death or disability. Unvested restricted stock units will be settled and are payable in Ordinary Shares upon the death or disability of a director or in the event of a change in control of the Company. The aggregate outstanding restricted stock units held by each of the Company’s non-executive directors on December 31, 2018 was 10,855 restricted stock units. Dividend equivalents will accumulate on the restricted stock units to the extent the Company pays dividends on its Ordinary Shares and are payable only if and when the restricted stock units vest.
(3)	Amounts in this column reflect charitable contributions made by the Company in the name of directors pursuant to the matching charitable contribution program available to all employees and directors. The numbers shown reflect the matching charitable contribution amounts that were paid by the Company during the 2018 plan year, which included $2,500 for Mr. Pattarozzi. For additional information regarding charitable contributions, see “Other Benefits” below.
(4)	Mr. Caudoux waived his cash and equity remuneration because of the policies of his employer, Bpifrance.

Other Benefits

Each non-executive director receives reimbursement for reasonable incidental expenses incurred in connection with the attendance at Board and committee meetings. In addition, to reflect the Company’s corporate responsibility and sustainability strategy of supporting communities, directors are eligible to participate in our matching charitable contribution program on the same terms as employees. Pursuant to this program, the Company matches 100% of the charitable contributions of its employees and directors up to an aggregate of $10,000 in any year, although the Company exercises discretion to approve matching contributions in excess of that amount from time to time. Directors who are not the Company’s employees do not participate in any employee benefit plans other than the Company’s matching program for charitable contributions. The Company has not made a charitable contribution to any charitable organization in which a director serves as an employee or an immediate family member of the director serves as an executive officer that exceeds in any single year the greater of $1 million or 2% of such charitable organization’s consolidated gross revenues.

Share Ownership Requirements

To further align the interests of non-executive directors with the interests of the Company’s shareholders, each non-executive director is expected to acquire and retain the Company’s Ordinary Shares and/or restricted stock units having a value equal to at least five times the amount of each director’s annual cash retainer. Our Executive Chairman is required to own shares in an amount equal to six times his base salary. A director has five years from his or her initial appointment date as a director to meet this requirement. The ownership requirement is prorated over the five-year period. Each of the Company’s directors met his or her pro-rata ownership requirement for 2018. Note that Mr. Caudoux waives his annual cash and equity remuneration because of the policies of his employer, Bpifrance, so he is not subject to any share ownership and retention requirements.

Executive Chairman Compensation

The Company and our Executive Chairman, Mr. Pilenko, are parties to a service agreement that entitles him to a base salary of €900,000 and participation in variable remuneration plans, including an annual cash incentive targeted at 120% of his base salary with a maximum of 240% of base salary, and long-term equity under such programs as may be adopted from time to time. Mr. Pilenko’s annual incentive for 2018 was subject to the same terms as those applicable to the NEOs described in “Executive Compensation Discussion and Analysis—Annual Compensation—Cash Compensation—Annual Bonus.” Mr. Pilenko’s Annual Performance Indicator rating based on his individual performance was 1.50 for 2018. As noted in our 2017 Directors’ Remuneration Report that was approved by shareholders at our 2018 Annual Meeting, Mr. Pilenko did not receive any grants of equity in 2018.

In addition, under Mr. Pilenko’s service agreement he is entitled to the following benefits: (a) the continuation of supplementary health coverage for him and his spouse subject to such coverage being available at reasonable cost; (b) the reimbursement of the cost of up to 12 intercontinental flights per year for his spouse at the same class of ticket he is allowed for business trips; (c) car service for his business trips; (d) the reimbursement of reasonable expenses relating to preparing and filing his tax returns in France, the United Kingdom, and the United States; (e) all existing or future supplementary retirement plans for executives working in France; (f) 25 days paid holiday each year; and (g) reimbursement of various expenses related to immigration.

As a French employee, Mr. Pilenko participates in a supplementary retirement plan for executives, with fixed contributions of 8% of his annual gross compensation up to a statutory limit capped at eight times the annual French social security (Sécurité sociale) limit (approximately €25,428 for 2018). Mr. Pilenko was also a participant in a defined benefit arrangement at Technip. In December 2016, such defined benefit arrangement was terminated as a consequence of the Merger, and Technip entered into an agreement with Mr. Pilenko that settled such pension promises by payment of a lump sum amount, payable in two equal installments of €1,950,000 in 2017 and 2018, which was equivalent to $2,218,512 and $2,299,253 in 2017 and 2018, respectively, after converting to U.S. dollars.

Under the terms of his service agreement, should Mr. Pilenko’s employment be terminated by us other than for cause (i.e., gross misconduct, gross negligence, conviction of an arrestable offense, conduct bringing him or us into disrepute, or being prohibited from being a director) prior to our Annual Meeting, he will receive a lump sum payment equal to the salary he would have received through the date of the Annual Meeting. Upon termination of his employment other than for cause, he will also be eligible for (a) a lump sum payment equal to his annual base salary and target annual cash incentive, subject to his signing a release of claims, (b) monthly payments of his base salary and one-twelfth of his target annual cash incentive payable over 12 months as payment for a non-compete, (c) payment for all accrued but unused vacation days, and (d) subject to his continued compliance with his non-compete, continuation of his supplementary health and tax preparation reimbursement benefits for two years following his termination. If Mr. Pilenko’s employment is terminated for cause, he would not be entitled to any additional payments or benefits upon termination. Upon termination for any reason other than cause, all stock options granted under legacy Technip plans, performance stock unit awards, and other awards granted prior to the Merger will continue on their existing terms and will not be forfeited.

Mr. Pilenko announced on January 8, 2019 his intention to retire from our Board after our Annual Meeting, and as such, he will not stand for re-election at the Annual Meeting. In accordance with our Incentive Plan, Mr. Pilenko will retain the ability to earn and vest in his outstanding equity awards granted in 2017.

Executive Chairman Compensation Table

Mr. Pilenko’s compensation for 2018 was consistent with our Directors’ Remuneration Policy that was approved at our 2018 Annual Meeting. The following table summarizes the compensation earned by Mr. Pilenko for services as our Executive Chairman rendered during the fiscal year ended December 31, 2018.

Year	Salary ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(1)(3)	All Other Compensation ($)(1)(4)	Total ($)
2018	1,061,194	0	1,758,397	132,894	2,952,485
2017	1,023,929	5,937,996	1,954,680	159,466	9,076,071
(1)	The amounts reported as salary, non-equity incentive compensation, and all other compensation for Mr. Pilenko were paid in Euros. Mr. Pilenko’s salary, which was paid in Euros, did not increase in 2018. The different amounts under Salary are based on Mr. Pilenko’s salary of €900,000 each year that was converted to U.S. dollars utilizing an average of the Euro to U.S. dollar exchange rates on the last day of each month during each reporting year.
(2)	Amounts disclosed in the Stock Awards column represent the sum of the aggregate grant date fair value of options, time-based restricted stock units, and performance-based restricted stock units subject to either performance (ROIC) or market-based (TSR) vesting conditions. Determination of fair value was made in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. With respect to restricted stock units subject to performance-based (ROIC) vesting conditions and time-based restricted stock units, the aggregate grant date fair value of such awards was based on the Company’s share price on the grant date of the awards and the assumption that target performance was probable to occur, as of the date of grant. With respect to restricted stock units subject to TSR market-based vesting conditions, the grant date fair value of such award was determined utilizing a Monte Carlo simulation as disclosed in our Form 10-K filed on March 11, 2019.

The maximum award value of performance-based stock subject to both performance conditions and market-based conditions is $7,476,018 for the 2017 grant. The methodology used to determine this value is the same as that described in the Summary Compensation Table for the NEO’s performance-based restricted stock units.

(3)	Mr. Pilenko’s personal objectives related to his annual cash bonus (i.e., the Annual Performance Incentive, which is the qualitative component of the annual cash bonus) comprised the following areas:
•	Strategy and growth, in collaboration with the CEO, including supporting management to develop plans to enhance shareholder value, sector differentiation, and long-term growth;
•	Execution of key deliverables as they related to a number of key customer contracts, including Prelude FLNG and Yamal LNG, along with supporting the implementation of the digital transformation strategy;
•	Realization of Merger integration synergies, in collaboration with the CEO;
•	Supporting management in the development of the executive team and organizational culture, as well as managing the transition of key relationships with French stakeholders; and
•	Effective Board leadership.

Also includes $102,393 and $106,119 in 2017 and 2018, respectively, earned under the 2014 legacy Technip Cash Incentive Plan. The performance conditions under the plan were certified in 2016 prior to the Merger. However, the plan required continued employment through the payment dates of December 2017 and December 2018.

(4)	The amounts reflected in the All Other Compensation column for the fiscal year ended on December 31, 2018 represent Mr. Pilenko’s premiums for sickness, life, and disability insurance of $3,358, contributions to the French Savings Plan of $29,983, financial planning and personal tax assistance of $28,979, and spousal travel for Company business functions of $70,574.

Executive Chairman’s Outstanding Equity Awards at Fiscal Year-End Table(1)

Shown below is information for our Executive Chairman with respect to his outstanding equity awards at December 31, 2018.

	OPTION AWARDS						STOCK AWARDS
Grant Date of Award	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Incentive Award Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($/€)	Option Expiration Date	Number of Shares or Units of Stock that have Not Vested (#)		Market Value of Shares or Units of Stock that have Not Vested ($)(2)	Incentive Award Plan Awards: Number of Unearned Shares, Units, or Other Rights that have Not Vested (#)		Incentive Award Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that have Not Vested ($)(2)
6/15/2012	97,570				€37.27	6/15/2019
6/14/2013	77,300				€42.87	6/14/2021
9/7/2015		220,000	(3)		€23.92	9/7/2023	66,000	(3)				1,292,280
7/1/2016		230,000	(4)		€24.17	7/1/2024	132,000	(4)				2,584,560
12/6/2016							58,000	(5)				1,135,640
8/9/2017							81,001	(6)		121,502	(7)	2,379,009
(1)	All grants made prior to the closing of the Merger on January 16, 2017 were granted under the terms of various Technip share incentive plans (the “Technip Plans”). The Technip Plans did not require accelerated vesting of awards upon the closing of the Merger.
(2)	The market value of restricted stock units that have not vested is calculated using the closing price of the Company’s Ordinary Shares on the NYSE of $19.58 on December 31, 2018.
(3)	Reflects grant of stock options and restricted stock units, as applicable, that were earned based on satisfaction of performance criteria in 2018 that will vest on September 7, 2019.
(4)	Reflects the target number of stock options and restricted stock units, as applicable, that were earned based on the satisfaction of performance criteria that will vest on July 1, 2020.
(5)	Reflects the target number of restricted stock units subject to the achievement of performance conditions that will vest on December 6, 2020.
(6)	Reflects grant of restricted stock units that will vest on February 28, 2020.
(7)	Reflects the target number of restricted stock units subject to the achievement of performance conditions that will vest on February 28, 2020.

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS

This section describes the Company’s executive compensation program, as well as the objectives and rationales for the various elements of our compensation program, as it relates to our 2018 NEOs.

Named Executive Officer	Position(s) Held in 2018
Douglas J. Pferdehirt	Chief Executive Officer
Maryann T. Mannen	Executive Vice President and Chief Financial Officer
Hallvard Hasselknippe	Executive Vice President from November 1 through December 31, 2018 President, Subsea from January 1 through October 31, 2018
Dianne B. Ralston	Executive Vice President, Chief Legal Officer, and Secretary
Justin Rounce	Executive Vice President and Chief Technology Officer

Mr. Pilenko, our Executive Chairman, is not an NEO for 2018, and the compensation earned by him from all sources for services during the fiscal year ended December 31, 2018 may be found above in Executive Chairman Compensation. Mr. Hasselknippe was President, Subsea, from January 1, 2018 through October 31, 2018, and served as Executive Vice President through the end of 2018, at which time he left the Company.

Business Overview and 2018 Strategic Highlights

Business Overview

TechnipFMC plc is a global energy service company with a portfolio of solutions for the production and transformation of hydrocarbons. These solutions range from discreet products and services to fully integrated solutions based on proprietary technologies, with a clear focus to deliver greater efficiency across project lifecycles from concept to delivery and beyond.

We have operational headquarters in Paris, France and Houston, Texas, United States. We operate across three business segments: Subsea, Onshore/Offshore, and Surface Technologies. Through these segments, we are levered to the three energy growth areas of unconventionals, liquified natural gas, and deepwater developments.

We have a unique and comprehensive set of capabilities to serve the oil and gas industry. With our proprietary technologies and production systems, integration expertise, and comprehensive solutions, we are transforming our clients’ project economics.

Enhancement of our performance and competitiveness is a key component of this strategy that is achieved through technology and innovation differentiation, seamless execution, and reliance on simplification to drive costs down. We are targeting profitable and sustainable growth, seizing growing market opportunities, expanding the range of our services, and managing our assets efficiently to ensure that we are well-prepared to drive and benefit from the recovery we are experiencing in many of the segments we serve.

Each of our more than 37,000 employees is driven by a steadfast commitment to clients and a culture of purposeful innovation, challenging industry conventions, and finding new and better ways of working to unlock possibilities. This leads to fresh thinking, streamlined decisions, and smarter results, enabling us to achieve our vision of enhancing the performance of the world’s energy industry.

An overview of our three business segments is included below.

Business Segment Overview
Subsea	Onshore/Offshore	Surface Technologies
•  Integrated design, engineering,
   procurement, manufacturing,
   fabrication and installation, as
   well as life of field services for
   subsea systems, subsea field
   infrastructure and subsea pipe
   systems used in oil and gas
   production and transportation
•  Integrated front-end engineering
   and design studies influencing
   concept development and
   design

•  Design, project management,
   and construction of onshore
   facilities related to the
   production, treatment, and
   transportation of oil and gas,
   including the entire liquefied
   natural gas, or LNG, production
   value chain, as well as the
   transformation of
   petrochemicals such as
   ethylene, polymers, and
   fertilizers
•  Design, project management,
   and construction of the entire
   range of fixed and floating
   offshore oil and gas facilities

•  Design and manufacturing of
   products and systems, as well
   as services used in exploration
   and production of crude oil and
   natural gas
•  Wellhead systems as well as
   high-pressure valves, flowlines,
   and pumps used in stimulation
   activities for oilfield service
   companies
•  Hydraulic fracturing systems
   and services; production,
   separation, and flow processing
   systems; and measurement
   systems and loading arm
   solutions

2018 Strategic Highlights

TechnipFMC operates a sophisticated, global business in a highly competitive industry that has been negatively impacted by lower commodity prices. Our solutions add value to some of the largest capital investments in the world. We have identified an opportunity to change the way projects are conceived and executed in the industry with the introduction of our Subsea integrated engineering, procurement, construction, and installation (iEPCITM) business model. The successful execution of our strategy and our achievement of Merger synergies are delivering additional value to our customers and shareholders.

We have summarized some of our key 2018 achievements below.

Key Strategic Achievements in 2018
Market Acceptance and Leadership
Subsea
    •    Award of three new iEPCITM projects, including the Karish project for Energean offshore Israel – our           most comprehensive integrated project to date
    •    Commercialization of our new Subsea 2.0TM product platform
    •    Signed new Strategic Collaboration Agreements
          ○    Equinor – promote increased collaboration and early engagement, through pre-FEED and concept development, to obtain sustainable cost reductions in offshore projects globally
          ○    Magma Global – accelerate the development of a new generation of hybrid flexible pipe for use in offshore applications
    •    Formation of TechnipFMC Island Offshore Subsea, or TIOS, a new company focused on vessel-based well intervention services
Onshore/Offshore
    •    Inbound orders increased 95% versus the prior year and included the following awards:
          ○    Vietnam’s largest olefins plant, using our proprietary ethylene technology[1]
          ○    A floating production, storage, and offloading unit as part of the Energean iEPCI™[2]
          ○    Two state-of-the-art, natural gas-based fertilizer complexes in Eastern India[3]
    •    Award of engineering design work for three new mid-scale liquefied natural gas (LNG) projects under development in the United States and Mexico, including the Energia Costa Azul liquefaction project
    •    Signed new Long-Term Offshore Agreement (in consortium with Malaysia Marine and Heavy

Key Strategic Achievements in 2018
          Engineering Sdn Bhd) covering engineering, procurement, fabrication, transportation, and installation of offshore facilities for Saudi Aramco
Surface Technologies
    •    Signed new Frame Agreement with Chevron for the supply of surface wellhead equipment and service in the United States and Canada

Strong Execution
    •    Strong project execution helped mitigate the financial impact of anticipated revenue decline
    •    Successful completion of three iEPCITM projects, including the Shell Kaikias project in the Gulf of
          Mexico that was delivered one year ahead of schedule
    •    Delivered Trains 2 and 3 ahead of schedule for Yamal LNG, the Company’s largest project
    •    Continued focus on quality, health, safety, and environment with the implementation of our quality and safety program

Merger and Integration
    •    Delivered an incremental $200 million in annualized exit run-rate savings in 2018, reaching a cumulative total of $420 million in run-rate savings since the formation of TechnipFMC
    •    Savings provided meaningful contribution to sustained Return on Invested Capital (“ROIC”)
    •    Implemented an optimized and centralized business reorganization

Capital Allocation
    •    Maintained quarterly dividend of $0.13 per share
    •    Completed existing $500 million share repurchase program in less than 16 months
    •    Board of Directors approved additional $300 million share repurchase program

[1]	Project scope covers licensing, engineering, procurement, construction, commissioning, and start-up
[2]	Integrated project scope covers the design, procurement, construction, and installation of the complete subsea system, a Floating Production Storage and Offloading unit (FPSO), the pipeline system, and the onshore pipeline and valve station at the receiving station
[3]	Project scope covers licensing, basic engineering, detailed engineering, construction, and commissioning

While 2018 presented a competitive and challenging environment, our strong project execution capabilities and integrated business models have reinforced our market leadership. In 2018, across our executive team, a majority of all compensation at target was performance-based, with several objectives shared among the NEOs, including our CEO, and distinct individual objectives tied to key projects and responsibilities of each of our executives. In particular, annual incentives focused on our short-term goals, including continuing the business transformation that commenced with our Merger and the realization of Merger synergies, while long-term incentives reflect longer-term priorities, such as capital efficiency and shareholder value creation. The compensation outcomes for 2018 reflected our strong performance against these objectives.

For detailed information regarding our 2018 results, please see our Form 10-K, which reports our results using U.S. generally accepted accounting principles, and our U.K. Annual Reports and Accounts, which reports our results using the international financial reporting standards (as adopted by the European Union).

Executive Compensation Highlights

Some of the key characteristics of our executive compensation practices include:

Executive Compensation Governance Practices
Compensation Committee members are all independent directors	✔
For transparency and alignment, Compensation Committee consults all independent directors on executive director compensation, but authority remains with independent Compensation Committee	✔
Executive compensation program strongly links pay and performance with majority of pay “at risk”	✔
Compensation targeted at median of peer group	✔
Incentive awards based on rigorous and objective performance measures closely tied to business strategy	✔
Three-year performance period for performance stock units and three-year cliff vesting for restricted stock units and stock options	✔
Strong stock ownership guidelines: Six times base salary for CEO, five times base salary for our Chief Financial Officer, and three times base salary for other executive officers	✔
Double-trigger change-in-control provisions under equity grants and executive severance agreements	✔
Clawback policy	✔
Anti-hedging and anti-pledging policies	✔
No tax gross-ups under severance agreements	✔
Director remuneration for the next three years is governed by our Directors’ Remuneration Policy, approved by our shareholders at our 2018 Annual Meeting	✔

Compensation Philosophy and Governance

Our compensation philosophy links an executive’s total compensation opportunity with our annual and long-term goals and objectives through the achievement of financial targets established and measured objectively by our Compensation Committee, and to a lesser extent, the executive’s performance against specific individual objectives.

In order to enhance shareholder value over the long term, it is critical that our compensation program allows us to:

➢	Retain, attract, and motivate exceptionally talented individuals who deliver superior operational performance in our businesses and create an environment that fosters the technological innovation we believe is necessary for continued growth in our industry.
•	Executive compensation is structured to be competitive and to provide appropriate incentives in order to attract, motivate, and retain qualified, exceptional executive talent over the long term. Each NEO’s total compensation opportunity (i.e., base salary, target annual cash bonus, and target long-term equity incentive opportunity) is set by reference to median compensation levels amongst our Compensation Peer Group (as defined below) but may vary from median due to factors such as job performance, time in position, prior experience, and other business conditions.
➢	Motivate and reward our officers and key employees for delivering shareholder value.
•	Executives are compensated for their contributions to our short-term and long-term results. Each executive’s annual cash incentive compensation is based on the achievement of annual performance goals, as well as personal performance. Similarly, a portion of an executive’s equity compensation is directly linked to the achievement of specific long-term corporate results that we believe create both annual and long-term shareholder value.

•	Equity compensation aligns the interests of our executives with those of shareholders by rewarding them for the achievement of our long-term objectives and for increasing shareholder value. As such, equity compensation represents a significant portion of each NEO’s compensation. We believe performance-based equity compensation, such as stock options and performance-based restricted stock units, together with three-year cliff vesting and share ownership and retention guidelines, align executive and shareholder interests and provide appropriate motivation for enhancing long-term shareholder value.

As indicated below, in 2018, across our executive team, a majority of all compensation at target was performance-based, with several objectives shared among the NEOs, including our CEO, and distinct individual objectives tied to key projects and responsibilities of each of our executives. This “at risk” feature demonstrates our Compensation Committee’s focus on performance-based compensation to ensure alignment with our shareholders’ interests and incentivize shareholder value creation.

The Company includes stock options in its at-risk, performance-based incentives as stock options do not have an intrinsic value unless our Company share price appreciates and delivers value for all shareholders.

Compensation-Setting Process

Role of the Compensation Committee

Our Compensation Committee oversees our executive compensation program and determines the compensation for our executive officers. The Compensation Committee is responsible for, among other things, reviewing, evaluating, and approving:

•	The agreements, plans, policies, and programs of the Company to compensate its independent directors, the Executive Chairman, the CEO, and other officers, as applicable; and
•	All awards of equity securities or equity derivatives to executive officers of the Company, as well as the total number of equity securities or equity derivatives to be allocated to all other employees at the discretion of the CEO, consistent with equity plans approved by the Company’s shareholders.

The Compensation Committee also reviews the Company’s incentive compensation arrangements to ensure that they do not incentivize excessive risk-taking and evaluates compensation policies and practices that could mitigate any such risk.

Pursuant to its charter, the Compensation Committee has sole authority to retain and terminate any compensation consultant, outside counsel, or any other advisers engaged to assist in the evaluation of compensation of directors or executive officers, including the sole authority to approve the consultant’s fees and its terms. The Compensation Committee considers appropriate standards in selecting its compensation consultants consistent with NYSE rules, SEC rules, and requirements under the Dodd-Frank Act.

Additional information on the roles and responsibilities of the Compensation Committee is provided in the section entitled “Corporate Governance—Committees of the Board of Directors—Compensation Committee” and the charter of the Compensation Committee may be viewed on our website at www.technipfmc.com under the heading “Who we are > Governance.”

2018 Advisory Vote on Executive Compensation

At our 2018 Annual Meeting, a majority of votes cast (74%) approved our 2017 executive compensation program as disclosed in our 2018 Proxy Statement. In addition, the following modifications were made to our executive compensation program for 2018:

•	Annual Incentive: Replaced the Synergies metric in the Business Performance Indicator with EBITDA as a percentage of revenue to underscore our strategic objective of growing margins and profitability across our business segments.
•	Long-Term Incentive:
○	Eliminated the long-term incentive grant for our Executive Chairman due to the three-year vesting requirement of our equity awards and the transitory nature of the role. The Executive Chairman’s compensation for 2018 consisted only of base salary and the annual incentive.
○	Maintained our CEO’s long-term incentive award opportunity identical to his awards from 2017, in line with peer group comparisons.

In addition, in February 2019, taking into consideration changes in our peer company practices, the Compensation Committee decided to increase the target long-term incentive grant of our CEO by 11%. This decision increases the percentage of compensation that is variable, which creates a stronger alignment with our shareholders’ interests and incentivizes shareholder value creation, in line with our compensation philosophy. Salary and annual incentive elements will remain unchanged for our CEO. This adjustment remains within the limits of our Remuneration Policy as approved by our shareholders at our 2018 Annual General Meeting of Shareholders. It is intended that no equity grants will be made to our Executive Chairman in 2019.

The Compensation Committee considers carefully the results of the shareholder advisory vote as it completes its annual review of our compensation program. In addition, our Board and executive team maintain a shareholder engagement program to solicit feedback on the Company’s strategy, performance, governance, executive compensation, and sustainability initiatives. We believe that engagement with our shareholders is important as we seek to develop long-term relationships with our shareholders and ensure that they fully understand our strategy and the ways in which we seek to unlock value across our business portfolio. Our Board and executive team are committed to building and maintaining open communication whereby shareholders can express their perspectives with the appropriate audiences within the Company. An integral component in the evaluation and review of our compensation program is our shareholder engagement initiatives. For additional details regarding our most recent shareholder engagement program, please see “Corporate Governance and Board of Directors—Shareholder Engagement.”

Role of the Compensation Committee’s Independent Consultant

In 2018, in order to ensure our compensation programs are aligned with peer group and industry best practices, the Compensation Committee retained Willis Towers Watson as its principal compensation consultant to provide information and advice to the Compensation Committee on executive and director compensation and related governance matters. This included evaluating our director and executive compensation programs against general market and peer data and providing updates on current executive compensation trends and applicable legislative and governance activity. In addition, Willis Towers Watson provided retirement benefit consultant services, health and group benefits consulting services, and corporate risk and broking services to management in 2018. In 2018, Willis Towers Watson was paid approximately $425,000 in fees related to executive compensation services, and $1,924,000 related to non-executive compensation services.

In February 2019, the Compensation Committee considered the independence of Willis Towers Watson pursuant to SEC rules and NYSE listing standards and requested and received a letter from Willis Towers Watson addressing Willis Towers Watson’s independence, including the following independence factors: (a) other services provided to the Company by Willis Towers Watson; (b) fees paid by the Company as a percentage of Willis Towers Watson’s total revenue; (c) policies and procedures maintained by Willis Towers Watson that are designed to prevent a conflict of interest; (d) any business or personal relationships between the individual consultants involved in the engagement and a member of the Compensation Committee; (e) any Ordinary Shares owned by the individual consultants involved in the engagement or their immediate family members; and (f) any business or personal relationships between our executive officers and Willis Towers Watson or the individual consultants involved in the engagement. The Compensation Committee also considered that the Willis Towers Watson consultants advising the Compensation Committee derived no economic benefit from the fees paid for the non-executive compensation services. The Compensation Committee discussed these considerations and concluded that the work of Willis Towers Watson and the consultants involved in the engagement did not raise any conflict of interest.

Peer Groups

Compensation Peer Group

Compensation for our NEOs was set by reference to the practice of relevant peer companies. Two peer groups were developed to inform general decisions on compensation levels and practices. The Company’s size and breadth of services, including both traditional oilfield services and engineering and construction services, made the determination of a close peer group challenging as there are relatively few companies with a comparable mix of size, scope of offering, and geographical footprint. As a result, the Company could not be positioned close to the median of a focused peer group, and the Compensation Committee approved two peer groups comprising companies of broadly comparable size (determined primarily by reference to annual revenues and/or market capitalization), industry (focusing on oilfield services, the oil and gas industry more broadly, construction and engineering, and heavy equipment manufacturing), and complexity (focusing on large, project-based, capital intensive companies with significant international operations).

The first peer group is a “Global Peer Group” comprising 22 companies, with a balance of 12 European and 10 U.S. headquartered companies selected according to the criteria outlined above. The Global Peer Group offers a broad, global perspective on market compensation levels for large, complex, capital intensive organizations that compete for talent with the Company and reflects differing global pay practices. It ensures that the Compensation Committee has a holistic view of the compensation practices of comparable companies, including those headquartered in Europe, and is not solely focused on U.S. market practice. The Global Peer Group consists of the following companies:

European Global Peers	U.S. Global Peers
Air Liquide S.A.	Baker Hughes, a GE Company
Alstom S.A.	Caterpillar Inc.
Enbridge Inc.	ConocoPhillips
John Wood Group plc	Cummins Inc.
Petrofac Limited	Devon Energy Corporation
Repsol, S.A.	Fluor Corporation
Saipem S.p.A.	Halliburton Company
Schlumberger Limited	Ingersoll-Rand Plc
Subsea 7 S.A.	Jacobs Engineering Group Inc.[1]
Transocean Ltd.	National Oilwell Varco, Inc.
VINCI SA
Weatherford International plc

For 2018 compensation comparisons, Chicago Bridge & Iron Company N.V. was removed from the Global Peer Group due to its acquisition by McDermott International, Inc., and Amec Foster Wheeler plc was removed from the Global Peer Group due to its acquisition by John Wood Group plc.

In addition, the Compensation Committee also reviewed data from a second “Industry Peer Group” comprising 18 companies with significant U.S. operations (including both U.S. and European-headquartered companies) that are the prime competitors for executive talent in the critical U.S. business segment. The Industry Peer Group includes nine direct competitors in the oilfield services industry, four independent oil exploration and production companies, and five large, capital intensive companies consistent with the practice of the Company’s closest peers. There is a material and deliberate overlap between the Compensation Peer Group and the Industry Peer Group. The Industry Peer Group serves as a counterpoint to the broader global perspective provided by the Global Peer Group and is intended to provide a clear view of compensation levels and practices of our closest peers in the U.S. industry as a critical segment of our business and a key market for executive talent. The Industry Peer Group consists of the following companies:

Oil Field Services	Oil Exploration and Production	Capital Intensive
Baker Hughes, a GE Company	Anadarko Petroleum Corporation	Cummins Inc.
Halliburton Company	Apache Corporation	Dover Corporation
John Wood Group plc	ConocoPhillips	Fluor Corporation
McDermott International, Inc.	Devon Energy Corporation	Jacobs Engineering Group Inc.[1]
National Oilwell Varco, Inc.		Transocean Ltd.
Saipem S.p.A.
Schlumberger Limited
Subsea 7 S.A.
Weatherford International plc

For 2018, Amec Foster Wheeler plc was removed from the Industry Peer Group due to its acquisition by John Wood Group plc.

Although the companies within the two peer groups (collectively referred to herein as the “Compensation Peer Group”) vary in revenue, size, and market capitalization, Willis Towers Watson utilized regression analysis, where possible, to develop size-adjusted market values for each element of compensation. Using the Compensation Peer Group data, the Compensation Committee reviewed the appropriateness and competitiveness of each executive officer’s base salary, annual non-equity incentive bonus, and annual equity award.

For each of the NEOs, the Compensation Committee compared each element of the executive’s compensation, as well as the executive’s total compensation, to his or her counterparts within the Compensation Peer Group. The Compensation Committee also evaluated internal relativities of the CEO’s compensation to the compensation of each of our other NEOs in comparison to internal relativities in the Compensation Peer Group. The Compensation Committee considered the external market, internal relativities, individual performance, and tenure in allocating total compensation to our NEOs among the various elements of annual compensation (base salary and cash bonus) and long-term compensation (equity awards), including the allocation between performance-based and time-based equity in a manner it determined to be broadly consistent with market practice and aligned with the Company’s strategic objectives.

The Compensation Committee uses tally sheets to summarize all of the elements of each NEO’s actual and potential future compensation. Tally sheets provide the Compensation Committee with the information necessary to evaluate the total compensation of an NEO by presenting the dollar amount of each component of the NEO’s compensation, including cash compensation, accumulated deferred compensation balances, outstanding equity awards, retirement benefits, perquisites, and any other compensation. With regard to performance scenarios, tally sheets demonstrate the amounts of compensation that would be payable under minimum, target, and maximum payouts under our cash and equity incentive compensation plans.

[1]	Jacobs Engineering Group Inc.’s energy, chemicals, and resources business was acquired by WorleyParsons Ltd. in 2019.

Performance Peer Group

The performance-based restricted stock unit awards granted in 2018 specify a peer group against which the Company’s relative TSR will be measured to determine the extent to which the units will vest. The “Performance Peer Group” comprises the 13 companies listed below. Please see “—Long-Term Compensation—Performance-Based Restricted Stock Unit Awards” for additional information on the performance measures for performance-based restricted stock units.

Baker Hughes, a GE company	Oceaneering International, Inc.
Chicago Bridge & Iron Company N.V.[2]	Oil States International, Inc.
Fluor Corporation	Schlumberger Limited
Halliburton Company	Saipem S.p.A.
John Wood Group plc	Subsea 7 S.A.
McDermott International Inc.	Weatherford International plc
National Oilwell Varco, Inc.

The Performance Peer Group was chosen to reflect companies that are a closer comparison to the Company in terms of its relative financial and operational performance and are more likely to be competitors for investment than those companies comprising the broader Compensation Peer Group. For 2018, Amec Foster Wheeler plc was removed from the Performance Peer Group due to its acquisition by John Wood Group plc.

Determination of Executive Chairman and CEO Compensation

In 2018, neither the CEO nor the Executive Chairman had a role in setting his own or the other’s base salary, annual cash bonus, or the size of his or the other’s annual equity compensation award. In 2018, the Compensation Committee reviewed the specific corporate goals and objectives relevant to the compensation of the CEO and the Executive Chairman and evaluated the CEO’s and the Executive Chairman’s performance and pay in executive session, considering those goals and objectives. For transparency and alignment, our Compensation Committee also consulted all independent directors on our CEO’s and Executive Chairman’s compensation, but the authority to approve any executive director compensation remains with the fully independent Compensation Committee. Based on the Compensation Committee’s annual review and evaluation for 2018, it determined and approved the CEO’s and Executive Chairman’s total compensation level, including base salary, cash incentive compensation, and long-term incentive awards.

Determination of Other Executive Officers’ Compensation

Our CEO provided recommendations for each executive officer’s base salary, annual cash bonus, and target annual equity award for the Compensation Committee’s review. The Compensation Committee’s compensation consultant, Willis Towers Watson, analyzed the practices of our peer organizations with regard to the structure and design of annual and long-term incentives. The Compensation Committee considered these factors in setting base salaries, annual targets, and ratings associated with incentive compensation awards, selecting appropriate structures for long-term incentives, and ensuring that the total compensation program is consistent with our compensation philosophy and peer company practices.

[2]	Merged with McDermott International Inc. in May 2018.

Components of Executive Compensation

Our compensation program reflects the Company’s size, geographical footprint, and breadth of services, along with the challenges in executing the Merger objectives and the on-going transformation of the Company, while continuing to execute on projects and solutions for our clients.

In order to attract and retain the needed level of executive talent, 2018 compensation for our NEOs consisted of three primary elements that are allocated between fixed, annual, and long-term compensation, and are designed to reward service and performance: base salary, annual cash incentive bonus, and long-term equity awards.

[1]	The three Business Performance Indicators (“BPI”) make up 75% of the annual incentive opportunity in the aggregate.
[2]	The Annual Performance Incentive (“API”) makes up 25% of the annual incentive opportunity.
[3]	“PSUs” are performance-based restricted stock unit awards, and “RSUs” are time-based restricted stock unit awards.
[4]	“TSR” refers to total shareholder return.

Alignment of Pay and Performance

One of the Compensation Committee’s primary goals in establishing our executive compensation philosophy and designing our compensation program was to ensure that compensation incentivizes executives to achieve key strategic goals, deliver strong operational and sustainable financial performance, and deliver long-term value for our shareholders. With this as a guiding principle, the Compensation Committee adopted a program that thoughtfully links a significant percentage of each executive’s compensation to key performance objectives that, if achieved, would result in the creation of shareholder value over both the short- and long-term.

The Compensation Committee’s commitment to aligning pay and performance is evidenced by:

•	Annual incentive awards that are based on performance against pre-established financial, operational, and individual performance measures tailored to our Company’s near-term goals and each NEO’s specific role in driving annual Company performance and shareholder value;
•	Long-term incentive awards that are majority weighted towards performance-based equity, requiring both strong absolute performance and outperformance of key peers; and
•	Total compensation that is set by reference to the median of key industry peers, with the maximum annual incentive award set to align with broader market practice.

Allocation of Pay Between Annual and Long-Term Compensation

Our compensation program is intended to provide incentives to our executive officers to achieve annual and long-term financial and operating goals, as well as strategic objectives. Certain elements of the compensation program are weighted toward long-term incentives in the form of equity compensation with a three-year vesting requirement, and a variable, performance-based component. The Company determines the size of each NEO’s equity grant based on a calculated theoretical value of the grant. The ultimate actual value of the equity grants made in 2018 will depend upon our performance measured in terms of ROIC and our TSR, as well as our share price after the end of the vesting period. Our share price will be largely dependent upon the market’s assessment of our long-term performance, as well as general market dynamics.

Annual Compensation

The annual cash pay elements that our executive officers receive include base salary and an opportunity to earn an annual cash bonus.

Cash Compensation—Base Salary

Base salary compensates our employees for services provided during the year and is the fixed element of an executive’s annual compensation. Our goal is to target base salary for our NEOs within a competitive range set by reference to the size-adjusted median of the Compensation Peer Group. An NEO’s base salary will be positioned within the competitive range and is likely to differ from the median due to factors such as job performance and related performance rating, time in position, prior experience, movement of base salary among our Compensation Peer Group, and business conditions.

Any base salary change or merit increase for an executive officer, other than the CEO or Executive Chairman, must be recommended by the CEO and approved by the Compensation Committee. Any base salary change or merit increase for the CEO or Executive Chairman must be determined and approved by the Compensation Committee and must be within the parameters of the Directors’ Remuneration Policy as approved by shareholders.

Cash Compensation—Annual Bonus

Our annual cash bonus plan is designed to focus management on performance factors important to the continued success of their business units and on our overall performance in a particular year. The annual cash bonus comprises two performance-based components – one based on Company performance and the other based on individual performance.

•	Company Performance: The Business Performance Indicator (“BPI”) represents 75% of the annual bonus. All the NEOs have the same BPI rating, which is based on overall Company performance.

•	Individual Performance: The Annual Performance Incentive (“API”) is a qualitative component that represents 25% of the annual bonus. The API rating will vary for each NEO based on achievement of his or her annual objectives.

The payout under both BPI and API components may range from 0% to 200% of target.

BPI Component – 75% of Annual Bonus

The Compensation Committee annually establishes BPI targets and reviews the performance measures at its February meeting. In 2018, the Compensation Committee selected three equally-weighted measures, which reflected the Company’s strategic priorities: Working Capital Days, EBITDA ($M), and EBITDA (% of revenue).

In setting the minimum, target, and maximum goals for 2018, the Compensation Committee considered our internal budgeted goals, the overall business climate, the market for our products and services, and our planned strategic initiatives. The table below describes each of the measures and reports the Company’s 2018 performance relative to the targets established at the beginning of the year. The measures are adjusted for the cumulative effect of changes in accounting principles, the Merger, other significant acquisitions and divestitures, and foreign exchange movements versus the assumptions of those movements at the time the targets were set. The resulting BPI multiple of the three equally-weighted measures is then multiplied by 75% of each executive officer’s annual cash bonus target percentage to determine the executive officer’s cash bonus payout related to achieved BPI results.

BPI Performance Measure	Definition	Importance of the Measure	Threshold (0% Payout)	Target (100% Payout)	Maximum (200% Payout)	2018 Actual Results
						Result	Rating
Working Capital Days	Average number of days to convert working capital into revenue	Measures our efficiency of using operating capital to operate the business; our contract arrangements typically result in negative working capital due to advance payments and milestone payments	86 days	93 days	101 days	88 days	0.30
EBITDA (in millions)	Earnings before interest, taxes, depreciation, and amortization	Facilitates comparison with peer companies by excluding the effect of different capital structures and financing decisions	$1,135	$1,450	$1,711	$1,653	1.78
EBITDA (% of revenue)	Earnings before interest, taxes, depreciation, and amortization, calculated as a percentage of revenue	Reflects the performance and sustainability of the business, leveraging cost efficiencies and driving profitability improvement	9.5%	11.9%	14.0%	13.2%	1.62
2018 BPI Rating							1.23

API Component – 25% of Annual Bonus

A review of each NEO’s individual performance is conducted annually in February to determine the API component of the annual cash bonus. Each NEO’s performance against objectives, established in the beginning of the year, was evaluated by the Compensation Committee with input from the CEO. The API objectives for the CEO were set by the Compensation Committee without the CEO being present and were also evaluated by the Compensation Committee. Details relating to the CEO’s performance objectives are provided below. The other NEOs’ performance objectives were set and evaluated by reference to the following areas:

•	Strategy and growth;
•	Execution of key deliverables relating to the NEO’s primary area of responsibility;
•	Integration synergies;

•	Risk management; and
•	Organizational culture and promoting foundational beliefs.

The API rating is based on the achievement by an NEO of difficult performance objectives that are subject to a rigorous evaluation process. If an NEO failed to achieve any of his or her objectives, the API multiple would likely be 0.0, absent any mitigating factors. If the NEO met some, but not all of the objectives, the API multiple would fall between the range of 0.0 to 2.0, depending upon the number of objectives accomplished, their relative importance as determined by the Compensation Committee, and difficulty, and the factors that may have prevented achievement of certain objectives. An NEO achieving all objectives could potentially receive an API of 2.0, although it is intended that this ranking reflects outstanding performance given the inherent degree of difficulty factored into both the objective setting and evaluation processes. For 2018, the NEOs received API ratings ranging from 1.20 to 1.50 for the year, with an average rating of 1.39. The resulting API multiple is then multiplied by 25% of each executive officer’s annual cash bonus target percentage to determine the executive officer’s cash bonus payout related to achieved API results.

Mr. Pferdehirt’s objectives in 2018 related to the following areas:

•	Strategy and growth, including implementing plans to enhance shareholder value, sector differentiation, and long-term growth, as well as consistently and clearly communicating this strategy to stakeholders;
•	Execution of key deliverables as they relate to developing integrated solutions and new technology-related inbound orders;
•	Realization of Merger integration synergies;
•	Executive team and organizational culture development; and
•	Promoting the Company’s foundational beliefs and core values, including objectives related to safety and sustainability.

Determination of 2018 Payouts under the Cash Incentive Compensation Plan

Each executive’s target annual cash bonus is a percentage of his or her base salary for the year. For example, assuming an NEO has a base salary of $600,000, a 100% target bonus, a BPI rating of 1.23, and an API rating of 1.00, the executive’s annual cash bonus would be calculated as follows:

Component	Base Salary		Weighting		Target Bonus %		Rating		Payout
BPI:	$600,000	X	75%	X	100%	X	1.23	=	$553,500
API:	$600,000	X	25%	X	100%	X	1.00	=	$150,000
Total Cash Incentive Compensation									$703,500

Long-Term Compensation

Equity Compensation

The long-term component of executive compensation consists of equity awards, a significant portion of which are performance-based and tied to the creation of shareholder value. To determine the appropriate target value of equity-based compensation awards for the NEOs, the Compensation Committee considered the median value of equity compensation awards within the Compensation Peer Group, as well as individual executive performance. For 2018, the Compensation Committee set the target value of equity awards for each NEO and allocated them as follows:

•	60% in the form of performance-based restricted stock units;
•	20% in the form of time-based restricted stock units; and
•	20% in the form of time-based stock options.

We believe this combination of performance-based and time-based long-term incentives provides performance incentives that effectively link executives’ financial outcomes to the ongoing creation of shareholder value, which is consistent with our shareholders’ interests and serves as an effective retention vehicle for the NEOs.

Generally, an executive must remain employed through the vesting date in order to retain the award. However, in case of retirement, as defined under the terms of the award, any unvested equity awards (including performance-based restricted stock units and time-based restricted stock units) will remain outstanding and be settled on the originally scheduled vesting date. Awards also vest immediately in the event of death or disability, or upon a qualifying termination following a change in control, in which case performance-based restricted stock unit awards vest at 100%.

The market value of vested and unvested restricted stock unit awards shown in the Outstanding Equity Awards at Fiscal Year-End Table demonstrate both the potential value of equity awards the Company has issued to its NEOs and the alignment of the NEOs’ personal financial interests with those of our shareholders.

Performance-Based Restricted Stock Unit Awards (60% of Equity Award)

In 2018, the Compensation Committee approved grants of performance-based restricted stock units to the NEOs. These performance-based equity grants are earned based on the achievement of performance targets set by the Compensation Committee prior to the beginning of each performance period. In the case of ROIC, the target is measured against an absolute performance range, while the TSR target is determined relative to the performance of the Performance Peer Group. Both ROIC and TSR closely align with value creation for our shareholders. The linking of executives’ performance-based equity awards to the Company’s achievement of longer-term performance targets puts a meaningful portion of the NEOs’ targeted equity award at risk. The percentage of the total performance-based restricted stock unit award an NEO will ultimately receive will be determined at the end of the applicable measurement period and will depend upon the Company’s performance with respect to the following two measures for that period:

•	Return on Invested Capital (“ROIC”) measures both profitability, equal to annual net income divided by equity plus long-term debt, as well as how effectively the Company uses capital over a three-year period. The Company’s ROIC performance is compared to predetermined minimum, target, and maximum performance levels with the number of units vesting determined by interpolating actual results against the performance range, as described below.
•	Total Shareholder Return (“TSR”) measures the cumulative three-year return that an investor receives based on the volume-weighted average price and the reinvested dividends issued over the performance period. The number of units vesting under this measure is determined by the Company’s ranking as measured against the constituents of the Performance Peer Group, as described below.

The vesting period for these performance-based restricted stock unit awards is through February 26, 2021, with a performance period of January 1, 2018 through December 31, 2020. None of our executive officers has the ability to adjust the performance measures approved by the Compensation Committee or to waive any conditions established for the performance-based awards once established by the Compensation Committee.

Performance-Based Restricted Stock Unit Award Determination for Grants in 2018

The amount of the performance-based restricted stock unit awards granted in 2018 to be earned by the executive officers can vary between 0% and 200% of the performance-based award amount granted, as noted below, and the Company’s performance based on two defined measures.

Goal/Weightings	Performance Measure	Minimum Performance	Target Performance	Maximum Performance
ROIC (50%)	Achievement of stated targets	0%	100%	200%
TSR (50%)	Ranking against Performance Peer Group	0%	100%	200%

The following table summarizes the absolute targets and associated payout levels for the ROIC measure.

Achieved Performance	Earned Performance Stock Units
Below Threshold Performance	0%
Threshold Performance	50%
Target Performance	100%
Maximum Performance or Above	200%

Final performance ratings will be based on linear interpolation between these identified points.

For the TSR measure, the earned performance stock units will be based on a percentile ranking of the Company’s TSR against the constituents of the Performance Peer Group, as follows:

Percentile	Earned Performance Stock Units
Below or equal to 25%	0%
Between 25% and 100%	50% to 200%

Final performance ratings will be based on linear interpolation between the 25th and 100th percentiles.

However, if the Company’s TSR is negative for the performance period, the payout will be capped at the target (100%) regardless of the Company’s relative ranking amongst the Performance Peer Group.

For 2018, we modified the vesting scale of how the performance stock units were earned by changing from an absolute ranking scale that was utilized for the 2017 performance measurement to a percentile ranking. This change was made to reflect that changes in the Performance Peer Group could occur over the three-year performance period and the percentile calculation provides a more transparent calculation in such instances. This change, however, was not intended to materially alter vesting and the performance payout.

Time-Based Restricted Stock Unit Awards (20% of Equity Award)

In 2018, the Compensation Committee approved grants of time-based restricted stock units to our executive officers. All restricted stock unit awards granted to executive officers are subject to three-year vesting terms, consistent with market practice, and require the executive to remain employed through February 26, 2021 before the restricted stock units vest, with exceptions for retirement, death, and disability. Once vested, the executive receives ownership and the voting rights of the underlying Ordinary Shares. The vesting periods serve as a retention incentive.

The number of restricted stock units granted to each of the NEOs was determined by dividing the target value set for each executive officer by the face value of our Ordinary Shares on the grant date.

Stock Options (20% of Equity Award)

In 2018, the Compensation Committee approved grants of stock options to the NEOs. All stock options granted to executive officers are subject to three-year vesting terms, consistent with market practice, and require the executive to remain employed through February 26, 2021, with exceptions for retirement, death, and disability, before the options vest and become exercisable. Options are exercisable for a period of 10 years from the date of grant and have an exercise price equal to the closing price of the Company’s Ordinary Shares as reported by the NYSE on the grant date. The vesting periods serve as a retention incentive.

The number of stock options granted to each of the NEOs was determined by dividing the target value set for each executive officer by the expected value of each option (calculated using the Black-Scholes option pricing model) on the grant date.

Other Compensation, Benefits, and Considerations

Perquisites

We provide limited perquisites to our executive officers in order to facilitate the performance of their managerial and external marketing roles and to ensure a competitive total compensation package. The perquisites we provide to our executives may include financial planning and personal tax assistance, personal use of Company automobiles, dining club memberships and country club memberships, executive physicals, 100% match of charitable contributions up to an aggregate of $10,000 per year, and other minor expenses associated with their business responsibilities.

We provide a security program for our CEO and our Executive Vice President and Chief Financial Officer, including certain personal security measures, to address safety concerns resulting from their positions. We require these security measures for the Company’s benefit because the personal safety and security of these executives are important to the stability of the Company. The security program was developed based on a risk assessment determined to be appropriate by our security team and an outside consultant. We do not consider the security measures provided to our executive officers to be a personal benefit, but rather reasonable and necessary expenses for the benefit of the Company. However, in accordance with SEC disclosure rules, the aggregate incremental cost of these services is reported in the Summary Compensation Table.

If an NEO’s perquisites exceed $10,000 in cost to the Company, the total amount of the perquisites provided by the Company to that NEO is included in the “All Other Compensation” column of the Summary Compensation Table, and the nature of those perquisites are described in a footnote to the table. The value of perquisites deemed to be personal is imputed as income to an executive officer, and we do not gross up for the taxes due on such imputed income.

Clawback Policy

We have adopted a compensation recovery clawback policy applicable to executive officers, subject to the reporting requirements of Section 16 of the Exchange Act, that allows us to clawback and cancel previously granted or earned incentive compensation for any conduct constituting fraud, material theft of Company assets, bribery, corruption, illegal acts, gross negligence, or willful misconduct, including such conduct that requires the Company to materially restate its quarterly or annual financial or operating results.

In such events, the Compensation Committee may: (a) cancel any outstanding award granted, in whole or in part, whether or not vested or deferred; (b) require the executive to repay to the Company any gain realized or payment received upon the exercise or payment of the award valued as of the date of exercise or payment; and/or (c) reduce or offset future incentive compensation. The Compensation Committee expects to approve any necessary revisions to this policy to comply with Section 954 of the Dodd-Frank Act when the SEC approves final rules implementing the requirement.

Share Ownership and Retention Requirements

The Compensation Committee oversees the Company’s executive officer share ownership and retention policy to ensure a continuing alignment of executive and shareholder interests.

Share Ownership Requirements

Executive officers are required to own shares in an amount equal to a multiple of their base salary. Qualifying shares include Ordinary Shares, performance-based restricted stock unit awards where the performance period is final and approved, and time-based restricted stock unit awards. Unexercised stock options, performance-based restricted stock units where the performance period is not final, and shares held in Company retirement plans are not included in the ownership calculation. Each executive officer has five years to satisfy an ownership multiple, prorated 20% each year, from the effective date of appointment. The multiple applicable to our NEOs is as follows:

Named Executive Officer	Multiple of Base Salary
Chairman/CEO	6x
Chief Financial Officer	5x
All Other Officers	3x

Share Retention Requirements

Each executive officer is required to retain, for a period of at least one year after the vesting date, shares equivalent to at least one-half of the net after-tax number of shares deposited in his or her account in relation to vested restricted stock units. The purpose of this additional requirement is to impose a holding period during which our executives must retain ownership of a significant portion of vested equity compensation.

We believe that the combination of the share ownership and share retention requirements serves to more closely align the interests of our executives with the long-term interests of our shareholders. We regularly evaluate and monitor compliance with our share ownership and retention policy, and the Board will review compliance on at least an annual basis. All executive officers, including all NEOs, met their pro rata ownership and retention requirements under the Company’s policy in 2018.

Insider Trading and Speculation in Company Stock

We have established an Insider Trading Policy that prohibits our officers, directors, and certain employees from engaging in discretionary transactions involving our securities while in possession of material, non-public information or otherwise using such information in any manner that would violate applicable laws and regulations. It also prohibits all employees and their immediate family members from directly or indirectly speculating in Ordinary Shares, including derivative transactions, hedging and pledging activities, short selling, the sale or purchase of options in Ordinary Shares, and borrowing against Ordinary Shares. The Insider Trading Policy aims to align management’s economic ownership risk with those of shareholders.

Deductibility of Executive Compensation under Section 162(m) of the Internal Revenue Code

Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), limits the deductibility of compensation in excess of $1 million paid to U.S.-based NEOs in any calendar year. Under the U.S. tax rules in effect before 2018, compensation that qualified as “performance-based” under Section 162(m) was deductible without regard to this $1 million limit. However, the U.S. Tax Cuts and Jobs Act of 2017 (the “TCJA”) eliminated this performance-based compensation exception effective January 1, 2018, subject to a special rule that “grandfathers” certain awards and arrangements that were in effect on or before November 2, 2017. As a result, compensation that the Compensation Committee structured in 2017 with the intent of qualifying as performance-based compensation under Section 162(m) that is paid on or after January 1, 2018 may not be fully deductible, depending on the application of the special grandfather rules. Moreover, from and after January 1, 2018, compensation awarded in excess of $1 million to our U.S.-based NEOs generally is not deductible. While the TCJA limits the deductibility of compensation paid to our U.S.-based NEOs, such limitations will not have a material impact on the Company’s executive compensation program. Our Compensation Committee will continue to structure our compensation program in the best long-term interests of our shareholders.

Savings Plans

U.S. Savings Plan

All of our U.S.-based employees who work more than 20 hours a week, including our executives, are eligible to participate in a tax-qualified savings and investment plan (the “U.S. Qualified Savings Plan”). This plan provides an opportunity for employees to save for retirement on both a pre-tax and after-tax basis. Employees can contribute between 2% and 75% of base salary and eligible incentives through pre-tax and after-tax contributions up to the maximum amount prescribed by law and our limits. We match 100% up to the first 5% of each eligible employee’s contributions. Participants are 100% vested in their contributions and the employer matching contributions. For annual compensation that exceeds the maximum compensation limit required by the Code for the U.S. Qualified Savings Plan, we contribute 5% of such excess to that employee’s non-qualified savings plan account discussed below. In addition, all eligible employees receive a 2% non-elective contribution, which vests after three years of service. Prior to January 1, 2019, eligible union employees did not receive any Company contributions.

Our U.S.-based executives are eligible to participate in a pre-tax non-qualified defined contribution plan (the “U.S. Non-Qualified Savings Plan”), which provides executives and other eligible employees with the opportunity to participate in a tax advantaged savings plan comparable to the U.S. Qualified Savings Plan. The investment options offered to participants in the U.S. Non-Qualified Savings Plan are similar to those offered in our U.S. Qualified Savings Plan. Participants may elect to defer up to 90% of their base salary and/or annual cash incentive bonus into the U.S. Non-Qualified Savings Plan. We contribute 5% of the employee’s contributions to the U.S. Non-Qualified Savings Plan. Participants are 100% vested in their contributions and the employer contributions. For those participants in the U.S. Non-Qualified Savings Plan eligible to receive the non-elective contribution, we will contribute an additional 2% of the employee’s contributions to the U.S. Non-Qualified Savings Plan. Similar to the U.S. Qualified Savings Plan, eligible participants in the U.S. Non-Qualified Savings Plan become vested in their non-elective contributions after three years of service. In addition, for these eligible participants, we will make a contribution to the U.S. Non-Qualified Savings Plan equal to any missed Company contribution on annual compensation that exceeds the maximum compensation limit required by the U.S. Internal Revenue Service (“IRS”) for our U.S. Qualified Savings Plan. The intent of our contributions to the U.S. Non-Qualified Savings Plan is to ensure that eligible employees receive the same contribution as a percentage of eligible earnings from the Company regardless of compensation level. All vested funds must be distributed upon an employee’s separation from service with the Company; provided, however, that there is a six-month delay for key employees as defined and required by Section 409A of the U.S. Internal Revenue Code of 1986, as amended.

Norwegian Savings Plan

As a Norwegian employee, Mr. Hasselknippe participated in the Technip Norge AS defined contribution plan. This plan has an annual company contribution equal to 7% for a base salary from 0G to 7.1G and 25% for base salary from 7.1G to 12G, where G is the National Insurance Base Amount equal to Norwegian Krone (NOK) 96,883 (USD $11,869). There is no contribution for a base salary over 12G.

Defined Benefit Pension Plans

U.S. Defined Benefit Plan

Participation in the Company’s U.S. defined benefit pension plans is limited to employees who were employed by FMC Technologies prior to January 1, 2010 and who had five years of service as of December 31, 2009. Based on these requirements, Ms. Mannen is the only NEO who participates in the Company’s U.S. defined benefit pension plans.

Effective December 31, 2017, benefit accruals under the Company’s U.S. defined benefit pension plan for non-union employees (the “U.S. Pension Plan”) and the Company’s U.S. non-qualified defined benefit pension plan (the “U.S. Non-Qualified Pension Plan”) were frozen for all non-union participants, and participants did not receive any transitional payments in connection therewith.

The U.S. Pension Plan provides income replacement retirement benefits. The U.S. Pension Plan is designed to provide retirement income to our current employees who met the minimum service requirement of five years or who retire at the age of 65. The pension payment is based on “final average pay,” which is calculated for the period that includes the employee’s highest 60 consecutive months of pay in the final 120 months of service and includes base salary and annual cash bonus in the calculation. Eligible earnings under the provisions of the U.S. Pension Plan do not include the value of the equity grants (stock options or restricted stock unit awards), matching contributions to our U.S. Qualified Savings Plan, and/or deferrals or our contributions to the U.S. Non-Qualified Savings Plan, or perquisites. The U.S. Pension Plan is qualified under the Code. The IRS limits the amount of compensation on which retirement benefits can be earned and the amounts payable by a tax qualified defined benefit pension plan.

The U.S. Non-Qualified Pension Plan provides benefits based on earnings above the IRS limits, as well as benefits based upon deferrals made to the U.S. Non-Qualified Savings Plan that are not permitted under the U.S. Pension Plan. The U.S. Non-Qualified Pension Plan uses the same pension benefit formula as the tax-qualified U.S. Pension Plan. The benefits under this plan are our general obligations and are not protected by the Code or the Employee Retirement Income Security Act of 1974, as amended.

Executive Severance Benefits

General Severance Benefits

It is our policy to offer severance benefits to our executive officers because we believe that severance benefits provide important financial protection to executive officers in the event of involuntary job loss, are consistent with the practices of peer companies, and are appropriate for the retention of executive talent. Under our executive severance plan, which applies when an executive is not otherwise party to a change-in-control severance agreement, executive officers who are terminated without cause are entitled to receive 18 months of severance pay (limited to base salary and the executive’s target annual cash incentive bonus), their prorated target annual cash bonus through the date of termination, the continuation of medical and dental benefits for 18 months at the employee premium rate, outplacement assistance, and financial planning and tax preparation assistance for the last calendar year of employment. See “Potential Payments Upon Termination” for a further description of the terms and potential amounts payable under the executive severance plan. These provisions include any legal or contractual severance clauses (except for a change-in-control event) that may apply. The availability of these severance benefits is conditioned on the executive’s compliance with non-disclosure, non-compete, and non-solicitation covenants.

The terms of our general executive severance plan are consistent with the market practice of large public companies surveyed by Willis Towers Watson. Change-in-control severance benefits, as described below, and general severance benefits are exclusive of one another, and in no circumstance would any NEO receive benefits under both a change-in-control severance agreement and our general executive severance plan.

Change-in-Control Benefits

It is our policy to offer a “double trigger” change-in-control benefit to executive officers to ensure that they have an incentive to continue to work in the Company’s best interests during the period of time when a change-in-control transaction is taking place and in order to ensure we have the ability to maintain continuity of management. It is also our policy to provide executives with the assurance they will not be adversely affected by a change-in-control transaction without fair compensation, except in the case of termination for cause. Finally, we believe an executive severance agreement is necessary to remain competitive in the market for skilled and experienced executive talent. Our change-in-control benefits do not include the payment of tax gross-ups.

The benefits payable upon a change-in-control event are comparable to benefits executives in similar positions at peer companies are eligible for under their change-in-control agreements. The competitive nature of these benefits was reviewed and analyzed by the Compensation Committee with the assistance of Willis Towers Watson and will be reviewed for continued competitiveness annually.

TechnipFMC Executive Change-in-Control Severance Agreements

Each of our NEOs other than our Executive Chairman has entered into an executive severance agreement, which is “double trigger,” meaning that severance benefits, including accelerated equity award vesting, are only payable if, in addition to a future qualifying change-in-control event, the executive is terminated by the Company without cause, or the executive terminates employment for good reason when his or her responsibilities are materially changed, his or her salary and/or benefits are materially reduced, and/or his or her location of employment is significantly changed. In such circumstances, executive officers are entitled to receive two to three times the greater of their annual base salary on the date of the agreement or on the date of termination; two to three times the greater of their average cash bonus payable in the three years prior to termination or their target annual cash bonus for the year of termination; a prorated payment equal to the amount of their annual target cash incentive bonus for the year the executive is terminated; accrued but unpaid base salary and unused paid time off pay; an amount equal to the premiums payable for health care, dental, vision, prescription drug, life, accidental death and dismemberment insurance, and disability insurance coverage for 24 to 36 months; and outplacement services.

Legacy FMC Technologies Executive Severance Agreements

FMC Technologies entered into executive severance agreements described herein with Mr. Pferdehirt, Ms. Mannen, and Ms. Ralston (the “legacy FMC Technologies severance agreements”), which apply to the Merger and remained effective until January 16, 2019.

The legacy FMC Technologies severance agreements provided for severance benefits if the executive officer was terminated by the Company without cause or the executive terminated employment for good reason when his or her responsibilities were materially changed, his or her salary and/or benefits were materially reduced, and/or his or her location was significantly changed following the Merger and prior to January 16, 2019. In such circumstances, under the legacy FMC Technologies severance agreements, the executive officer was entitled to receive one to three times his or her annual base salary and one to three times the executive’s annual target cash incentive bonus; a prorated payment equal to the amount of the executive’s annual target cash incentive bonus for the year the executive was terminated; accrued but unpaid base salary and unused paid time off pay; elimination of ownership and retention guidelines; three years of additional age and service credit for purposes of benefit determination in the U.S. non-qualified retirement plans; health care, life, accidental death and dismemberment insurance, and long-term disability insurance coverage for 18 months at employee premium rates; and outplacement services.

Legacy Technip Executive Severance Agreement

Mr. Hasselknippe, President Subsea, left the Company on December 31, 2018. He was a party to an employment agreement with Technip that entitled him to six months’ notice of termination and 18 months of severance (based on the sum of base salary and target annual cash bonus at the time of separation from service), as long as his separation was not due to gross misconduct or negligence, ineptitude, or retirement. In addition, he is entitled to compensation for accrued insurance benefits. Mr. Hasselknippe agreed to a perpetual non-solicit of employees covenant (covering employees who were employed during his last 12 months of employment) and a 12-month post-termination non-compete in Europe. As long as he complies with the non-compete covenant, Mr. Hasselknippe is entitled to receive a monthly non-compete indemnity payment for the duration of the non-compete.

In connection with his separation, the Company and Mr. Hasselknippe entered into a separation agreement under which he will receive payments in line with his employment agreement, as well as additional payments. These additional payments include (i) a 2018 bonus of NOK 4,390,890 (USD $537,910); (ii) the ability to earn and vest in his outstanding legacy Technip awards; and (iii) a lump sum payment equal to 50% of the grant value of his 2017 and 2018 long-term incentive awards that were forfeited upon his departure. In addition, his non-compete indemnity was extended from 12 months to 18 months with a monthly payment equal to NOK 229,074 (USD $28,063). He also received compensation for all accrued but unused holiday and sick days, relocation expenses from France to Norway, tax assistance for fiscal year 2018 from the Company’s regular tax provider, and retained his Company-provided mobile phone, computer, and iPad.

Summary Compensation Table for the Year Ended December 31, 2018

The following table summarizes the compensation earned by each of the NEOs from all sources for services rendered in all of their capacities to the Company during the fiscal year ended December 31, 2018. Mr. Hasselknippe was President, Subsea, from January 1, 2018 through October 31, 2018 and served as Executive Vice President through the end of 2018 at which time he left the Company.

Name and Principal Position in 2018	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Douglas J. Pferdehirt Chief Executive Officer	2018	1,230,000	—	7,965,213	1,739,994	2,154,499		—	313,794	13,403,500
	2017	1,116,667	—	7,317,853	1,739,998	2,272,556		—	241,026	12,688,100
Maryann T. Mannen Executive Vice President and Chief Financial Officer	2018	768,750	—	2,838,182	619,998	968,625		—	148,977	5,344,532
	2017	718,284	—	2,698,086	623,048	1,028,942		$2,162,942	86,423	7,317,725
Hallvard Hasselknippe(5) Former President, Subsea	2018	535,299	537,910	1,144,389	249,995	36,752	(6)	—	2,605,310	5,109,649
Dianne B. Ralston Executive Vice President, Chief Legal Officer and Secretary	2018	615,000	—	1,922,626	420,000	797,963		—	114,120	3,869,709
	2017	591,667	—	1,827,750	422,065	891,938		—	121,734	3,855,154
Justin Rounce(7) Executive Vice President and Chief Technology Officer	2018	200,000	1,225,500	2,099,986	—	244,500		—	10,325	3,780,311
(1)	Amounts disclosed in the Stock Awards column represent the sum of the aggregate grant date fair value of options, time-based restricted stock units, and performance-based restricted stock units subject to either performance (ROIC) or market-based (TSR) vesting conditions. Determination of fair value was made in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. With respect to restricted stock units subject to performance-based (ROIC) vesting conditions and time-based restricted stock units, the aggregate grant date fair value of such awards was based on the Company’s share price on the grant date of the awards and the assumption that target performance was probable to occur, as of the date of grant. With respect to restricted stock units subject to TSR market-based vesting conditions, the grant date fair value of such award was determined utilizing a Monte Carlo simulation as disclosed in our Form 10-K filed on March 11, 2019.

The maximum award value of performance-based stock subject to both performance conditions and market-based conditions are shown in the table below. The methodology used in this table is the same as in the Summary Compensation Table for the performance-based restricted stock units.

	Pferdehirt	Mannen	Hasselknippe	Ralston	Rounce
2018	$12,450,470	$4,436,366	$1,788,828	$3,005,276	N/A
2017	$11,155,726	$4,156,182	N/A	$2,815,504	N/A
(2)	Represents the grant date fair value of stock options determined in accordance with FASB ASC Topic 718 using the Black-Scholes method as disclosed in our Form 10-K filed on March 11, 2019.
(3)	The amounts shown in the Change in Pension Value column reflect the actuarial increase in the present value of the NEO’s benefits at the first retirement date with unreduced benefits (age 62 for U.S. pension programs) under all of our pension plans. These amounts are determined using interest rates and mortality rate assumptions consistent with those disclosed in our Form 10-K filed on March 11, 2019.

In 2018, the discount rate used to value the actuarial liability increased 70 basis points from 3.7% to 4.4%, resulting in a decrease in the pension value for Ms. Mannen by $299,788 and therefore, no increase is shown.

(4)	The amounts reflected in the All Other Compensation column for the fiscal year ended on December 31, 2018 represent:

Mr. Pferdehirt – Company-paid life insurance premium of $768, contributions to the U.S. Qualified Savings Plan and U.S. Non-Qualified Savings Plan of $190,796, security for his personal residence and business travel of $40,013, Company-provided apartment in Paris, France of $69,331, financial planning and personal tax assistance of $18,000, spousal travel for Company business functions of $13,142, club membership of $990, and personal use of Company automobile of $3,555. For the Company-provided apartment in Paris, France, Mr. Pferdehirt reimbursed the Company $22,800 for the portion of the rent that was for his own personal use.

Ms. Mannen – Company-paid life insurance premium of $479, contributions to the U.S. Qualified Savings Plan and U.S. Non-Qualified Savings Plan of $68,282, club membership of $19,011, financial planning and personal tax assistance of $18,000, security for her personal residence and business travel of $6,063, and Company-provided apartment in Paris, France of $37,142.

Mr. Hasselknippe – premiums for sickness, life, and disability insurance of $274, contributions to the Technip Norge AS defined contribution plan of $20,844, financial planning and personal tax assistance of $9,339, a car allowance of $20,581, and additional premiums for expatriate assignment (including apartment in Paris, France) of $182,665. In addition, $2,371,607 represents the amount payable upon separation pursuant to his separation agreement.

Ms. Ralston – Company-paid life insurance premium of $384, contributions to the U.S. Qualified Savings Plan and U.S. Non-Qualified Savings Plan of $88,614, club membership of $7,122, and financial planning and personal tax assistance of $18,000.

Mr. Rounce – Company-paid life insurance premium of $125 and contributions to the U.S. Qualified Savings Plan of $10,200.

(5)	Mr. Hasselknippe was President, Subsea, from January 1, 2018 through October 31, 2018 and served as Executive Vice President through the end of 2018. The amounts reported as salary, non-equity incentive compensation, bonus, and all other compensation for Mr. Hasselknippe were paid in NOK. These amounts were converted to U.S. dollars utilizing an average of the NOK to U.S. dollar exchange rates on the last day of each month during 2018.
(6)	Includes $36,752 incentive compensation earned under the 2014 legacy Technip Cash Incentive Plan for Mr. Hasselknippe. The performance conditions under the plan were certified in 2016 prior to the Merger. However, the plan required continued employment through the payment dates of December 2017 and December 2018.
(7)	Mr. Rounce commenced employment on September 14, 2018. In order to attract Mr. Rounce to join the Company and to make him whole for forfeited compensation at his prior company, he received a cash bonus totaling $750,000 in one-third increments over three years, subject to him not being terminated for cause. In addition, Mr. Rounce was guaranteed a bonus of $720,000 that includes his annual cash incentive for 2018. The difference between the guaranteed amount and the actual bonus earned for 2018 is reflected in the Non-Equity Incentive Plan Compensation column.

Grants of Plan-Based Awards Table

Shown below is information with respect to plan-based awards made in 2018 to each NEO.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards
Name	Award Type(1)	Grant Date	Threshold ($)	Target ($)(2)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Based Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Douglas J. Pferdehirt	Annual Incentive	2018	—	1,660,500	3,321,000
	RSU	2/26/2018							57,425			1,739,978
	PSU-ROIC	2/26/2018				—	86,138	172,276				2,609,981
	PSU-TSR	2/26/2018				—	86,139	172,278				3,615,254
	Stock Options	2/26/2018								193,011	30.30	1,739,994
Maryann T. Mannen	Annual Incentive	2018	—	768,750	1,537,500
	RSU	2/26/2018							20,462			619,999
	PSU-ROIC	2/26/2018				—	30,693	61,386				929,998
	PSU-TSR	2/26/2018				—	30,693	61,386				1,288,185
	Stock Options	2/26/2018								68,774	30.30	619,998
Hallvard Hasselknippe	Annual Incentive	2018	—	535,299	1,070,598	—
	RSU	2/26/2018							8,250			249,975
	PSU-ROIC	2/26/2018				—	12,376	24,752				374,993
	PSU-TSR	2/26/2018				—	12,376	24,752				519,421
	Stock Options	2/26/2018								27,731	30.30	249,995
Dianne B. Ralston	Annual Incentive	2018	—	615,000	1,230,000
	RSU	2/26/2018							13,861			419,988
	PSU-ROIC	2/26/2018				—	20,792	41,584				629,998
	PSU-TSR	2/26/2018				—	20,792	41,584				872,640
	Stock Options	2/26/2018								46,589	30.30	420,000
Justin Rounce(4)	Annual Incentive	2018	—	200,000	400,000
	Ordinary Shares	11/1/2018							26,395			699,995
	RSU	11/1/2018							52,790			1,399,991
(1)	“RSU” awards are time-based restricted stock unit awards, “PSU-ROIC” awards are performance-based restricted stock unit awards based on the ROIC performance measure, and “PSU-TSR” awards are market-based restricted stock unit awards based on the TSR performance measure.
(2)	Each target award as a percentage of base salary: Mr. Pferdehirt – 135%; Ms. Mannen – 100%; Mr. Hasselknippe – 100%; Ms. Ralston – 100%; and Mr. Rounce – 100%.
(3)	Grant date fair values were determined in accordance with FASB ASC Topic 718. With respect to time-based restricted stock units and restricted stock units that are subject to performance (ROIC) vesting conditions, the aggregate grant date fair value of such awards was based on the Company’s share price on the grant date of the awards and the assumption that target performance was probable to occur, as of the date of grant. With respect to restricted stock units subject to market-based (TSR) vesting conditions, the grant date fair value of such award was determined utilizing a Monte Carlo simulation as disclosed in our Form 10-K filed on March 11, 2019. With respect to stock options, the grant date fair value was determined using the Black Scholes method as disclosed in our Form 10-K filed on March 11, 2019.
(4)	Mr. Rounce commenced employment on September 14, 2018. In order to attract him to join the Company and make him whole for forfeited compensation at his prior company, he received an equity award valued at $2,100,000, with one-third being immediately vested as Ordinary Shares and the remaining two-thirds as restricted stock units vesting proportionately over two years from his start date.

For a description of the material terms of the restricted stock unit awards, including the vesting schedules and a description of the performance targets and potential award amounts for those restricted shares subject to performance-based conditions, and the time-vesting stock options, see the descriptions set forth in “Executive Compensation Discussion and Analysis.” Dividend equivalents, where allowed, are accumulated on restricted stock unit awards and are payable only if and when the restricted stock units vest.

Outstanding Equity Awards at Fiscal Year-End Table(1)

Shown below is information for each of the NEOs with respect to outstanding equity awards at December 31, 2018.

		OPTION AWARDS						STOCK AWARDS
Name	Grant Date of Award	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Incentive Award Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($/€)	Option Expiration Date	Number of Shares or Units of Stock that have Not Vested (#)	Market Value of Shares or Units of Stock that have Not Vested ($)(2)	Incentive Award Plan Awards: Number of Unearned Shares, Units, or Other Rights that have Not Vested (#)	Incentive Award Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that have Not Vested ($)(2)
Douglas J. Pferdehirt	9/1/2016							54,132(3)	1,059,905
	6/20/2017			224,835(4)		$26.62	6/20/2027	65,364(4)	1,279,827	196,093(5)	3,839,501
	2/26/2018			193,011(6)		$30.30	2/26/2028	57,425(6)	1,124,382	172,277(7)	3,373,184
Maryann T. Mannen	2/28/2017			66,148(4)		$32.32	2/28/2027	19,183(4)	375,603	57,549(5)	1,126,809
	2/26/2018			68,774(6)		$30.30	2/26/2028	20,462(6)	400,646	61,386(7)	1,201,938
Hallvard Hasselknippe	6/15/2012	3,774				€37.27	6/15/2019
	6/14/2013	3,548				€42.87	6/14/2021
	1/10/2014	4,528				€34.24	1/10/2022
	9/7/2015	50,000	(8)			€23.92	9/7/2023	12,800(8)	250,624
	7/1/2016			50,000(9)		€24.17	7/1/2024	30,000(9)	587,400
	2/28/2017			26,672(10)		$32.32	2/28/2027	7,735(10)	151,451	23,205(10)	454,354
	2/26/2018			27,731(10)		$30.30	2/26/2028	8,250(10)	161,535	24,752(10)	484,644
Dianne B. Ralston	2/28/2017			44,810(4)		$32.32	2/28/2027	12,995(4)	254,442	38,985(5)	763,326
	2/26/2018			46,589(6)		$30.30	2/26/2028	13,861(6)	271,398	41,584(7)	814,215
Justin Rounce	11/1/2018							52,790(11)	1,033,628
(1)	All grants made prior to the closing of the Merger on January 16, 2017 were granted under the terms of the Amended and Restated FMC Technologies, Inc. Incentive Compensation and Stock Plan (the “FMC Technologies Incentive Plan”) or various Technip Plans. The vesting of all awards granted prior to the Business Combination Agreement related to the Merger, dated June 14, 2016, was accelerated pursuant to the terms of the FMC Technologies Incentive Plan. The Technip Plans did not require accelerated vesting of awards upon the closing of the Merger.
(2)	The market value of restricted stock units that have not vested is calculated using the closing price of the Company’s Ordinary Shares on the NYSE of $19.58 on December 31, 2018.
(3)	Reflects grant of restricted stock units that will vest on September 1, 2019.
(4)	Reflects grant of stock options and restricted stock units, as applicable, that will vest on February 28, 2020.
(5)	Reflects the target number of restricted stock units subject to the achievement of performance conditions that will vest on February 28, 2020.
(6)	Reflects grant of stock options and restricted stock units, as applicable, that will vest on February 26, 2021.
(7)	Reflects the target number of restricted stock units subject to the achievement of performance conditions that will vest on February 26, 2021.
(8)	Reflects grant of stock options and restricted stock units, as applicable, that were earned based on satisfaction of performance criteria that will vest on September 7, 2019.
(9)	Reflects grant of stock options and restricted stock units, as applicable, that were earned based on satisfaction of performance criteria that will vest on July 1, 2020.
(10)	As of January 1, 2019, Mr. Hasselknippe forfeited all unvested 2017 and 2018 equity awards pursuant to his separation agreement with the Company and received a lump sum payment equal to 50% of the grant value of his 2017 and 2018 equity awards.
(11)	Reflects grant of restricted stock units, 26,395 of which will vest on September 14, 2019, and the remaining 26,395 of which will vest on September 14, 2020.

Option Exercises and Stock Vested Table

Shown below is information for each of the NEOs with respect to options to purchase Ordinary Shares exercised in 2018 and restricted stock unit awards that vested in 2018.

	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Douglas J. Pferdehirt	—	—	—	—
Maryann T. Mannen	—	—	—	—
Hallvard Hasselknippe	—	—	18,200	496,196
Dianne B. Ralston	—	—	—	—
Justin Rounce	—	—	—	—

Pension Benefits Table

The table below shows the present value of accumulated benefits payable to Ms. Mannen, who is the only NEO who participates in a Company pension plan. The table includes the number of years of service credited to Ms. Mannen using interest rate and mortality rate assumptions consistent with those used in our financial statements. Credited years of service for Ms. Mannen includes years of service with FMC Technologies and its former parent company. The U.S. Pension Plan values are the present value of accrued benefits at the first retirement date for unreduced benefits. The U.S. Non-Qualified Pension Plan value is the present value at December 31, 2018 of the lump sum payable at the first retirement date for unreduced benefits.

Name	Plan Name(1)	Number of Years of Credited Service as of 12/31/2018	Present Value of Accumulated Benefit as of 12/31/2018 ($)(2)	Payments During Last Fiscal Year
Maryann T. Mannen	U.S. Pension Plan	31.7	1,269,560	0
	U.S. Non-Qualified Pension Plan		5,425,646	0
(1)	Effective January 1, 2010, the U.S. Pension Plan and the U.S. Non-Qualified Pension Plan were closed to new entrants and frozen for employees, including executive officers, with less than five years of vesting service as of December 31, 2009. Accordingly, only Ms. Mannen participates in the U.S. Pension Plan and the U.S. Non-Qualified Pension Plan. Effective December 31, 2017, future benefit accruals were frozen under the U.S. Pension Plan and the U.S. Non-Qualified Pension Plan.
(2)	Assumptions in Pension Benefits Table:
•	The following assumptions were used to calculate the present value of Ms. Mannen’s accumulated benefits as of December 31, 2018:
○	Present value of U.S. Pension Plan benefit calculated as amount payable at first unreduced age using December 31, 2018 FASB ASC Topic 715 disclosure assumptions (4.40%, RP-2014 adjusted with modified MP-2014 projection scale with long-term rate plan improvement of 0% in 2027) and reflecting discounting of present value back to December 31, 2018 using FASB ASC Topic 715 interest only (4.40%);
○	Present value of U.S. Non-Qualified Pension Plan benefit calculated as amount payable at first unreduced age using December 31, 2018 FASB ASC Topic 715 assumptions (3.10%, 417(e) mortality table for lump sum distributions payable in 2019 and 4.40% for five-year certain annuity) and reflecting discounting of present value back to December 31, 2018 using FASB ASC Topic 715 interest only (4.40%); and
○	Unreduced benefits are first available at age 62 (or current age, if later) under the U.S. Pension Plan and the U.S. Non-Qualified Pension Plan.

U.S. Pension Plan

Benefit Formula

Our U.S. Pension Plan is a defined benefit plan that provides eligible employees having five or more years of service a pension benefit for retirement. Years of credited service and final average yearly earnings are used to calculate the pension benefit. The final average yearly earnings are based on the highest 60 consecutive months out of the final 120 months of compensation through the date on which benefit accruals were frozen, December 31, 2017. The normal annual retirement benefit is the product of (a) and (b) below:

a)	the sum of:
i.	1% of the participant’s final average yearly earnings up to the Social Security Covered Compensation Base (defined as the average of the maximum Social Security taxable wages bases for the 35-year period ending in the year in which Social Security retirement age is reached), plus 1.5% of the participant’s final average yearly earnings in excess of the Social Security covered compensation base, multiplied by the participant’s expected years of credited service at age 65 up to 35 years of credited service; and
ii.	1.5% of the participant’s final average yearly earnings multiplied by the participant’s expected years of credited service at age 65 in excess of 35 years of credited service; and
b)	the ratio of actual years of credited service to expected years of credited service at age 65.

Eligible Earnings

Eligible earnings under the U.S. Pension Plan include the base salary and annual cash bonus paid by the Company to the executives for each plan year, subject to certain IRS limits. Equity compensation, such as restricted stock unit and stock option awards, and deferrals to the U.S. Non-Qualified Savings Plan, are not included. Eligible earnings were frozen as of December 31, 2017.

Early Retirement

The U.S. Pension Plan’s “early retirement” eligibility is on or after the participant’s 55th birthday with 10 years of service. A participant in the U.S. Pension Plan who retires on or after their “early retirement date” is entitled to receive the early retirement benefit, which is equal to the normal retirement benefit reduced by one-third of 1% for each month by which the commencement of the participant’s early retirement benefit precedes the participant’s 62nd birthday. A participant in the U.S. Pension Plan whose employment terminates prior to their early retirement date is entitled to receive an early retirement benefit payable after the attainment of age 55, which is equal to the normal retirement benefit reduced by one-half of 1% for each month by which the commencement of the participant’s early retirement benefit precedes the participant’s 65th birthday.

Payment of Pension Benefit

The normal retirement benefit is an individual life annuity for single retirees and 50% joint and survivor annuity for married retirees. The U.S. Pension Plan also provides for a variety of other methods for receiving pension benefits, such as 75% and 100% joint and survivor annuities, level income, and lump sum for benefits with lump sum values of $1,000 or less. The levels of annuities are actuarially determined based on the age of the participant and the age of the participant’s spouse for joint and survivor annuities. The actuarial reduction for a participant and spouse who are both age 62 is 7.9% from the normal retirement benefit for the 50% joint and survivor annuity, 11.4% from the normal retirement benefit for the 75% joint and survivor annuity, and 14.7% from the normal retirement benefit for the 100% joint and survivor annuity. The level income annuity pays increased benefits to the retiree until Social Security benefits begin at age 62 and reduces the benefit after age 62 so that the total of the retirement benefit and Social Security benefits is approximately equal before and after age 62.

U.S. Non-Qualified Pension Plan

The normal form of payment for the U.S. Non-Qualified Pension Plan is a lump sum distribution. In addition, a participant may elect to receive his benefit in monthly installments payable over five years. The actuarial equivalence assumption for interest rates is based on the lesser of the 30-year Treasury Rate in effect for October of the year prior to termination and 6%. Distributions will be made to Ms. Mannen six months after her separation from service because she is a “key employee” as defined by the Code.

Non-Qualified Deferred Compensation Table

Pursuant to the Company’s U.S. Non-Qualified Savings Plan, certain of our U.S.-based employees, including our NEOs, may defer up to 75% of base salary and annual cash bonuses. For the U.S. Non-Qualified Savings Plan, deferral elections are made by eligible employees in November or December of each year for amounts earned (or granted with regard to incentive compensation awards) in the following year. The investment options are publicly available mutual funds and the Company’s Ordinary Shares. The Company’s matching contribution will be made in the same investment allocations that the participant selects for his or her contributions to the plan. In addition, the NEOs who participate in the U.S. Non-Qualified Savings Plan may elect to defer all or any portion of their base salary and annual cash bonus payments for the current year under the U.S. Non-Qualified Savings Plan, and the deferred amounts will be deemed as being invested in any funds available under the U.S. Non-Qualified Savings Plan. Mr. Rounce was eligible to participate in the U.S. Non-Qualified Savings Plan beginning on January 1, 2019.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)(3)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Douglas J. Pferdehirt	350,191	171,546	(143,643)	0	1,807,798
Maryann T. Mannen	7,684	49,032	(146,805)	0	344,962
Hallvard Hasselknippe	N/A	N/A	N/A	N/A	N/A
Dianne B. Ralston	150,661	69,364	(44,834)	0	426,018
Justin Rounce	N/A	N/A	N/A	N/A	N/A
(1)	All amounts are included in “Salary” and “Non-Equity Incentive Plan Compensation” reported for the NEOs in the Summary Compensation Table in this Proxy Statement.
(2)	All contributions made by the Company for the NEOs are included in “All Other Compensation” for the NEOs in the Summary Compensation Table in this Proxy Statement.
(3)	The total amount includes a contribution made on March 15, 2018 attributable to the 2017 plan year and excludes a contribution to be made by March 15, 2019 attributable to the 2018 plan year.

Potential Payments upon Termination

The compensation and benefits payable to each of the NEOs in the event of a voluntary termination are the same as those available to all other salaried employees in those situations. Our NEOs receive additional compensation benefits either in the event of their death or disability, retirement, or involuntary not-for-cause termination discussed in this section, or, alternatively, in the event of a change in control. Termination payments and change-in-control payments are mutually exclusive, and our NEOs are not entitled to receive both forms of payment.

Payments in the Event of Death, Disability, or Retirement

In the event of the death or disability of an NEO during active employment with the Company, all outstanding equity awards vest on the first business day following death or disability. This same death or disability benefit exists for any of our employees who hold an unvested equity award at the time of their death or disability. In the event of an NEO’s retirement after reaching the age of 62, all outstanding equity awards are retained and vest in accordance with their pre-retirement, normal vesting schedule. None of the NEOs was eligible for retirement as of December 31, 2018.

The following table shows the value to each of the NEOs if death or disability had occurred on December 31, 2018.

Executive Benefits and Payments in the Event of Death or Disability on December 31, 2018 Long-Term Incentive Compensation
Name	Performance-Based Restricted Stock Units ($)(1)	Stock Options/SARs ($)(1)(2)	Time Vested Restricted Stock Units Unvested and Accelerated ($)(1)	Total ($)
Douglas J. Pferdehirt	7,212,685	—	3,464,113	10,676,798
Maryann T. Mannen	2,328,747	—	776,249	3,104,996
Hallvard Hasselknippe	938,998	—	1,151,010	2,090,008
Dianne B. Ralston	1,577,541	—	525,840	2,103,381
Justin Rounce	—	—	1,033,628	1,033,628
(1)	Assumes performance units are paid at target (1.0).
(2)	Unvested stock options vest and become exercisable in the event of death or disability. No value is included for stock options that have an exercise price that is greater than the Company’s stock price on December 31, 2018.

Payments Made in an Involuntary Termination

Except for Mr. Hasselknippe, the amounts shown in the table below are calculated using the assumption that an involuntary not-for-cause termination was effective as of December 31, 2018, and, as a result, are based on amounts earned through such time and are only estimates of amounts that would be paid out to the NEOs in the event of such a termination. The actual amounts that would be paid out if such a termination were to occur can only be determined at the time of such executive officer’s actual termination. Due to the Merger, as of December 31, 2018, each of the legacy FMC Technologies executives would be entitled to receive payments based on an involuntary termination following a change in control under the terms of the legacy FMC Technologies severance agreements, which are reflected in the amounts below for Mr. Pferdehirt, Ms. Mannen, and Ms. Ralston. Mr. Rounce’s payments reflect the amount he would be entitled to receive based on an involuntary termination following a change in control under the terms of his TechnipFMC executive severance agreement. Mr. Hasselknippe’s payments reflect the amount he is due under the terms of his employment agreement and separation agreement.

Executive Benefits and Payments for Involuntary Termination Occurring on December 31, 2018
Compensation					Benefits and Perquisites
	Severance Payment ($)	Prorated Target Annual Cash Bonus or Agreed Bonus ($)(1)	Equity Award and Long- Term Incentive Acceleration ($)(2)	Non- Compete Payments ($)(3)	Medical, Dental, Life Insurance and Disability Benefits ($)(4)	Financial Planning and Tax Preparation Assistance ($)	Outplacement Services ($)	Value of Additional Pension Service ($)(5)	Total ($)
Douglas J. Pferdehirt	8,713,800	1,946,936	—	—	32,392	18,000	50,000	—	10,761,128
Maryann T. Mannen	4,635,000	901,359	—	—	19,832	18,000	50,000	1,569,378	7,193,569
Hallvard Hasselknippe(6)(7)	1,866,474	537,910	838,024	505,133	—	9,339	—	—	3,756,880
Dianne B. Ralston	3,708,000	721,088	—	—	576	18,000	50,000	—	4,497,664
Justin Rounce	2,400,000	1,470,000	—	—	41,905	18,000	50,000	—	3,979,905
(1)	For NEOs other than Messrs. Hasselknippe and Rounce, the amount represents base salary and a cash bonus assuming annual bonus based on a BPI rating of 1.23, as determined by the Board at its February 2019 meeting, and an API rating of 1.0. For Mr. Rounce, the amount represents his guaranteed bonuses.
(2)	Assumes performance units are paid at target. In addition, if there had been a change in control of the Company on December 31, 2018 and a subsequent involuntary termination, all outstanding equity awards for Mr. Pferdehirt, Ms. Mannen, Ms. Ralston, and Mr. Rounce would vest. No other amounts, except for the outstanding equity awards, would change. In such circumstance, the values under the “Equity Award and Long-Term Incentive Acceleration” and “Total” columns would be as follows, assuming performance units are paid at target:
	Equity Award and Long-Term Incentive Acceleration ($)	Total ($)
Douglas J. Pferdehirt	10,676,798	21,437,926
Maryann T. Mannen	3,104,996	10.298.565
Dianne B. Ralston	2,103,381	6,601,045
Justin Rounce	1,033,628	5,013,533
(3)	For Mr. Hasselknippe, this amount is equal to NOK 229,074 (USD $28,063) per month and is payable in monthly installments over 18 months in exchange for an 18-month non-compete.
(4)	Assumes no change in the coverage by such NEO for their medical and dental benefits coverage as in effect on December 31, 2018.
(5)	For Ms. Mannen, the amount represents the value of three additional years of age and service credits under the U.S. Non-Qualified Pension Plan provided by the terms of her change-in-control agreement.
(6)	For Mr. Hasselknippe, severance amount represents (i) the cost of his salary and benefits for his six-month notice period, (ii) 18-months’ base salary, (iii) target annual cash bonus, (iv) accrued insurance benefits, (v) accrued but unused holiday and sick days, (vi) payment equal to 50% of the grant date value of his 2017 and 2018 long-term incentive awards, (vii) guaranteed bonus for 2018, and (viii) the value of relocation expenses, tax assistance payments, and his mobile phone, computer, and iPad.
(7)	All amounts for Mr. Hasselknippe were converted to U.S. dollars utilizing an average of the NOK to U.S. dollar exchange rates on the last day of each month during 2018.

CEO Pay Ratio

Pursuant to Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K as promulgated by the SEC, we are providing the following information about the ratio of the total annual compensation of our CEO to the total annual compensation of our median employee for our last completed fiscal year, 2018.

For 2018, the annual total compensation of our CEO for purposes of determining the pay ratio was $13,403,500, and the annual total compensation of our median employee was $59,634. As a result, for 2018, the ratio of the annual total compensation of our CEO to the total annual compensation of our median employee was approximately 225:1.

We identified our median employee from our employee population as of December 31, 2018, which consisted of approximately 36,720 individuals globally, with 6,107 employees being in the United States. As permitted under SEC’s 5% “de minimis exemption,” we excluded employees in Algeria (44), Cameroon (11), China (251), Ghana (83), Kazakhstan (46), Mozambique (9) , Poland (197) , Saudi Arabia (65) , Tunisia (6), Venezuela (96), Vietnam (71), and United Arab Emirates (2). After these exclusions, our employee population used in determining our median employee was 35,839 employees. In identifying the median employee we first identified a median base salary using full-year 2018 salaries actually earned. This population was further refined into the most represented job classifications. We then excluded certain employees who, based on our employee population and compensation practices, we assumed would not be representative of our median employee. From this subset we computed the total annual compensation of each employee and the median employee was selected from that group.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratios reported by other companies are likely not comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and likely utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis of the Company. Based on its review and discussions, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10–K for the year ended December 31, 2018.

Submitted by the Compensation Committee of the Board of Directors:

James M. Ringler, Chair
Claire S. Farley
John O’Leary
Joseph Rinaldi

AUDIT COMMITTEE REPORT

Management is responsible for the preparation of our financial statements and our financial reporting processes, including the systems of internal controls and disclosure controls and procedures. PwC, our independent registered public accounting firm, is responsible for performing an independent audit of our financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee of the Board of Directors has:

•	Reviewed and discussed with management and PwC the audited financial statements for the year ended December 31, 2018, and PwC’s evaluation of our internal control over financial reporting;
•	Discussed with PwC the matters that are required to be discussed by the Public Company Accounting Oversight Board’s (the “PCAOB”) Auditing Standard No. 1301; and
•	Received the written disclosures from PwC required by applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence and discussed with PwC its independence from the Company.

In reliance upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2018.

Submitted by the Audit Committee of the Board of Directors:

Marie-Ange Debon, Chair
Arnaud Caudoux
Eleazar de Carvalho Filho
Kay G. Priestly
Joseph Rinaldi

TRANSACTIONS WITH RELATED PERSONS

The Company’s Nominating and Corporate Governance Committee considers questions of possible conflicts of interest for related persons and recommends to our Board the appropriate resolution of any conflict of interest or any related person transaction. We do not have a separate written policy regarding the review and approval of related person transactions. However, the Nominating and Corporate Governance Committee considers all relevant factors, which may include (a) the benefit of the transaction to us; (b) any alternatives to the transaction; and (c) whether the transaction is on terms comparable to those that could be obtained in arm’s-length dealings with an unrelated third party. The Nominating and Corporate Governance Committee will only approve those transactions determined to be in our best interests. In addition, our Governance Guidelines and Code of Business Conduct require directors and executive officers to disclose potential conflicts of interest, and directors must recuse themselves from discussing or voting on any issue for which they may have a conflict. Directors and executive officers also complete an annual questionnaire that contains questions regarding related person transactions.

We subject the following “related persons” to our procedures:

(a)	any director or executive officer of the Company;
(b)	any nominee for director;
(c)	any immediate family member of a director or executive officer of the Company or any nominee for director, with immediate family member including any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, and any person (other than a tenant or an employee) sharing the household of a director or executive officer or a nominee for director;
(d)	any beneficial owner (other than a financial or investment institution) of more than 5% of our Ordinary Shares; or
(e)	any immediate family member of such a beneficial holder.

In 2018, we were not a participant in any transaction or series of related transactions in which any “related person” had or will have a direct or indirect material interest and in which the amount involved exceeded $120,000.

SECURITY OWNERSHIP OF OUR MANAGEMENT AND
HOLDERS OF MORE THAN 5% OF
OUR OUTSTANDING ORDINARY SHARES

The following table shows, as of February 22, 2019, the number of our Ordinary Shares beneficially owned by each of our NEOs, directors, and all directors and executive officers as a group. No director or NEO beneficially owns more than 1% of our Ordinary Shares, as designated in the “Percent of Class” column, in the table below.

Name	Shares		Percent of Class(1)
Douglas J. Pferdehirt	429,185	(2)	*
Maryann T. Mannen	312,430	(2)	*
Hallvard Hasselknippe	51,160	(2)	*
Dianne B. Ralston	78,249	(2)	*
Justin Rounce	19,878	(2)
Thierry Pilenko	651,870	(2)	*
Arnaud Caudoux	0	(3)	*
Pascal Colombani	6,234	(3)	*
Marie-Ange Debon	6,244	(3)	*
Eleazar de Carvalho Filho	29,619	(3)	*
Claire S. Farley	59,923	(3)	*
Didier Houssin	6,214	(3)	*
Peter Mellbye	16,407	(3)	*
John O’Leary	9,014	(3)	*
Richard A. Pattarozzi	80,581	(3)	*
Kay G. Priestly	14,575	(3)	*
Joseph Rinaldi	6,214	(3)	*
James M. Ringler	174,871	(3)	*
All directors and executive officers as a group (23 persons)	2,245,810	(4)	*
*	Less than 1%
(1)	The calculation of percentage of ownership of each listed beneficial owner is based on 450,129,380 Ordinary Shares outstanding on February 22, 2019.
(2)	Includes (i) Ordinary Shares owned by the individual; (ii) for Mr. Pferdehirt, Ms. Mannen, and Ms. Ralston, Ordinary Shares held by the U.S. Qualified Savings Plan for the account of the individual and the U.S. Non-Qualified Savings plan for the benefit of the individual; and (iii) Ordinary Shares subject to stock options that are exercisable within 60 days of February 22, 2019 and restricted stock units that will vest within 60 days of February 22, 2019. Mr. Pferdehirt’s ownership includes 80,304 Ordinary Shares held by a family trust for the benefit of his children, and his spouse is trustee of the family trust. The Ordinary Shares included in item (iii), in the aggregate, amount to 0 Ordinary Shares for Mr. Pferdehirt, Ms. Mannen, Ms. Ralston, and Mr. Rounce; 11,850 Ordinary Shares for Mr. Hasselknippe; and 174,870 Ordinary Shares for Mr. Pilenko.
(3)	Includes Ordinary Shares owned by the individual and Ordinary Shares subject to restricted stock units credited to individual accounts of non-employee directors under our Incentive Plan. As of February 22, 2019, the number of shares subject to restricted stock units credited to each non-employee director under the Incentive Plan was 5,414, except for Mr. Caudoux who waived his cash and equity remuneration because of the policies of his employer, Bpifrance. These directors have no power to vote or dispose of shares underlying the restricted stock units until they are distributed upon the cessation of their service on our Board. Until such distribution, these directors have an unsecured claim against us for such units.
(4)	Includes, in the aggregate, stock options to purchase 226,560 Ordinary Shares that are currently exercisable by Mr. Hasselknippe and two other executive officers.

The following table sets forth beneficial ownership information about persons or groups that own or have the right to acquire more than 5% of our Ordinary Shares, based on information contained in Schedules 13G or 13D filed with the SEC.

Name and Address of Beneficial Owner	Shares	Percent of Class(1)
First Eagle Investment Management, LLC 1345 Avenue of the Americas New York, New York 10105	33,128,670(2)	7.36%
The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, Pennsylvania 19355	28,334,406(3)	6.29%
Bpifrance Participations S.A. 27-31, avenue du Général Leclerc 94710 Maisons-Alfort Cedex France	24,688,691(4)	5.48%
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	24,170,855(5)	5.37%
State Street Corporation One Lincoln Street Boston, Massachusetts 02111	23,790,078(6)	5.29%
Invesco Ltd. 1555 Peachtree Street NE, Suite 1800 Atlanta, Georgia 30309	23,340,400(7)	5.19%
(1)	The calculation of percentage of ownership of each listed beneficial owner is based on 450,129,380 Ordinary Shares outstanding on February 22, 2019.
(2)	Based on a Schedule 13G/A filed with the SEC on February 12, 2019. First Eagle Investment Management, LLC (“FEIM”) has sole voting power over 31,586,924 Ordinary Shares and sole dispositive power over 33,128,670 Ordinary Shares. FEIM, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is deemed to be the beneficial owner of 33,128,670 Ordinary Shares as a result of acting as investment adviser to various clients. Clients of FEIM have the right to receive and the ultimate power to direct the receipt of dividends from, or the proceeds of the sale of, such securities.
(3)	Based on a Schedule 13G/A filed with the SEC on February 13, 2019. The Vanguard Group, Inc. has sole voting power over 423,755 Ordinary Shares, shared voting power over 111,014 Ordinary Shares, sole dispositive power over 27,812,048 Ordinary Shares, and shared dispositive power over 522,358 Ordinary Shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 286,551 Ordinary Shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 368,368 Ordinary Shares as a result of its serving as investment manager of Australian investment offerings.
(4)	Based on a Schedule 13D filed with the SEC on May 30, 2017. Bpifrance Participations S.A., jointly with Caisse des Dépôts et Consignations, EPIC Bpifrance, and Bpifrance S.A., have shared voting power over 24,688,691 Ordinary Shares and shared dispositive power over 24,688,691 Ordinary Shares.
(5)	Based on a Schedule 13G/A filed with the SEC on February 6, 2019. BlackRock, Inc. has sole voting power over 20,830,423 Ordinary Shares and sole dispositive power over 24,170,855 Ordinary Shares. BlackRock, Inc. reports that various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from, the sale of Ordinary Shares, and no one person’s interest in the Company is more than 5% of the total outstanding Ordinary Shares.
(6)	Based on a Schedule 13G filed with the SEC on February 14, 2019. State Street Corporation and its direct or indirect subsidiaries have shared voting power over 18,207,741 Ordinary Shares and shared dispositive power over 23,784,039 Ordinary Shares.
(7)	Based on a Schedule 13G filed with the SEC on February 12, 2019. Invesco Ltd. has sole voting power over 23,007,752 Ordinary Shares and sole dispositive power over 24,340,400 Ordinary Shares. Invesco Ltd., in its capacity as a parent holding company to its investment advisers, may be deemed to beneficially own 24,340,400 Ordinary Shares, which are held of record by clients of Invesco Ltd., and no client’s interest in the Company is more than 5% of the total outstanding Ordinary Shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own more than 10% of our Ordinary Shares to file reports of ownership and changes in ownership with the SEC and to furnish us with copies of all such reports. Based solely upon a review of the forms filed and written representations provided by executive officers and directors to us, we believe that all Section 16(a) reporting requirements were satisfied during 2018 on a timely basis.

PROPOSALS FOR THE 2020 ANNUAL GENERAL MEETING OF SHAREHOLDERS

If a shareholder wishes to submit a proposal for possible inclusion in our 2020 Proxy Statement and form of proxy for our 2020 Annual Meeting, the notice must be in proper form, comply with Rule 14a-8 of the Exchange Act, and be received no later than November 16, 2019, at One St. Paul’s Churchyard, London, EC4M 8AP, United Kingdom, Attention: Corporate Secretary.

Without prejudice to the rights of a shareholder of record under the Companies Act, if a shareholder wishes to submit a proposal at our 2020 Annual Meeting other than for inclusion in our 2020 Proxy Statement and form of proxy, our Articles require the shareholder to deliver written notice thereof, setting forth the information specified in our Articles, to the Corporate Secretary at our principal executive offices no earlier than January 2, 2020 and no later than February 1, 2020; provided, however, that the subject of the proposal must otherwise be a proper matter for shareholder action. In the event that the date of the annual meeting is more than 30 days before or more than 70 days after May 1, 2020, however, a shareholder must deliver notice no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (a) the 90th day prior to such annual meeting or (b) the 10th day following the day on which we first make public announcement of the date of such meeting. A copy of our Articles may be obtained by writing to One St. Paul’s Churchyard, London, EC4M 8AP, United Kingdom, Attention: Corporate Secretary.

Under sections 338 and 338A of the Companies Act, shareholders of record meeting the threshold requirements in those sections may require the Company to include (i) a resolution in its notice of annual general meeting or (ii) any matter (other than a proposed resolution) in the business to be dealt with at the 2020 Annual Meeting. Provided that the appropriate thresholds are met, notice of the resolution or matter must be received by the Company at One St. Paul’s Churchyard, London, EC4M 8AP, United Kingdom, Attention: Corporate Secretary at least six weeks prior to the date of the 2020 Annual Meeting or, if later, at the time notice of the annual general meeting is delivered to shareholders.

In addition, under section 527 of the Companies Act, shareholders of record meeting the threshold requirements set out therein have the right, without expense, to require the Company to publish on its website a statement setting out any matter relating to (i) the audit of the Company’s accounts (including the auditor’s report and the conduct of the audit) that are to be laid before the Annual Meeting, or (ii) any circumstance connected with an auditor of the Company ceasing to hold office since the previous meeting at which the annual accounts and reports were laid. The business that may be dealt with at the Annual Meeting would include any statement that the Company has been required to publish in accordance with section 527 of the Companies Act.

SHAREHOLDERS SHARING AN ADDRESS

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, shareholders who have the same address and last name and do not participate in electronic delivery of Proxy Materials will receive only one copy of our Proxy Materials, unless one or more of the shareholders at that address notifies us that they wish to continue receiving individual copies. Each shareholder will continue to receive a separate proxy card or voting instruction card. We believe this procedure provides greater convenience to our shareholders and reinforces the Company’s foundational belief of sustainability by reducing wasteful duplicate mailings, as well as printing and mailing costs and fees.

The Company will promptly deliver, upon written or oral request, individual copies of the Proxy Materials to any shareholder at the shared address to which single copies of those documents were delivered. If you would like to request separate copies of the Proxy Materials or do not wish to participate in householding in the future, please contact Broadridge Investor Communication Services (“Broadridge”), our proxy distributor, by calling toll-free at 800-542-1061, or by writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you are currently receiving multiple copies of our Proxy Materials and wish to receive only one copy for your household, please contact Broadridge at the same telephone number and address listed above.

A number of brokerage firms have instituted householding. If you hold your Ordinary Shares in street name, please contact your broker, bank, or other nominee to request information about householding.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

What is the location of the Annual Meeting?

The Annual Meeting will be held on Wednesday, May 1, 2019 at 10:00 a.m., London time, at One St. Paul’s Churchyard, London, EC4M 8AP, United Kingdom, or at such other time and place to which the Annual Meeting may be adjourned or postponed.

What is a proxy statement?

A proxy statement is a document that the rules and regulations of the United States, including those promulgated by the SEC, require the Company to provide to shareholders to ensure shareholders can make informed decisions about the matters to be voted on at the Annual Meeting.

What is a proxy?

A proxy is (a) your legal designation to another person to vote the Ordinary Shares that you own and (b) the term for such designee. If you delegate someone as your proxy in a written document, that document is called a proxy card.

How will the Company distribute Proxy Materials?

The Company utilizes the “Notice and Access” method of providing the Notice of the Annual Meeting and Proxy Statement, the Company’s U.K. Annual Report and Accounts, and the Form 10-K (collectively, the “Proxy Materials”) to shareholders. With “Notice and Access,” we are permitted to furnish Proxy Materials to our shareholders by providing access to such documents on the internet instead of mailing printed copies. Shareholders may receive our Proxy Materials in one of the following ways:

•	Notice and Access: Most shareholders will not receive printed copies of the Proxy Materials unless they request them. Instead, the Notice of Materials, which was mailed to most of our shareholders beginning on or about March 15, 2019, will instruct you on how to access and review all of the Proxy Materials at www.proxyvote.com. Such notice also instructs you on how you may submit your proxy on the internet. If you would like to receive a paper or email copy of our Proxy Materials, you should follow the instructions for requesting such materials in the Notice of Materials. Any request to receive Proxy Materials by mail or email will remain in effect until you revoke it. Shareholders who do not receive a Notice of Materials will receive a paper copy of the Proxy Materials by mail or an electronic copy of the Proxy Materials by email (see below).
•	Email Access to Proxy Materials: Shareholders who previously elected to receive notice of access to Proxy Materials via email will not receive the Notice of Materials in the mail. You should have received an email with links to the Proxy Materials and online proxy voting.
•	Paper Copy of Proxy Materials with Proxy Card: All shareholders of record and shareholders who previously requested paper copies of the Proxy Materials will not receive the Notice of Materials. Instead, such shareholders will continue to receive a paper copy of the Proxy Materials until a request is submitted to change delivery methods. You can eliminate all such paper mailings in the future by electing to receive an email that provides internet links to these documents. Opting to receive all future Proxy Materials online will save us the cost of producing and mailing documents to your home or business and help us conserve natural resources. To request electronic delivery, please follow the instructions on your proxy card or voting instruction card.
•	Request through Bank/Broker: Shareholders holding Ordinary Shares in anonymous form (au porteur) through Euroclear France must contact their bank, broker, or financial intermediary to request the Proxy Materials, including a proxy card that will enable shareholders to vote, request an admission ticket, or authorize a proxy for the Annual Meeting.

These documents will also be made available on our website www.technipfmc.com under the heading “Investors > Events & presentations > Shareholders’ meeting” as well as at www.proxyvote.com.

Where can I find governance documents related to the Company?

Our Governance Guidelines, our Code of Business Conduct (including our core values and foundational beliefs), the charters for our Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and Strategy Committee, and other corporate governance and sustainability information are available on our website at www.technipfmc.com under the heading “About us.” These materials are also available in print, free of charge, to any shareholder upon written request submitted to One St. Paul’s Churchyard, London, EC4M 8AP, United Kingdom, Attention: Corporate Secretary. The information on our website is not a part of this Proxy Statement and is not incorporated into any of our filings made with the SEC.

Who is entitled to vote at the Annual Meeting?

You can vote at the Annual Meeting or any adjournment or postponement thereof if you are a shareholder of record or beneficial owner of our Ordinary Shares as of 5:00 p.m., New York time, on March 4, 2019 (the “Record Date”). In addition, provisions under the Companies Act allow shareholders of record as of 10:00 a.m., London time, on April 29, 2019, to vote at the Annual Meeting (the “CA Record Date”).

Beneficial owners must comply with the March 4, 2019 Record Date, as the CA Record Date only applies to shareholders of record. Please see the question below for an explanation of the difference between a shareholder of record and a beneficial owner. Unless otherwise restricted from voting in accordance with applicable law and/or the Articles, you will have one vote for each Ordinary Share per proposal. As of March 4, 2019, we had 450,129,380 Ordinary Shares outstanding and entitled to vote.

Any corporate or institutional shareholder may, by resolution of its articles or other governing body, authorize another person to act as its representative at the Annual Meeting, and such authorized person will (on production of a certified copy of such resolution at the Annual Meeting) be entitled to exercise the same powers on behalf of the corporation as that corporation could exercise if it was an individual shareholder of the Company.

Any beneficial owner who would like to vote in person at the Annual Meeting must obtain a legal proxy from his or her broker, bank, or other nominee and present it to the inspector of elections together with his or her voting card at the Annual Meeting.

In the case of joint holders, the vote of the senior holder who submits a vote will be accepted to the exclusion of the vote of the other joint holders, with seniority determined by the order in which the names of the holders appear in the register of members of our transfer agent, Computershare Investor Services plc (“Computershare”).

A complete list of shareholders of record entitled to vote will be open to the examination of any shareholder for any purpose relevant to the Annual Meeting for a period of 10 days prior to the Annual Meeting at our office at One St. Paul’s Churchyard, London, EC4M 8AP, United Kingdom, during ordinary business hours. This list will also be available at the location of the Annual Meeting and open to the examination of any shareholder present at the Annual Meeting.

What is the difference between holding Ordinary Shares as a shareholder of record and as a beneficial owner?

As summarized below, there are some differences between Ordinary Shares held of record and those owned beneficially in street name.

•	Shareholders of Record. If your Ordinary Shares are registered directly in your name on the register of members with Computershare, you are considered the shareholder of record with respect to those shares, and the Proxy Materials, including a proxy card, are being sent directly to you. As a shareholder of record, you have the right to grant your voting proxy directly to us, to vote electronically, or to vote in person at the Annual Meeting.

•	Beneficial Owners. If your Ordinary Shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and the Notice of Materials or Proxy Materials are being forwarded to you by your broker, bank, or nominee through whom you hold the shares. Most of our shareholders hold their Ordinary Shares in this manner rather than directly in their own name. As the beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote your Ordinary Shares by following the instructions contained in the Notice of Materials or Proxy Materials. If you requested printed Proxy Materials, your broker, bank, or other nominee has enclosed a voting instruction card for you to use in directing the broker, bank, or other nominee regarding how to vote your Ordinary Shares.

If you are a beneficial owner holding Ordinary Shares in anonymous “bearer” form (au porteur) in Euroclear France, your bank, broker, or financial intermediary shall provide you, upon request, with the specific proxy form prepared by Société Générale Securities Services, our local centralization agent, which will enable you to vote, request an admission ticket, or authorize a proxy for the Annual Meeting. Please see “How do I vote?” below.

Do I have to attend the Annual Meeting to vote?

No, attendance at the Annual Meeting is not required for shareholders to vote their Ordinary Shares. Please see “How do I vote?” below for the various voting methods available to shareholders. Shareholders who desire to attend the Annual Meeting in person must obtain an admission ticket. Please see “Who can attend the Annual Meeting?” below.

Who can attend the Annual Meeting?

Each shareholder who attends the Annual Meeting will need to bring an admission ticket and provide valid photo identification, such as a driver’s license or passport.

To attend the Annual Meeting, you must have been (a) a beneficial owner as of 5:00 p.m., New York time, on the Record Date and/or (b) a shareholder of record as of 10:00 a.m., London time, on the CA Record Date. Beneficial owners must comply with the March 4, 2019 Record Date, as the CA Record Date only applies to shareholders of record.

Admission tickets can be printed up to 11:59 p.m., New York time, on April 30, 2019 by accessing the Shareholder Meeting Registration link at www.proxyvote.com. You will need the 16-digit control number printed on your Notice of Materials, proxy card, or voting instruction form from your bank, broker, or other nominee.

If you are the representative of a corporate or institutional shareholder, you must present your company’s admission ticket, valid photo identification, and proof that you are the representative of such shareholder. Please see “Who is entitled to vote at the Annual Meeting?” above.

If you are a shareholder holding Ordinary Shares in anonymous form (au porteur) in Euroclear France through a bank, broker, or financial intermediary, you should contact such bank, broker, or financial intermediary who manages your securities account to request a specific proxy form prepared by Société Générale Securities Services, which will enable you to vote, request an admission ticket, or authorize a proxy for the Annual Meeting. You will need to return the completed proxy form to your bank, broker, or financial intermediary no later than April 23, 2019 to ensure sufficient time for your votes to be transmitted through the Euroclear France system and for an admission ticket to be issued to you.

Procedures

Due to space constraints and other security considerations, we are not able to admit the guests of either shareholders or their legal proxy holders.

Arrive shortly after 9:00 a.m., London time, to ensure that you are seated by the commencement of the Annual Meeting at 10:00 a.m., London time.

Be prepared to comply with security requirements, which may include security guards searching all bags. No cameras, recording equipment, electronic devices, large bags, briefcases, or packages will be permitted into the meeting or adjacent areas.

IF YOU DO NOT PROVIDE AN ADMISSION TICKET, SHOW VALID PHOTO IDENTIFICATION, AND COMPLY WITH THE OTHER PROCEDURES OUTLINED ABOVE FOR ATTENDING THE ANNUAL MEETING, WE MAY BE UNABLE TO ADMIT YOU TO ATTEND THE ANNUAL MEETING.

How do I vote?

Your voting deadline will depend on where your shares are traded and/or how you hold your shares. Please vote your shares according to the deadline appearing on the front of your proxy card, as instructed on www.proxyvote.com, or as instructed by your broker, bank, or financial intermediary.

Shareholders of Record

If you are a shareholder of record, you may vote your Ordinary Shares in person at the Annual Meeting or appoint another person(s) as your proxy to vote on your behalf using any of the following methods:

•	by completing and signing the proxy card and returning it in the pre-paid envelope provided;
•	by submission via the internet at www.proxyvote.com and following the instructions provided; or
•	by telephone, using the toll-free telephone number shown on the proxy card.

Please vote your shares no later than 11:59 p.m., New York time, on April 30, 2019.

The return of a completed proxy card, or the submission of proxy instructions via the internet or by telephone, will not prevent a shareholder of record from attending and voting at the Annual Meeting. If you have appointed a proxy and attend the Annual Meeting and vote in person, your proxy appointment will automatically be terminated.

If you properly give instructions as to your proxy appointment by executing and returning a paper proxy card or through the internet or by telephone and your proxy appointment is not subsequently revoked, your Ordinary Shares will be voted in accordance with your instructions.

Please sign the proxy card exactly as your name appears on the card. If a shareholder of record is a corporation, limited liability company, or partnership, the proxy card should be signed in the full corporate, limited liability company, or partnership name by a duly authorized person. If the proxy card is signed pursuant to a power of attorney or by an executor, administrator, trustee, or guardian, please state the signatory’s full title and provide a certificate or other proof of appointment.

If you are a shareholder of record and you execute and return a proxy card but do not give instructions, your proxy will be voted “FOR” each of Proposals 1 through 8 and otherwise in accordance with the judgment of the person or persons voting the proxy on any other matter properly brought before the Annual Meeting.

Beneficial Owners Holding through the NYSE

If you are a beneficial owner of shares on the NYSE, please follow the directions provided by your broker, bank, or other nominee. You may submit instructions by telephone or through the internet to your broker, bank, or other nominee, or request and return a paper voting instruction card to your broker, bank, or other nominee.

If you are a beneficial owner of shares on the NYSE and you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from your broker, bank, or other nominee and present it to the inspector of elections together with your voting card at the Annual Meeting.

Beneficial Owners Holding through Euroclear France

If you are a shareholder holding Ordinary Shares in direct or indirect nominative form in Euroclear France (au nominatif pur ou administré), you should follow the instructions provided in the Notice of Materials and the Proxy

Materials to vote your shares no later than April 23, 2019 to ensure sufficient time for your votes to be transmitted through the Euroclear France system. If you have not received a Notice of Materials, you should contact Société Générale Securities Services (if you hold in direct nominative form) or the bank, broker, or financial intermediary who manages your securities account (if you hold in indirect nominative form) in order to ensure that your contact details are updated and you receive the Notice of Materials.

If you are a shareholder holding Ordinary Shares in anonymous form (au porteur) in Euroclear France through a bank, broker, or financial intermediary, you should contact such bank, broker, or financial intermediary who manages your securities account to request a specific proxy form prepared by Société Générale Securities Services, which will enable you to vote, request an admission ticket, or authorize a proxy for the Annual Meeting. You will need to return the completed proxy form to your bank, broker, or financial intermediary no later than April 23, 2019 to ensure sufficient time for your votes to be transmitted through the Euroclear France system.

If you acquired your shares on Euronext, or if you are a legacy Technip S.A. shareholder, it is likely that you own your shares in Euroclear France. If you are uncertain as to your holding status, you should reach out to the broker, bank, or other nominee with whom you hold your shares in order to be informed of your status and the corresponding voting procedure.

Employees Who Participate in the TechnipFMC Retirement Savings Plan

If you are a current or former employee who participates in the TechnipFMC Savings and Investment Plan and held shares in the TechnipFMC Stock Fund of either plan, you may vote the number of Ordinary Shares equivalent to your interest as credited to your account on the Record Date. You will receive instructions on how to vote your Ordinary Shares from Broadridge. Please note that you must submit your vote by 11:59 p.m., New York time, on April 23, 2019 in order for the trustee of the plan to vote your shares.

Employees Who Participate in the legacy Technip Employee Share Purchase Program

If you are a current or former employee who participates in the legacy Technip Employee Share Purchase Program (other than through a Fonds Commun de Placement d’Entreprise (“FCPE”)), you may vote the number of Ordinary Shares equivalent to your interest as credited to your account on the Record Date. You will receive instructions on how to vote your Ordinary Shares from Broadridge. Please note that you must submit your vote by 11:59 p.m., Paris time, on April 23, 2019 to ensure sufficient time for your votes to be transmitted through the Euroclear France system.

Employees Who Participate in the legacy Technip U.K. Share Incentive Plan

If you are a current or former employee who participates in the legacy Technip U.K. Share Incentive Plan you may instruct the plan trustee on how to vote on your behalf in relation to the number of Ordinary Shares equivalent to your interest as credited to your account on the Record Date. You will receive instructions on how to vote your Ordinary Shares from Equiniti Share Plan Trustees Limited, the plan trustee. Please note that you must submit your vote to Equiniti Share Plan Trustees by 6:00 p.m., Paris time, on April 16, 2019 in order for the plan trustee to vote your shares and transmit it through the Euroclear France system.

Can I change my vote?

Yes, you may change your vote prior to the Annual Meeting as follows:

Shareholders of Record

If you are a shareholder of record, you can change your vote or revoke your proxy at any time before the Annual Meeting by:

•	entering a later-dated proxy by telephone or via the internet prior to 11:59 p.m., New York time, on April 30, 2019;
•	delivering a valid, later-dated proxy card that is received by Broadridge at least 24 hours prior to the start of the Annual Meeting;

•	sending written notice to the Company Secretary at the Company’s registered office that is received at least 24 hours prior to the start of the Annual Meeting; or
•	voting in person at the Annual Meeting.

Beneficial Owners

If you are a beneficial owner of Ordinary Shares, you may submit new voting instructions by contacting your broker, bank, or other nominee. However, beneficial owners holding in anonymous form (au porteur) in Euroclear France cannot change their vote once they have submitted the specific proxy form to their bank, broker, or other nominee.

You may also vote in person at the Annual Meeting if you obtain a legal proxy as described under “How do I vote?” above.

All Ordinary Shares that have been properly voted and not revoked will be counted in the votes at the Annual Meeting. Attending the Annual Meeting without taking further action will not automatically revoke your prior telephone or internet vote of your proxy.

What should I do if I received more than one proxy card?

If you own some Ordinary Shares directly in your name as a registered holder and other Ordinary Shares as a beneficial owner holding through a broker, bank, or other nominee, or if you own Ordinary Shares through more than one broker, bank, or other nominee, you may receive multiple proxy cards. It is necessary for you to fill in, sign, and return all of the proxy cards included in the Proxy Materials you receive in order to vote all of the Ordinary Shares that you own.

How many votes must be present to hold the Annual Meeting?

A quorum of shareholders is necessary to transact business at the Annual Meeting. A quorum exists if the holders who represent at least the majority of our outstanding Ordinary Shares entitled to vote at the Annual Meeting are present in person or by proxy at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the Annual Meeting.

What if I have been nominated by a shareholder of record to have information rights under the Companies Act?

A copy of this Proxy Statement has been provided “for information purposes only” to persons who have been nominated by a shareholder of record to enjoy information rights in accordance with section 146 of the Companies Act (a “Nominated Person”). A Nominated Person does not possess the same rights as a shareholder of record to appoint a proxy and cannot vote at the Annual Meeting, unless such Nominated Person has an agreement with the nominating shareholder of record to be appointed as a proxy for the meeting (or to have someone else appointed as a proxy).

What is a broker non-vote?

If you own your Ordinary Shares through a broker, bank, or other nominee and do not provide the organization that holds your Ordinary Shares with specific voting instructions, the bank, broker, or other nominee is generally permitted to vote your Ordinary Shares at its discretion on routine matters, but may not exercise discretion, and therefore will not vote, on non-routine matters. A broker non-vote occurs where a broker, bank, or other nominee holding Ordinary Shares on your behalf does not vote on a particular proposal because it has not received voting instructions from you and does not have discretionary voting power with respect to that proposal.

Proposals 2 and 6 through 8 are each considered a routine matter under the rules of the NYSE. A broker, bank, or other nominee may generally vote in their discretion on routine matters, and therefore, no broker non-votes are expected to occur in connection with such proposals.

Proposals 1 and 3 through 5 are matters considered non-routine under the rules of the NYSE. A broker, bank, or other nominee may not vote on these non-routine matters without specific voting instructions from the beneficial owner. As a result, there may be broker non-votes with respect to such proposals.

In summary, if you hold your Ordinary Shares in street name, your broker, bank, or other nominee will not have discretionary authority to vote your Ordinary Shares for Proposals 1 and 3 through 5 if you do not provide instructions. As such, we strongly encourage you to exercise your right to vote as a shareholder.

What are the voting requirements to approve the resolutions?

In accordance with the Articles, all resolutions will be taken on a poll, which means that each Ordinary Share represented in person or by proxy is entitled to one vote for each proposal.

Proposals 1 through 8 will be proposed as ordinary resolutions, which means that each resolution requires the affirmative vote of the majority of the votes cast to be approved. Abstentions and broker non-votes will not be counted as a vote either for or against these resolutions.

With respect to Proposal 2 (regarding the receipt and adoption of the Company’s U.K. Annual Report and Accounts), Proposal 3 (regarding the Say-on-Pay Proposal for NEOs), Proposal 4 (regarding the frequency of future Say-on-Pay proposals for NEOs), and Proposal 5 (regarding the proposal for the 2018 Directors’ Remuneration Report), the results of the vote will not be legally binding on the Board or any committee thereof to take any action, or refrain from taking any action. However, our Board values the opinions of our shareholders as expressed through advisory votes and other communications and will carefully consider the outcome.

Who will pay the costs of this proxy solicitation?

The Company will pay the expenses of the preparation of Proxy Materials and the solicitation of proxies for the Annual Meeting. The Company has retained Morrow Sodali LLC to assist in the solicitation of proxies at a cost estimated to be $15,500, plus reasonable out-of-pocket expenses. In addition to the solicitation of proxies by mail, solicitation may be made on our behalf by certain directors, officers, or employees of the Company and its subsidiaries telephonically, electronically, or by any other means of communication. Directors, officers, and employees of the Company and its subsidiaries will receive no additional compensation for such solicitation. In accordance with the rules of the SEC and NYSE, the Company will also reimburse banks, brokers, and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in forwarding Proxy Materials to beneficial owners of Ordinary Shares and obtaining the proxies of such owners. We have retained Broadridge to aid in the distribution of our Proxy Materials and to provide voting and tabulation services for the Annual Meeting. For these services, we will pay Broadridge a fee of approximately $13,500 and reimburse it for reasonable out-of-pocket fees and expenses. In addition, we have retained Société Générale Securities Services to act as local centralization agent for the collection of the votes of the beneficial holders holding in anonymous “bearer” form (au porteur) in Euroclear France at a cost of approximately €25,000.

Who will count the votes?

Representatives of Broadridge, our proxy distributor, will count the votes and serve as inspector of elections at the Annual Meeting.

Where can I find the voting results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be checked by the inspector of elections and disclosed by way of an announcement via a regulatory information service in the United Kingdom and a Current Report on Form 8-K in the United States. The results of the votes on the resolutions at the Annual Meeting and any other information required by the Companies Act will be made available on the Company’s website (www.technipfmc.com) as soon as reasonably practicable after the Annual Meeting and for a period of two years thereafter.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., New York time, on April 30, 2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., New York time, on April 30, 2019. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

SHAREHOLDER MEETING REGISTRATION
ADMISSION TICKETS ARE REQUIRED FOR ATTENDING THE MEETING. PLEASE GO TO WWW.PROXYVOTE.COM AND CLICK ON "REGISTER FOR MEETING" TO REGISTER AND PRINT YOUR ADMISSION TICKET.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E67169-P18360-Z74260

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TECHNIPFMC PLC

The Board of Directors recommends you vote FOR Proposals 1 (a) through (l), 2, 3, 5, 6, 7, 8, and 1 Year on Proposal 4.

	For	Against	Abstain
1a. Douglas J. Pferdehirt	☐	☐	☐
1b. Arnaud Caudoux	☐	☐	☐
1c. Pascal Colombani	☐	☐	☐
1d. Marie-Ange Debon	☐	☐	☐
1e. Eleazar de Carvalho Filho	☐	☐	☐
1f. Claire S. Farley	☐	☐	☐
1g. Didier Houssin	☐	☐	☐
1h. Peter Mellbye	☐	☐	☐
1i. John O'Leary	☐	☐	☐
1j. Kay G. Priestly	☐	☐	☐
1k. Joseph Rinaldi	☐	☐	☐
1l. James M. Ringler	☐	☐	☐
2. **U.K. Annual Report and Accounts** – Receipt of the Company's audited U.K. accounts for the year ended December 31, 2018, including the reports of the directors and the auditor thereon;	☐	☐	☐
3. **2018 Say-on-Pay for Named Executive Officers** – Approval of the Company's named executive officer compensation for the year ended December 31, 2018;	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain
4. **Frequency of Future Say-on-Pay Proposals for named executive officers** – Approval of the frequency of future Say-on-Pay proposals for named executive officers;	☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

NOTE: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

TECHNIPFMC PLC
ANNUAL GENERAL MEETING OF SHAREHOLDERS
MAY 1, 2019, 10:00 A.M. LONDON TIME

E67170-P18360-Z74260

Proxy

TechnipFMC plc

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

I/We being shareholders of TechnipFMC plc hereby appoint: Douglas J. Pferdehirt, Maryann T. Mannen and Dianne B. Ralston, or any one of them

OR

Print the name of the person you are appointing if this person is someone other than the appointed proxyholders as my/our proxyholder, each with the power to appoint his or her substitute, and hereby authorize them to represent and vote, as designated on the reverse side of this ballot, all of the shares of TechnipFMC plc that I/we am/are entitled to vote at the 2019 Annual General Meeting of Shareholders, and any adjournment or postponement thereof, and, in their discretion, on all other matters that may properly come before such meeting.

The undersigned hereby revokes all proxies previously given by the undersigned to vote at the 2019 Annual General Meeting of Shareholders or any adjournment or postponement thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREIN. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1(a) through (l), 2, 3, 5, 6, 7, 8, AND "1 YEAR" ON PROPOSAL 4.

Voting Deadlines**:**

1. **If you hold shares traded on the New York Stock Exchange, please submit your vote by 11:59 PM, New York time, on April 30, 2019.** NOTE: If you held an interest in the Ordinary Shares of TechnipFMC plc through participation in the TechnipFMC plc Savings and Investment Plan or the TechnipFMC plc Puerto Rico Savings and Investment Plan, please vote your shares by 11:59 PM, New York time, on April 23, 2019 in order for the Trustee of each plan to vote your shares in accordance with your instructions.

2. **If you hold shares traded on Euronext Paris, please submit your vote by 11:59 PM, Paris time, on April 23, 2019, to ensure sufficient time for your votes to be transmitted through the Euroclear France system.**

   This includes shareholders who:

a. Hold shares directly or indirectly in nominative form in Euroclear France (*au nominatif pur ou administré*); and

b. Hold shares in anonymous form (*au porteur*) on Euroclear France through a bank, broker, or financial intermediary. If you are an *au porteur* holder, please contact your bank, broker, or financial intermediary who manages your securities account to request a specific proxy form prepared by Société Générale Securities Services, which will enable you to vote, request an admission ticket, or authorize a proxy for the Annual General Meeting of Shareholders.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Address Changes/Comments: ____________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side